UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under §240.14a-12

Cooper Industries, Ltd.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cooper Industries, Ltd.
600 Travis, Suite 5600
Houston, Texas 77002

Dear Shareholder:

On August 31, at 11 a.m. Central Time, we will hold a special court-ordered meeting of our Class A common shareholders, in the 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas.

Our board of directors has unanimously approved, and is submitting to our Class A common shareholders for their approval, a proposal that would result in our Class A public shareholders holding shares in an Irish company rather than a Bermuda company. The proposed scheme of arrangement under Bermuda law will effectively change the place of incorporation of the company whose shares our Class A public shareholders own from Bermuda to Ireland. Except for the effect of payment of cash in lieu of fractional shares held of record, if any, the number of shares owned by our Class A public shareholders in Cooper Industries plc, the Irish incorporated company, on completion of the transaction, will be the same as the number of shares they hold in Cooper Industries, Ltd., the Bermuda company, immediately prior to the completion of the transaction, and their relative economic interest in Cooper Industries will remain unchanged. The special court-ordered meeting is being held in accordance with an order of the Supreme Court of Bermuda issued on July 2, 2009, which Bermuda law required us to obtain prior to holding the meeting. If Class A common shareholders approve the scheme of arrangement at the meeting, we will be required to make a subsequent application to the Supreme Court of Bermuda seeking sanction or approval of the scheme of arrangement, which application is scheduled to be heard on September 4, 2009.

After the completion of the transaction, Cooper Industries plc will continue to conduct the same business operations as conducted by the Bermuda company before the transaction. We expect the shares of Cooper Industries plc to be listed on the New York Stock Exchange under the symbol “CBE,” the same symbol under which our Class A common shares are currently listed. Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles.

If the scheme of arrangement is approved, we will also ask our Class A common shareholders at the meeting to approve a proposal to create “distributable reserves,” which are required under Irish law in order to permit us to continue to pay quarterly dividends after the completion of the transaction.

Under U.S. federal income tax law, shareholders of Cooper Industries, Ltd. generally will not recognize gain or loss in the transaction, except with respect to any cash received in lieu of fractional shares held of record, if any.

This proxy statement provides you with detailed information regarding the transaction. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 27 for a discussion of risks before voting at the meeting.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of the record holders of Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, and (2) the sanction of the Supreme Court of Bermuda. Your board of directors unanimously recommends that you vote to approve the scheme of arrangement.

Please mark, date, sign and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the telephone or Internet, as described in the attached proxy statement, so that your shares may be represented at the special court-ordered meeting and voted in accordance with your wishes.

If you have any questions about the meeting, or if you require assistance, please call Georgeson, Inc. at 1-877-278-4412 (toll-free in the U.S.) or 1-212-440-9800 (call collect).

Sincerely,

Kirk S. Hachigian
Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated July 16, 2009 and is first being mailed to shareholders on or about July 16, 2009.

NOTICE OF SPECIAL COURT-ORDERED MEETING OF
CLASS A COMMON SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2009: No. 195
IN THE MATTER OF COOPER INDUSTRIES, LTD.
AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981
NOTICE OF MEETING OF COOPER INDUSTRIES, LTD.
CLASS A COMMON SHAREHOLDERS TO BE HELD ON AUGUST 31, 2009

To the holders of Class A common shares of Cooper Industries, Ltd.:

We will hold a special court-ordered meeting of our Class A common shareholders in the 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas, commencing at 11 a.m. Central Time, on August 31, 2009 to vote:

1.	to approve the Scheme of Arrangement attached as Annex A to the accompanying proxy statement. If the Scheme of Arrangement is approved, it will effect a transaction pursuant to which each holder of Cooper Industries, Ltd. Class A common shares outstanding immediately before the transaction is effected, other than subsidiaries of Cooper Industries, Ltd. that own Class A common shares, will receive ordinary shares of Cooper Industries plc, an Irish company and current subsidiary of Cooper Industries, Ltd., with a par value of $0.01 per share, on a one-for-one basis in respect of such Cooper Industries, Ltd. Class A common shares (or, in the case of fractional interests in shares of Cooper Industries, Ltd. held of record, if any, cash for such fractional interests in shares in lieu of ordinary shares of Cooper Industries plc); and

2.	if the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization (as defined in the accompanying proxy statement), to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc (as described in this proxy statement).

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

All registered holders of our Class A common shares at the close of business on July 13, 2009 are entitled to notice of, and to vote at, the special court-ordered meeting and any adjournments or postponements thereof.

The attached proxy statement and the accompanying proxy card are being sent to Class A common shareholders on or about July 16, 2009.

Admission to the special court-ordered meeting of Class A common shareholders will be by ticket only and will require photo identification from all shareholders. If you are a registered Class A common shareholder and plan to attend the meeting, please check the appropriate box on the proxy card or, if you appoint a proxy by telephone or via the Internet, indicate your plans to attend when prompted. If you hold your shares beneficially through an intermediary such as a bank or broker, you must bring proof of ownership, such as an account statement from your broker, indicating your beneficial ownership of Cooper Industries, Ltd. Class A common shares on July 13, 2009, the record date for the meeting. In all cases, retain the top portion of the proxy card as your admission ticket to the meeting. Holders of record who attend the meeting may vote their shares personally at the meeting even if they have previously sent in proxies. If you are a Class A common shareholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting and vote, you must obtain a legal proxy from your broker. Please contact your broker for instructions on how to obtain such a legal proxy.

The special court-ordered meeting is being held in accordance with an order of the Supreme Court of Bermuda issued on July 2, 2009, which Bermuda law required us to obtain prior to holding the meeting. If the Scheme of Arrangement is approved at the meeting, we will make a subsequent application to the Supreme Court of Bermuda seeking sanction of the Scheme of Arrangement, which must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the sanction hearing to be held on September 4, 2009 at 9:30 a.m., Bermuda time, at the Supreme Court in Hamilton, Bermuda. If you are a Class A common shareholder who wishes to appear in person or by counsel at the sanction hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court has wide discretion to hear from interested parties. Cooper Industries, Ltd. will not object to the participation in the sanction hearing by any beneficial holder of Class A common shares.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

Terrance V. Helz
Associate General Counsel and Secretary

July 16, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL COURT-ORDERED MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR CLASS A COMMON SHARES BY TELEPHONE OR VIA THE INTERNET AS DESCRIBED ON YOUR PROXY CARD.

This proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page 108 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to Cooper Industries, Ltd., P.O. Box 4446, Houston, Texas 77210, Attention: Secretary. To ensure timely delivery of these documents, any request should be received by August 24, 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

i

ii

iii

COOPER INDUSTRIES, LTD.
600 Travis, Suite 5600
HOUSTON, TEXAS 77002

PROXY STATEMENT

For the Special Court-Ordered Meeting of Class A Common Shareholders
To Be Held on August 31, 2009

This proxy statement is furnished to our Class A common shareholders in connection with the solicitation of proxies on behalf of the board of directors of Cooper Industries, Ltd. to be voted at Cooper Industries, Ltd.’s special court-ordered meeting of Class A common shareholders (the “meeting” or “special court-ordered meeting”) to be held on August 31, 2009, and any adjournments or postponements thereof, at the times and places and for the purposes set forth in the accompanying Notice of Special Court-Ordered Meeting of Class A Common Shareholders of Cooper Industries, Ltd. This proxy statement and the accompanying proxy card are being sent to Class A common shareholders on or about July 16, 2009. Please mark, date, sign and return the enclosed proxy card to ensure that all of your shares are represented at the special court-ordered meeting.

Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, at the proxy’s discretion. You may revoke your proxy at any time before it is exercised by timely delivery of a properly signed, later-dated proxy (including a proxy provided through voting instructions by telephone or via the Internet) or by voting in person at the meeting, as described in this proxy statement. You may also notify our Secretary in writing before the special court-ordered meeting that you are revoking your proxy. If you hold your shares beneficially, please follow the procedures required by your broker to revoke a proxy. You should contact that firm directly for more information on these procedures.

The board of directors has fixed the close of business on July 13, 2009 as the record date for determination of Class A common shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. As of the record date, the issued shares of Cooper Industries, Ltd. entitled to vote at the meeting consisted of 203,285,122 Class A common shares.

Admission to the meeting will be by ticket only and will require photo identification from all shareholders. If you are a registered Class A common shareholder and plan to attend the meeting, please check the appropriate box on the proxy card or, if you appoint a proxy by telephone or via the Internet, indicate your plans to attend when prompted. If you hold your shares beneficially through an intermediary such as a bank or broker and plan to attend the meeting and vote, you must bring proof of ownership, such as an account statement from your broker, indicating your beneficial ownership of Cooper Industries, Ltd. Class A common shares on July 13, 2009, the record date for the meeting, and you must obtain a legal proxy from your broker. Please contact your broker for instructions on how to obtain such a legal proxy. In all cases, retain the top portion of the proxy card as your admission ticket to the meeting.

TRANSACTION STRUCTURE

We are seeking your approval at the special court-ordered meeting of a Scheme of Arrangement under Bermuda law that will effectively change the place of incorporation of the company whose shares the Class A Public Shareholders (as defined below) own from Bermuda to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect a transaction (the “Transaction”) pursuant to which each holder of Cooper Industries, Ltd. Class A common shares outstanding immediately before the Transaction is effected, other than the wholly owned subsidiaries of Cooper Industries, Ltd. that own Cooper Industries, Ltd. Class A common shares (collectively, the “Class A Public Shareholders”) will receive ordinary shares of Cooper Industries public limited company (“Cooper Industries plc”), an Irish company and current subsidiary of Cooper Industries, Ltd., with a par value of $.01 per share, on a one-for-one basis in respect of such Cooper Industries, Ltd. Class A common shares (or, in the case of fractional interests in Cooper Industries, Ltd. Class A common shares (which we refer to in this proxy statement as “fractional shares”) held of record, if any, cash for such fractional shares in lieu of ordinary shares of Cooper Industries plc). The Transaction is part of a broader “Reorganization,” the first step of which was the change of Cooper Industries, Ltd.’s tax residency from Bermuda to Ireland, which occurred in December 2008.

The Transaction involves several steps. Cooper Industries, Ltd., the Bermuda company whose Class A common shares you currently own, incorporated a new Irish company named Cooper Industries plc, as a direct subsidiary. On June 30, 2009, we petitioned the Supreme Court of Bermuda (the “Bermuda Supreme Court”) to order the calling of the meeting of Cooper Industries, Ltd. Class A common shareholders to approve the Scheme of Arrangement. On July 2, 2009, the Bermuda Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on August 31, 2009. If we obtain the necessary shareholder approval, the Bermuda Supreme Court will hold a second hearing, which is scheduled to be held on September 4, 2009, to sanction the Scheme of Arrangement (the “Sanction Hearing”). Assuming we receive the necessary approvals from the shareholders and the sanction of the Bermuda Supreme Court and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective. Various steps of the Transaction will occur effectively simultaneously at the “Transaction Time,” which we anticipate will be after the close of trading on the New York Stock Exchange (“NYSE”) on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps will occur effectively simultaneously:

1.	all fractional Class A common shares of Cooper Industries, Ltd. held of record by the Class A Public Shareholders, if any, will be cancelled and Cooper Industries, Ltd. will pay to each Class A Public Shareholder holding fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Cooper Industries, Ltd. Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of Cooper Industries, Ltd. held by the Class A Public Shareholders will be cancelled;

3.	Cooper Industries, Ltd. will issue to Cooper Industries plc a number of Class A common shares that is equal to the number of Cooper Industries plc ordinary shares that is issued by Cooper Industries plc as described in paragraph 4 below;

4.	Cooper Industries plc will issue ordinary shares on a one-for-one basis to the Class A Public Shareholders holding whole Cooper Industries, Ltd. Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of Cooper Industries plc, which prior to the Transaction Time will be held by Cooper Industries, Ltd. and its nominees, will be acquired by Cooper

Industries plc and cancelled for no consideration, in accordance with a resolution passed by Cooper Industries, Ltd. and such nominees.

As a result of the Transaction, the Class A Public Shareholders will become ordinary shareholders of Cooper Industries plc and Cooper Industries, Ltd. will become a subsidiary of Cooper Industries plc, as indicated in the diagram below.

In connection with consummation of the Transaction:

•	Cooper Industries plc will assume Cooper Industries, Ltd.’s existing obligations in connection with awards granted under Cooper Industries, Ltd.’s equity incentive plans and other similar employee awards;

•	Cooper Industries plc will enter into supplemental indentures to the indentures governing the senior and medium term notes issued by certain of Cooper Industries, Ltd.’s subsidiaries, pursuant to which Cooper Industries plc will guarantee the obligations of those subsidiaries under the indentures and supplemental indentures governing the senior and medium term notes; and

•	We will seek waivers under and/or amendments to our credit facilities in order to avoid technical defaults that would otherwise result under each facility from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction.

We refer to the foregoing transactions, together with the steps of the Transaction and the change in Cooper Industries, Ltd.’s tax residency from Bermuda to Ireland that was completed in December 2008, as the “Reorganization.”

As of July 13, 2009, there were 203,285,122 Class A common shares of Cooper Industries, Ltd. issued, of which 166,765,446 were held by the Class A Public Shareholders and 36,519,676 were held by wholly owned subsidiaries of Cooper Industries, Ltd. These subsidiaries will not exchange their Cooper Industries, Ltd. Class A common shares for Cooper Industries plc ordinary shares in the Transaction. These subsidiaries will continue to hold their Class A common shares in Cooper Industries, Ltd. following the completion of the Transaction.

There currently are no fractional shares held of record and we do not expect there to be any such fractional shares held of record immediately prior to the Transaction Time.

As of July 13, 2009, there were 105,420,258 Class B common shares of Cooper Industries, Ltd. issued, the sole holder of which is a wholly owned subsidiary of Cooper Industries, Ltd. This subsidiary will not participate in the Scheme of Arrangement and will not exchange its Cooper Industries, Ltd. Class B common shares for Cooper Industries plc ordinary shares in the Transaction. This subsidiary will continue to hold its Class B common shares in Cooper Industries, Ltd. following the completion of the Transaction.

The Class A common shares and Class B common shares held by subsidiaries of Cooper Industries, Ltd. will not be exchanged for Cooper Industries plc ordinary shares in the Transaction in order to simplify the corporate structure of Cooper Industries.

The following diagram shows the structure of Cooper Industries, Ltd. before the completion of the Reorganization and after the completion of the Reorganization. The diagram does not reflect any legal entities owned by Cooper Industries, Ltd. other than Cooper Industries plc and wholly owned subsidiaries that own shares of Cooper Industries, Ltd.

In this proxy statement, we sometimes refer to Cooper Industries, Ltd. before the Transaction and Cooper Industries plc after the Transaction as “we,” “our,” “Cooper Industries” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:	What am I being asked to vote on at the meeting?

A:	You are being asked to vote on a Scheme of Arrangement under Bermuda law that will effect a transaction, which we refer to as the Transaction, pursuant to which the Class A Public Shareholders will have their Class A common shares of Cooper Industries, Ltd. cancelled and will receive in exchange new ordinary shares, par value $.01 per share, of Cooper Industries plc on a one-for-one basis with respect to the Cooper Industries, Ltd. Class A common shares that have been cancelled (or, in the case of fractional shares held of record, if any, cash). The Transaction will effectively change the place of incorporation of the company whose shares the Class A Public Shareholders own from Bermuda to Ireland. As a result of the Transaction, Class A Public Shareholders will become shareholders of Cooper Industries plc. The subsidiaries of Cooper Industries, Ltd. that hold Class A common shares of Cooper Industries, Ltd. will not exchange their Cooper Industries, Ltd. Class A common shares for Cooper Industries plc ordinary shares in the Transaction. They will continue to hold Class A common shares in Cooper Industries, Ltd. following the completion of the Transaction.

Many of the principal attributes of Cooper Industries, Ltd.’s Class A common shares and Cooper Industries plc’s ordinary shares will be similar. However, there are differences between the rights of Cooper Industries shareholders under Irish law and under Bermuda law. In addition, there are differences between Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Cooper Industries plc Shares” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Copies of forms of Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B.

If the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, you also will be asked at the special court-ordered meeting to vote on a proposal to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc (as described in this proxy statement). We refer to this proposal in this proxy statement as the “distributable reserves proposal.” Approval of the distributable reserves proposal is not a condition to the Transaction.

Q:	Why did Cooper Industries, Ltd. move its tax residency to Ireland?

A:	Cooper Industries, Ltd. moved its tax residency to Ireland in December 2008. The move in tax residency was effected as a result of a determination by our board of directors to hold at least 50% of the scheduled board meetings each year in Ireland and to make all key strategic decisions at the board level.

At the time the board determined to move the Company’s tax residency to Ireland, the board also decided to continue its consideration of whether the Company should also reincorporate in Ireland. Ireland’s corporate law and tax system distinguishes between tax residence and place of incorporation. There are companies that are incorporated outside Ireland but are tax resident in Ireland (and vice versa). Once the board of directors determined that moving tax residence from Bermuda to Ireland was in the best interests of shareholders, it was determined to move as soon as practicable. Because moving tax residence to Ireland can be achieved without a shareholder vote and because such a move (even without a change in place of incorporation) could mitigate or avoid the application of the various legislative and regulatory proposals described in the next answer, this was a logical first step pending the board’s determination of whether to reincorporate in Ireland.

Q:	Why do you want to change the place of incorporation of the company in which the Class A Public Shareholders hold shares from Bermuda to Ireland?

A:	Cooper Industries, Ltd. is currently incorporated in Bermuda, where it has been incorporated since May 22, 2001. In 2002, Cooper Industries, Ltd. became the ultimate parent company of the Cooper group of companies, following a reincorporation from Ohio. We reincorporated in Bermuda to take advantage of financial and other business opportunities that were not available under our corporate structure at the time, including:

•	Maximization of our potential business growth and cash flow, in light of our expectation that in the future a greater portion of our business would be generated from non-U.S. markets;

•	Improvement of our worldwide effective tax rate;

•	Use of the greater cash flow to invest for further earnings growth, including by developing higher growth product lines and acquiring complementary higher growth electrical and electronic businesses;

•	Use of the greater cash flow to reduce the amount of our debt and repurchase shares; and

•	Expansion of our investor base as our Company’s shares could become more attractive to non-U.S. investors.

Bermuda, however, lacks a substantial network of commercial, tax, and other treaties and established relationships with many of the countries where Cooper Industries has major operations. In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries that do not have tax treaties with the U.S., like Bermuda. Also, legislative and regulatory bodies in the U.S. and certain U.S. trading partners have been actively considering proposals that would impact multi-national companies incorporated in jurisdictions such as Bermuda that do not have tax treaties with the U.S. or certain U.S. trading partners. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden if we remained incorporated in Bermuda. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates. Consequently, following a thorough review, Cooper Industries determined that moving its place of incorporation out of Bermuda, in addition to the earlier move in tax residence, is best for shareholders, employees and other stakeholders.

As a result of reaching this decision, Cooper Industries reviewed a number of alternatives with its board of directors and outside advisors, including incorporating in a number of different jurisdictions. We determined that incorporating in the United States would have negative financial consequences for Cooper Industries and its shareholders by increasing our global effective tax rate, resulting in potentially significant declines in net income, earnings per share and cash flow. We ultimately decided to incorporate and become tax resident in a jurisdiction that is a member of both the European Union and the Organization for Economic Cooperation and Development (the “OECD”), given:

•	Cooper Industries’ already substantial operations in Europe, which experienced considerable growth in 2007 and 2008;

•	The introduction of various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	Many of the favorable European Union tax directives and other protections apply only to a company that is both incorporated and tax resident in a European Union jurisdiction; and

•	A company that is both incorporated and tax resident in a European Union jurisdiction may improve its position with respect to United States and other legislative and regulatory proposals that may be adopted in the future.

We selected Ireland after considering various factors, including the following:

•	Cooper Industries is already tax resident in Ireland.

•	As we continue to grow internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. Ireland is a beneficial location considering Cooper Industries’ presence in markets outside the United States. We already have sales and customer service operations in Ireland and we have hired a country manager to focus on growing our commercial presence in Ireland. Also, Cooper generates a substantial portion of its revenues outside the United States, in countries such as the United Kingdom, France, Germany, Canada and Mexico and countries in the Middle East and Southeast Asia. Cooper Industries also has operations in India and China and has majority-owned joint ventures with operations in China. Ireland is well-located with respect to these markets.

•	Ireland enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where Cooper Industries has major operations.

•	Both Ireland and Bermuda are common law jurisdictions which we consider to be less prescriptive than many civil law jurisdictions. As a result, we believe Ireland’s legal system to be more flexible, predictable and familiar to Cooper Industries, and more familiar to its shareholders, than that of a civil law system.

•	Ireland is an English-speaking country, is a member of the euro zone, and has a stable business, legal and regulatory environment.

•	Ireland permits the payment of dividends in U.S. dollars.

Please see “Proposal Number One: The Reorganization — Background and Reasons for the Reorganization” for more information.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

•	The rights of Cooper Industries’ shareholders will change due to differences between Bermuda and Irish law and between the governing documents of Cooper Industries, Ltd. and Cooper Industries plc;

•	The market for Cooper Industries plc ordinary shares may differ from the market for Cooper Industries, Ltd. Class A common shares and Cooper Industries’ shares will likely be removed from the S&P 500 and may be removed from other indices as a result of the Transaction;

•	Legislative and regulatory action in the U.S. could materially and adversely affect us regardless of whether we complete the Reorganization;

•	The Reorganization may not allow us to maintain a competitive worldwide effective tax rate and may result in additional costs even if it is not completed;

•	We cannot guarantee that material changes would not be made to the financial or other terms of our credit facilities in connection with obtaining the appropriate waivers and/or amendments to such facilities;

•	We may choose to abandon or delay the Transaction;

•	If the distributable reserves proposal is not approved, Cooper Industries plc may not be able to pay dividends or repurchase shares following the Transaction;

•	Increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management;

•	The transfer of Cooper Industries plc shares after the Transaction may be subject to Irish stamp duty; and

•	Following Cooper Industries’ change in tax residency in December 2008, dividends received by shareholders may be subject to Irish dividend withholding tax whether or not the Transaction is completed.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Q:	Will the Reorganization affect our current or future operations?

A:	We believe that the Reorganization will have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:	How will the Reorganization affect our presence in the United States?

A:	There are no changes planned for our U.S. operations or workforce as a result of the Reorganization.

Q:	What will be our corporate presence in Ireland?

A:	In addition to Ireland being our intended jurisdiction of incorporation and Irish law governing Cooper Industries plc, we currently have sales and customer service operations in Ireland and we have hired a country manager to focus on growing our commercial presence in Ireland. We will also hold at least 50% of our scheduled board of directors meetings in Ireland.

Q:	Will the Transaction dilute the economic interest in Cooper Industries of the Class A Public Shareholders?

A:	No, except for the effect of payment of cash for fractional shares held of record, if any, the relative economic ownership in Cooper Industries of the Class A Public Shareholders will not change as a result of the Transaction.

Q:	How will the Reorganization affect financial reporting?

A:	After the Reorganization, Cooper Industries will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and report in U.S. dollars, and will continue to file reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission (“SEC”), as it currently does. In addition, in connection with annual general meetings of Cooper Industries plc, shareholders of record will, if required by law, be sent audited consolidated annual financial statements prepared in accordance with Irish GAAP or International Financial Reporting Standards (“IFRS”), which we refer to as the “Statutory Financial Statements,” in addition to the information shareholders already receive.

Q:	What impact will the Reorganization have on Cooper Industries’ current debt arrangements?

A:	There will be no material impact on Cooper Industries’ senior and medium term notes. In connection with the Reorganization, Cooper Industries plc will enter into supplemental indentures under which it will guarantee the obligations of the Cooper Industries subsidiaries that issued the senior and medium term notes. Cooper Industries, Ltd. might not, however, be released from any of its obligations in respect of the senior and medium term notes. Please see “Proposal Number One: The Reorganization — Guarantee of Senior and Medium Term Notes.”

We will seek waivers under and/or amendments to our five-year credit facility and our 364-day credit facility in order to avoid a technical default that would otherwise result under each facility from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction. One of the conditions to consummation of the Transaction is that we obtain the appropriate waivers and/or amendments on terms acceptable to us, although we may waive this condition. Please see “Proposal Number One: The Reorganization — Conditions to Consummation of the Transaction.” Although we expect that no material change would be made to the financial or other terms of the credit facilities in connection with obtaining the appropriate waivers and/or amendments, we cannot guarantee that there would not be any such material change. In addition, although we expect that the Transaction will not materially impact our ability to replace our existing five-year credit facility that expires in November 2009, we cannot guarantee that there would not be any such impact. Please see “Proposal Number One: The Reorganization — Credit Facilities” and “Risk Factors.”

Q:	Will the Reorganization impact Cooper Industries’ ability to access the capital and bank markets in the future?

A:	We do not expect that the Reorganization will have any significant effect on our ability to access the capital markets. We expect to be able to access the capital and bank markets as efficiently and on similar terms as we can today.

Q:	What effect would the failure to complete the Reorganization have on Cooper Industries?

A:	Cooper Industries, Ltd. will remain an Irish tax resident even if the Reorganization is not completed. In addition, we will incur certain costs whether or not the Reorganization is completed. Cooper Industries will consider all possible alternatives in the event that the Reorganization is not completed. For more information, please see “Risk Factors.”

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” beginning on page 44 for a description of the material U.S. federal income tax and Irish tax consequences of the Transaction to Cooper Industries, Ltd. Class A Public Shareholders. Determining the actual tax consequences of the Transaction may be complex and will depend on the specific situation of each shareholder. Each shareholder is urged to consult his or her tax advisor for a full understanding of the tax consequences of the Transaction.

Q:	Is the Transaction taxable to the Class A Public Shareholders?

A:	Under U.S. federal income tax law, Class A Public Shareholders generally will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain in the Transaction. Under Irish tax law, no tax is due for Cooper Industries, Ltd. Class A Public Shareholders in the Transaction (including on the receipt of cash in respect of fractional shares in the Transaction) unless such shareholders have some connection with Ireland other than holding Cooper Industries plc shares. Please see “Material Tax Considerations.”

Q:	Is the Transaction a taxable transaction for Cooper Industries, Ltd. or Cooper Industries plc?

A:	No. The Transaction will not be a taxable transaction for Cooper Industries, Ltd. or Cooper Industries plc.

Q:	Will the Transaction impact Cooper Industries’ effective tax rate in 2009 — or expectations for later years?

A:	The Reorganization is not anticipated to have any material impact on Cooper Industries’ effective tax rate.

Q:	Does it matter, for tax or other reasons, whether the Class A Public Shareholders hold shares “beneficially” or “of record”?

A:	Yes. In general, Cooper Industries shareholders hold their shares in one of two ways. Some shareholders are directly registered in their own names on Cooper Industries’ shareholder records, as maintained by Cooper Industries’ transfer agent (currently Computershare Trust Company, N.A.). In this proxy statement, we generally refer to these shareholders as holding their shares “directly” or “of record.” Most of the Class A common shares are held through banks, brokers, trustees, custodians or other nominees. We generally refer to these shares as being held “beneficially,” and to these banks, brokers, trustees, custodians or other nominees as “brokers.”

There are different procedures for voting and attending the meeting, depending on how shareholders hold their shares. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval” and “The Special Court-Ordered Meeting — How You Can Vote.” In addition, shareholders may be treated differently under certain aspects of Irish law depending on whether they hold shares beneficially through brokers who in turn hold those shares through the Depository Trust Company (“DTC”). Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” and “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Q:	Will there be an Irish withholding tax on dividends on Cooper Industries shares?

A:	For the majority of shareholders, there is no Irish withholding tax on dividends.

When we refer in this discussion of withholding tax to shares held “beneficially” through “brokers,” we are specifically referring to shares held beneficially through brokers who in turn hold those shares through DTC. Shareholders who hold shares beneficially through brokers who do not hold those shares through DTC should consult their own tax advisors.

Irish withholding tax (if any) arises in respect of dividends paid after Cooper Industries’ establishment of tax residency in Ireland, which occurred in December 2008. Whether Cooper Industries is required to deduct Irish dividend withholding tax from dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement.

Shares held by U.S. resident shareholders

Dividends paid on Cooper Industries shares owned by residents of the U.S. generally will not be subject to Irish withholding tax.

For shares held beneficially, dividends will not be subject to Irish withholding tax if the address of the relevant shareholder in his or her broker’s records is in the U.S. For shares held directly, dividends will not be subject to Irish withholding tax if the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to Cooper Industries’ transfer agent. The vast majority of our shareholders who hold their shares directly have already provided a valid Form W-9 to our transfer agent. If you currently have amounts withheld from your dividend payments, we recommend that you contact our transfer agent to confirm whether a validly executed Form W-9 is on file.

Shares held by residents of “relevant territories” other than the U.S.

Dividends paid to shareholders of Cooper Industries who are residents of countries that are European Union member states (other than Ireland) and/or other countries with which Ireland has a tax treaty (other than the U.S.) generally will not be subject to Irish withholding tax, as long as they have provided Irish tax forms to their broker (for shares held beneficially) or Cooper Industries (for shares held directly). We refer to these countries, together with the United States, as “relevant territories,” a list of which is included as Annex C to this proxy statement.

Shareholders who are residents of “relevant territories” other than the U.S. who held any Cooper Industries shares on January 1, 2009, generally will receive dividends in 2009 without any Irish withholding tax. For shares held beneficially, dividends will be paid in 2009 without any Irish withholding tax if the address of the relevant shareholder in his or her broker’s records is in a “relevant territory” other than the U.S. For shares held directly, dividends will be paid in 2009 without any Irish withholding tax if the shareholder has provided a valid U.S. tax form showing an address in a “relevant territory” other than the U.S. to Cooper Industries’ transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire all their Cooper Industries shares after January 1, 2009, must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers at least 7 business days before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly).

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends in 2010 and later years without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers at least 7 business days before the record date for the first dividend paid in 2010 (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly).

Shares held by residents of countries that are not “relevant territories”

Cooper Industries shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 20%), but there are a number of other exemptions that could apply on a case-by-case basis. Such shareholders should seek their own advice as to whether and how they may claim such exemptions.

Important information for all shareholders about Irish withholding tax

Cooper Industries will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described above. Cooper Industries strongly recommends that shareholders who will need to complete Irish forms as described above do so and provide them to their brokers or Cooper Industries’ transfer agent, as the case may be, as soon as possible. Shareholders who do not need to complete Irish forms should ensure that their residence or required U.S. tax information has been properly recorded by their brokers or provided to Cooper Industries’ transfer agent, as the case may be, as described above. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html. Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.

Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends.

Q:	Is there Irish income tax on dividends on Cooper Industries shares?

A:	For the majority of shareholders, there will not be any Irish income tax on dividends.

Irish income tax (if any) generally arises for non-Irish residents only in respect of dividends paid after Cooper Industries’ establishment of tax residency in Ireland, which occurred in December 2008.

Dividends paid on Cooper Industries shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax unless they have some connection to Ireland other than holding Cooper Industries shares. Residents of “relevant territories” and other shareholders that are otherwise exempt from Irish dividend withholding tax who receive dividends subject to Irish withholding tax should be able to make a reclaim of the withholding tax from the Irish Revenue unless they have some connection to Ireland other than holding Cooper Industries shares. Cooper Industries shareholders who receive their dividends subject to Irish dividend withholding tax will have no further liability to Irish income tax on the dividend unless they have some other connection with Ireland.

This answer does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes and such shareholders should seek their own advice.

Please see “Material Tax Considerations — Irish Tax Considerations — Income Tax on Dividends Paid on Cooper Industries Shares” for a more detailed description of the Irish income tax on dividends.

Q:	Will there be an Irish stamp duty on the transfer of Cooper Industries plc shares?

A:	For the majority of transfers of Cooper Industries plc shares, there will not be any Irish stamp duty.

Irish stamp duty (if any) becomes payable only in respect of share transfers occurring after completion of the Transaction.

When we refer in this discussion of stamp duty to shares held “beneficially” through “brokers,” we are specifically referring to shares held beneficially through brokers who in turn hold those shares through DTC. Shareholders who hold shares beneficially through brokers who do not hold those shares through DTC should consult their own tax advisors.

A transfer of Cooper Industries plc shares from a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty. A transfer of Cooper Industries plc shares by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher) payable by the buyer. A shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the shareholder must confirm to Cooper Industries plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares. A person wishing to acquire shares directly may need to purchase the shares through a broker account and then transfer such shares into his or her own name.

Because of the potential Irish stamp duty on transfers of Cooper Industries plc shares, Cooper Industries plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account as soon as possible, and in any event prior to completion of the Transaction. Directly registered shareholders who want to transfer their shares to a broker account should contact a broker who can initiate the share transfer on their behalf. Cooper Industries also strongly recommends that any person who wishes to acquire Cooper Industries shares after completion of the Transaction acquire such shares beneficially through a broker.

We currently intend to pay (or cause one of our subsidiaries to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases Cooper Industries may, in its absolute discretion, pay (or cause one of its subsidiaries to pay) any stamp duty. Cooper Industries plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, Cooper Industries plc (a) may seek reimbursement from the buyer or seller, at its discretion, (b) may set-off the stamp duty against any dividends payable to the buyer or seller, at its discretion, of those shares and (c) may claim a first and permanent lien on the Cooper Industries plc shares on which stamp duty has been paid by Cooper Industries plc or its subsidiary for the amount of stamp duty paid. Cooper Industries plc’s lien shall extend to all dividends paid on those shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Cooper Industries plc shares has been paid unless one or both of such parties is otherwise notified by Cooper Industries.

Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Q:	Will the Reorganization have any impact on Cooper Industries’ ability to pay dividends or buy back shares?

A:	Under Irish law, dividends must be paid (and share repurchases must generally be funded) out of “distributable reserves,” which Cooper Industries plc will not have immediately following the Transaction Time. Please see “Description of Cooper Industries plc Shares — Dividends” and “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.” If the Scheme of Arrangement is approved, Class A common shareholders of Cooper Industries, Ltd. also will be asked at the special court-ordered meeting to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves, in order to permit us to continue to pay quarterly dividends (and repurchase shares) after the Transaction. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of Cooper Industries, Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, Cooper Industries plc may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the High Court and there is no guarantee that such approval will be forthcoming. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

Q:	Will the Reorganization have any material impact on another company’s ability to acquire Cooper Industries?

A:	No, the Reorganization should not materially affect the ability of another company to acquire Cooper Industries. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Approval of Business Combinations and Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Special Vote Required for Business Combinations with Related Persons,” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Other Anti-Takeover Measures.”

Q:	When do you expect the Transaction to be completed?

A:	We are working toward completing the Transaction as quickly as possible and, assuming the Scheme of Arrangement is approved by the requisite shareholder vote, sanctioned by the Bermuda Supreme Court and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), we expect to do so as soon as practicable following shareholder approvals. We currently expect to complete the Transaction in 2009. Please see Annex E to this proxy statement for an expected timetable. However, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, even though the Scheme of Arrangement may have been approved by our shareholders, sanctioned by the Bermuda Supreme Court and all other conditions to the Transaction may have been satisfied, if the board of directors determines that such course is in the best interests of Cooper Industries, Ltd. Please see “Proposal Number One: The Reorganization — Amendment, Termination or Delay.”

Q:	What will the Class A Public Shareholders receive for their Cooper Industries, Ltd. Class A common shares?

A:	Each Class A Public Shareholder will receive one ordinary Cooper Industries plc share for each whole Class A Cooper Industries, Ltd. share held immediately prior to the completion of the Transaction and cash for any fractional shares held of record immediately prior to completion of the Transaction.

Q:	If the Scheme of Arrangement is approved, do Class A Public Shareholders have to take any action to cancel their Cooper Industries, Ltd. Class A common shares and receive Cooper Industries plc shares?

A:	Assuming the Transaction becomes effective, the Cooper Industries, Ltd. Class A common shares held by the Class A Public Shareholders will be cancelled and Cooper Industries plc ordinary shares will be issued without any action on the part of the Class A Public Shareholders, regardless of whether they currently hold Cooper Industries, Ltd. shares in certificated form. All of Cooper Industries plc’s ordinary shares will be issued in uncertificated book-entry form. Consequently, following the Transaction, the Cooper Industries, Ltd. share certificates held by any Class A Public Shareholders will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in the names of the Class A Public Shareholders and will mail them a statement evidencing their ownership of Cooper Industries plc shares. Please see “Proposal Number One: The Reorganization — No Action Required to Cancel Cooper Industries, Ltd. Shares and Receive Cooper Industries plc Shares.”

Q:	Can I trade Cooper Industries, Ltd. Class A common shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. The Cooper Industries, Ltd. Class A common shares will continue to trade during this period.

Q:	How will the Transaction affect the stock exchange listing of Cooper Industries shares?

A:	We expect that, immediately following the Transaction Time, the Cooper Industries plc ordinary shares will be listed on the NYSE under the symbol “CBE,” the same symbol under which the Class A common shares of Cooper Industries, Ltd. are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

Q:	After the Transaction, will shares of Cooper Industries be included in the S&P 500 Index?

A:	Our shares currently are a component of the Standard & Poor’s 500 Index and other indices. Based on current S&P guidelines, we believe it is likely that S&P would remove our shares as a component of the S&P 500 in connection with the Transaction. Cooper Industries’ shares may also be removed from other indices. Although we are uncertain as to whether and when S&P would take this action, we do not believe that it would be effective until after the special court-ordered meeting. S&P has removed the shares of certain companies that recently changed their jurisdictions of incorporation from the Cayman Islands to Switzerland and from Bermuda to Ireland. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Transaction. If our shares are removed as a component of the S&P 500, or other indices, or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would be required to sell their shares, which we expect would adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets. We may continue to repurchase shares in the open market from time to time under various authorizations, based on the favorability of market conditions, as well as potential cash requirements for acquisitions and debt repayments; accordingly, we may or may not participate in the market at or around the time that S&P or other indices or funds take any actions. Please see “Risk Factors” and “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.”

Q:	How many shares can vote?

A:	As of July 13, 2009, the record date for the meeting, there were 166,765,446 Class A common shares of Cooper Industries, Ltd. held by the Class A Public Shareholders and 36,519,676 Class A common shares of Cooper Industries, Ltd. held by wholly owned subsidiaries of Cooper Industries, Ltd. Each holder of Class A common shares is entitled to one vote for each share held. An existing voting agreement requires that the Class A common shares held by Cooper Industries, Ltd.’s subsidiaries will be voted (or abstained from voting) in the same proportion as the Class A common shares held by the Class A Public Shareholders. As of July 13, 2009, there also were 105,420,258 Class B common shares of Cooper Industries, Ltd. held by a wholly owned subsidiary of Cooper Industries. Ltd. The Class B common shares have no vote on the matters presented at this meeting.

Q:	What vote of Cooper Industries, Ltd. shareholders is required to approve the proposals?

A:	In order for the Scheme of Arrangement to be approved, it must receive the affirmative vote of a majority in number of the record holders of the Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy. In addition, as the Class A common shares held by wholly owned subsidiaries of Cooper Industries, Ltd. will not be exchanged for ordinary shares of Cooper Industries plc in the Transaction, after the meeting we will obtain a separate consent from each such subsidiary expressly consenting to its exclusion from the Scheme of Arrangement.

In order for the distributable reserves proposal to be approved, it must receive the affirmative vote of holders of at least a majority of the Cooper Industries, Ltd. Class A common shares present in person or by proxy at the meeting and voting on the proposal.

Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Q:	What quorum is required for action at the meeting?

A:	The presence, in person or by proxy, of the holders of shares entitling them to exercise a majority of the voting power of Cooper Industries, Ltd. on the record date constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Q:	What vote does my board of directors recommend?

A:	The Cooper Industries, Ltd. board of directors unanimously recommends that Cooper Industries, Ltd.’s Class A common shareholders vote “FOR” the proposal to approve the Scheme of Arrangement and “FOR” the distributable reserves proposal.

Q:	How do I vote?

A:	We request that you submit a proxy to vote your shares as promptly as possible. You may submit a proxy to vote your shares using one of the following methods of submitting a proxy if you have shares registered in your own name:

• electronically using the Internet,

• by telephone, or

• by signing and dating the enclosed proxy card and returning it in the prepaid envelope.

The instructions for these three methods are on the enclosed proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the board of directors. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

If your shares are not registered in your name and you hold Cooper Industries, Ltd. shares beneficially, you may appoint proxies to vote as provided by your broker. If your shares are not registered in your name and you plan to attend the meeting and vote your shares in person, you should contact your broker to obtain a legal proxy executed in your favor and bring it to the meeting in order to vote. For more details regarding voting, please see “The Special Court-Order Meeting — How You Can Vote.”

Q:	Is my vote confidential?

A:	Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to an independent inspector of election and handled in a manner that protects your voting privacy. The independent inspector of election will count the votes. We have adopted a confidential voting policy which provides that your vote will not be disclosed except: (1) to respond to written comments on the proxy card; (2) as required by law; or (3) in other limited circumstances, such as a proxy contest in opposition to the Board.

Q:	What shares are included on my proxy card?

A:	If you do not hold your shares through a broker, the shares listed on your proxy card represent ALL of your shares, including the following, as applicable:

• shares held in the Cooper Industries Dividend Reinvestment and Stock Purchase Plan;

• shares held in custody for your account by State Street Bank, as Trustee of the Cooper Industries Retirement Savings and Stock Ownership Plan (“CO-SAV”); and

• shares held in a book-entry account at Computershare Trust Company, N.A., Cooper Industries’ transfer agent, including shares acquired through Cooper Industries’ Employee Stock Purchase Plan.

If you do not properly submit your proxy by one of the three methods described above, your shares (except for CO-SAV) will not be voted. See the question below for an explanation of the voting procedure for CO-SAV shares.

If you hold shares in a broker account, you will receive a separate proxy card and instructions from your broker.

Q:	How are Cooper Industries shares in CO-SAV voted?

If you hold Class A common shares through CO-SAV, you must instruct the CO-SAV Trustee, State Street Bank, how to vote your shares. If you do not properly submit your proxy by one of the three methods described above (or if you submit your proxy with an unclear voting designation, or with no voting designation at all), then the Trustee will vote the shares in your CO-SAV account in proportion to the way the other CO-SAV participants voted their shares. The Trustee will also vote Class A common shares not yet allocated to participants’ accounts in proportion to the way that CO-SAV participants voted their shares. CO-SAV votes receive the same confidentiality as all other shares voted.

Q:	What if I plan to attend the meeting in person?

A:	We recommend that you submit your proxy regardless of whether you plan to attend the meeting in person. For admission to the meeting, all Class A common shareholders must bring photo identification. Those who have beneficial ownership of Class A common shares held by a broker must also provide proof such as an account statement from their banks or brokers that they own Cooper Industries, Ltd. Class A common shares on July 13, 2009, the record date for the meeting. If you hold your shares beneficially through a broker and you plan to vote at the meeting, you must obtain a legal proxy from your broker. Please contact your broker for instructions on how to obtain such a legal proxy.

Q:	If my shares are held beneficially through my broker, will my broker vote my shares for me?

A:	We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You may revoke your proxy any time prior to its exercise by:

• giving written notice of the revocation to the Secretary of Cooper Industries, Ltd. at any time before the meeting;

• by submitting another properly signed proxy card with a later date or submitting another proxy by telephone or via the Internet at a later date; or

• appearing at the meeting and voting in person.

However, your attendance at the meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	Are proxy materials available on the Internet?

A:	Yes. Our proxy statement is available online at http://www.cooperindustries.com under the heading “Investor Center,” or on the SEC’s website at http://www.sec.gov.

Q:	Whom should I call if I have questions about the meeting or the Reorganization?

A:	Please call the company’s proxy solicitor, Georgeson, Inc. at 1-877-278-4412 (toll-free in the U.S.) or 1-212-440-9800 (call collect) or write us at the Office of the Secretary, Cooper Industries, Ltd., P.O. Box 4446, Houston, Texas 77210-4446.

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Reorganization more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of Cooper Industries plc, in the forms attached to this proxy statement as Annex B, will govern Cooper Industries plc after the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

Cooper Industries, Ltd.  Cooper Industries, Ltd. operates in two business segments: Electrical products and Tools. Cooper Industries manufactures, markets and sells its products and services throughout the world. Cooper Industries has manufacturing facilities in 23 countries and currently employs approximately 31,000 people. Operations in the United States are conducted by wholly owned subsidiaries of Cooper, organized by the two business segments. Activities outside the United States contribute significantly to the revenues and operating earnings of both segments of Cooper Industries. These activities are conducted in major commercial countries by wholly owned subsidiaries and jointly-owned companies, the management of which is structured through Cooper Industries’ two business segments. With its two business segments, Cooper serves four major markets: the industrial, commercial, utility and residential markets. Cooper also serves the electronics and telecommunications markets.

Cooper Industries plc.  Cooper Industries plc is a newly incorporated Irish company and is currently wholly owned by Cooper Industries, Ltd., except for six shares that are held by six nominee shareholders in trust for Cooper Industries, Ltd. to satisfy Irish legal requirements with respect to the shareholding structure of an Irish public limited company. Cooper Industries plc has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its incorporation and the Transaction. As a result of the Transaction, Cooper Industries plc will become the parent holding company of Cooper Industries, Ltd. The principal executive offices of Cooper Industries plc are located at 5 Fitzwilliam Square, Dublin 2, Ireland and the telephone number at that address is 353-1-661 8770 and its administrative headquarters are located at 600 Travis, Suite 5600, Houston, Texas 77002 and the telephone number at that address is 713-209-8400.

The Reorganization (see page 32)

The Transaction will effectively change the place of incorporation of the company whose shares the Class A Public Shareholders own from Bermuda to Ireland.

Transaction.  The Transaction involves several steps. Cooper Industries, Ltd., the Bermuda company whose Class A common shares you currently own, formed Cooper Industries plc, as a direct subsidiary. On June 30, 2009, we petitioned the Bermuda Supreme Court to order the calling of a meeting of Cooper Industries, Ltd. Class A common shareholders to approve the Scheme of Arrangement. On July 2, 2009, the Bermuda Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on August 31, 2009. If we obtain the necessary shareholder approval, the Bermuda Supreme Court will hold the Sanction Hearing, which is scheduled to be held on September 4, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from the shareholders, sanctioning of the Bermuda Supreme Court and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Various steps of the Transaction will occur effectively simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps will occur effectively simultaneously:

1.	all fractional Class A common shares of Cooper Industries, Ltd. held of record by the Class A Public Shareholders, if any, will be cancelled and Cooper Industries, Ltd. will pay to each Class A Public Shareholder holding fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Cooper Industries, Ltd. Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of Cooper Industries, Ltd. held by the Class A Public Shareholders will be cancelled;

3.	Cooper Industries, Ltd. will issue to Cooper Industries plc a number of Class A common shares that is equal to the number of Cooper Industries plc ordinary shares that is issued by Cooper Industries plc as described in paragraph 4 below;

4.	Cooper Industries plc will issue ordinary shares on a one-for-one basis to the Class A Public Shareholders holding whole Cooper Industries, Ltd. Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of Cooper Industries plc, which prior to the Transaction Time will be held by Cooper Industries, Ltd. and its nominees, will be acquired by Cooper Industries plc and cancelled for no consideration, in accordance with a resolution passed by Cooper Industries, Ltd. and such nominees.

As a result of the Transaction, the Class A Public Shareholders will become ordinary shareholders of Cooper Industries plc and Cooper Industries, Ltd. will become a subsidiary of Cooper Industries plc.

In connection with consummation of the Transaction:

•	Cooper Industries plc will assume Cooper Industries, Ltd.’s existing obligations in connection with awards granted under Cooper Industries, Ltd.’s equity incentive plans and other similar employee awards;

•	Cooper Industries plc will enter into supplemental indentures to the indentures governing the senior and medium term notes issued by certain of Cooper Industries, Ltd.’s subsidiaries, pursuant to which Cooper Industries plc will guarantee the obligations of those subsidiaries under the indentures and supplemental indentures governing the senior and medium term notes; and

•	We will seek waivers under and/or amendments to our credit facilities in order to avoid technical defaults that would otherwise result from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction.

We refer to the foregoing transactions, together with the steps of the Transaction and the change in Cooper Industries, Ltd.’s tax residency from Bermuda to Ireland that was completed in December 2008, as the “Reorganization.”

As of July 13, 2009, there were 203,285,122 Class A common shares of Cooper Industries, Ltd. issued, of which 166,765,446 were held by the Class A Public Shareholders and 36,519,676 were held by wholly owned subsidiaries of Cooper Industries, Ltd. These subsidiaries will not exchange their Cooper Industries, Ltd. Class A common shares for Cooper Industries plc ordinary shares in the Transaction. These subsidiaries will continue to hold their Class A common shares in Cooper Industries, Ltd. following the completion of the Transaction.

There currently are no fractional shares held of record and we do not expect there to be any such fractional shares held of record immediately prior to the Transaction Time.

As of July 13, 2009, there were 105,420,258 Class B common shares of Cooper Industries, Ltd. issued, the sole holder of which is a wholly owned subsidiary of Cooper Industries, Ltd. This subsidiary will not participate in the Scheme of Arrangement and will not exchange its Cooper Industries, Ltd. Class B common shares for Cooper Industries plc ordinary shares in the Transaction. This subsidiary will continue to hold its Class B common shares in Cooper Industries, Ltd. following the completion of the Transaction.

The Class A common shares and Class B common shares held by subsidiaries of Cooper Industries, Ltd. will not be exchanged for Cooper Industries plc ordinary shares in the Transaction in order to simplify the corporate structure of Cooper Industries.

After the Transaction, the Class A Public Shareholders will continue to own an interest in a parent company, Cooper Industries plc, that will continue to conduct the same business operations as conducted by Cooper Industries, Ltd. before the Transaction. Except for the effect of payment of cash in lieu of fractional shares held of record, if any, the number of shares those shareholders will own in Cooper Industries plc will be the same as the number of shares they owned in Cooper Industries, Ltd. immediately prior to the Transaction, and the relative economic interest of Class A Public Shareholders in Cooper Industries will remain unchanged.

The completion of the Reorganization will change the governing law that applies to us from Bermuda law to Irish law. There are differences between Bermuda law and Irish law, and between Cooper Industries, Ltd.’s memorandum of association and bye-laws on the one hand, and Cooper Industries plc’s memorandum and articles of association, as they will be in effect after the Transaction, on the other hand. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of some of these differences.

Upon completion of the Reorganization, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. In addition, in connection with annual general meetings of Cooper Industries plc, shareholders of record will, if required by law, be sent Statutory Financial Statements in addition to the information shareholders already receive.

Reasons for the Reorganization (see page 33)

Cooper Industries, Ltd. is currently incorporated in Bermuda, where it has been incorporated since May 22, 2001. In 2002, Cooper Industries, Ltd. became the ultimate parent company of the Cooper group of companies, following a reincorporation from Ohio. We reincorporated in Bermuda to take advantage of financial and other business opportunities that were not available under our corporate structure at the time, including:

•	Maximization of our potential business growth and cash flow, in light of our expectation that in the future a greater portion of our business would be generated from non-U.S. markets;

•	Improvement of our worldwide effective tax rate;

•	Use of the greater cash flow to invest for further earnings growth, including by developing higher growth product lines and acquiring complementary higher growth electrical and electronic businesses;

•	Use of the greater cash flow to reduce the amount of our debt and repurchase shares; and

•	Expansion of our investor base as our Company’s shares could become more attractive to non-U.S. investors.

Bermuda, however, lacks a substantial network of commercial, tax, and other treaties and established relationships with many of the countries where Cooper Industries has major operations. In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries that do not have tax treaties with the U.S., like Bermuda. Also, legislative and regulatory bodies in the U.S. and certain U.S. trading partners have been actively considering proposals that would impact multi-national companies incorporated in jurisdictions such as Bermuda that do not have tax treaties with the U.S. or certain U.S. trading partners. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden if we remained incorporated in Bermuda. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates. Consequently, following a thorough review, Cooper Industries determined that moving its place of incorporation out of Bermuda, in addition to the earlier move in tax residence, is best for shareholders, employees and other stakeholders.

As a result of reaching this decision, Cooper Industries reviewed a number of alternatives with its board of directors and outside advisors, including incorporating in a number of different jurisdictions. We determined that incorporating in the United States would have negative financial consequences for Cooper Industries and its shareholders by increasing our global effective tax rate, resulting in potentially significant declines in net income, earnings per share and cash flow. We ultimately decided to incorporate and become tax resident in a jurisdiction that is a member of both the European Union and the OECD, given:

•	Cooper Industries’ already substantial operations in Europe, which experienced considerable growth in 2007 and 2008;

•	The introduction of various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	Many of the favorable European Union tax directives and other protections apply only to a company that is both incorporated and tax resident in a European Union jurisdiction; and

•	A company that is both incorporated and tax resident in a European Union jurisdiction may improve its position with respect to United States and other legislative and regulatory proposals that may be adopted in the future.

We selected Ireland after considering various factors, including the following:

•	Cooper Industries is already tax resident in Ireland.

•	As we continue to grow internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. Ireland is a beneficial location considering Cooper Industries’ presence in markets outside the United States. We already have sales and customer service operations in Ireland and we have hired a country manager to focus on growing our commercial presence in Ireland. Also, Cooper generates a substantial portion of its revenues outside the United States, in countries such as the United Kingdom, France, Germany, Canada and Mexico and countries in the Middle East and Southeast Asia. Cooper Industries also has operations in India and China and has majority-owned joint ventures with operations in China. Ireland is well-located with respect to these markets.

•	Ireland enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where Cooper Industries has major operations.

•	Both Ireland and Bermuda are common law jurisdictions which we consider to be less prescriptive than many civil law jurisdictions. As a result, we believe Ireland’s legal system to be more flexible, predictable and familiar to Cooper Industries, and more familiar to its shareholders, than that of a civil law system.

•	Ireland is an English-speaking country, is a member of the euro zone, and has a stable business, legal and regulatory environment.

•	Ireland permits the payment of dividends in U.S. dollars.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

•	The rights of Cooper Industries’ shareholders will change due to differences between Bermuda and Irish law and between the governing documents of Cooper Industries, Ltd. and Cooper Industries plc;

•	The market for Cooper Industries plc ordinary shares may differ from the market for Cooper Industries, Ltd. Class A common shares and Cooper Industries’ shares will likely be removed from the S&P 500 and may be removed from other indices as a result of the Transaction;

•	Legislative and regulatory action in the U.S. could materially and adversely affect us regardless of whether we complete the Reorganization;

•	The Reorganization may not allow us to maintain a competitive worldwide effective tax rate and may result in additional costs even if it is not completed;

•	We cannot guarantee that material changes would not be made to the financial or other terms of our credit facilities in connection with obtaining the appropriate waivers and/or amendments to such facilities;

•	We may choose to abandon or delay the Transaction;

•	If the distributable reserves proposal is not approved, Cooper Industries plc may not be able to pay dividends or repurchase shares following the Transaction;

•	Increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management;

•	The transfer of Cooper Industries plc shares after the Transaction may be subject to Irish stamp duty; and

•	Following Cooper Industries’ change in tax residency in December 2008, dividends received by shareholders may be subject to Irish dividend withholding tax whether or not the Transaction is completed.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Tax Considerations (see page 44)

Under U.S. federal income tax law, the Class A Public Shareholders generally will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. Certain five percent or greater shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing a gain as a result of the Transaction. Under Irish tax law, no tax is due for the Class A Public Shareholders in the Transaction (including on the receipt of cash in respect of fractional shares in the Transaction) unless such shareholders have some connection with Ireland other than holding Cooper Industries plc shares. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and Irish tax consequences of the Transaction to Class A Public Shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. Accordingly, you are urged to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Rights of Shareholders (see page 55)

Many of the principal attributes of Cooper Industries, Ltd.’s Class A common shares and Cooper Industries plc’s ordinary shares will be similar. However, there are differences between the rights of Cooper Industries’ shareholders under Irish law and under Bermuda law. In addition, there are differences between

Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Cooper Industries plc Shares” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Copies of forms of Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B.

Stock Exchange Listing (see page 66)

We expect that, immediately following the Transaction Time, the Cooper Industries plc ordinary shares will be listed on the NYSE under the symbol “CBE,” the same symbol under which the Class A common shares of Cooper Industries, Ltd. are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

Court Sanction of the Scheme of Arrangement (see page 36)

We cannot complete the Reorganization without the sanction of the Scheme of Arrangement by the Bermuda Supreme Court. Subject to the Class A common shareholders of Cooper Industries, Ltd. approving the Scheme of Arrangement, a Bermuda Supreme Court hearing will be required to seek the sanction of the Scheme of Arrangement. At the Sanction Hearing, the Bermuda Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Cooper Industries, Ltd. and Cooper Industries plc. Cooper Industries, Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Bermuda Supreme Court may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Bermuda Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair to Cooper Industries, Ltd. Class A common shareholders.

Creation of Distributable Reserves (see page 43)

Under Irish law, Cooper Industries plc requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) to enable it to make distributions (including the payment of cash dividends) to its shareholders, or generally to redeem or buy back shares. Please see “Description of Cooper Industries plc Shares — Dividends” and “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of Cooper Industries plc will not contain any distributable reserves. The current shareholders of Cooper Industries plc (which are Cooper Industries, Ltd. and its nominees) have unanimously passed a resolution to reduce the share premium of Cooper Industries plc to allow the creation of distributable reserves following the Transaction. If the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, Class A common shareholders of Cooper Industries, Ltd. also will be asked at the special court-ordered meeting to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc. If the Class A common shareholders of Cooper Industries, Ltd. approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the High Court is expected to be obtained within six weeks of the consummation of the Transaction. Please see “Risk Factors.”

Market Price and Dividend Information (see page 105)

On June 8, 2009, the last trading day before the public announcement of the Transaction, the closing price of the Cooper Industries, Ltd. Class A common shares on the NYSE was $35.52 per share. On July 13, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the Cooper Industries, Ltd. Class A common shares was $29.71 per share.

No Appraisal Rights (see page 39)

Under Bermuda law, the Class A common shareholders of Cooper Industries, Ltd. do not have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Accounting Treatment of the Transaction (see page 40)

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Cooper Industries plc will be reflected at their carrying amounts in the accounts of Cooper Industries, Ltd. at the Transaction Time.

Special Court-Ordered Meeting (see page 100)

Time, Place, Date and Purpose.  The special court-ordered meeting will be held on August 31, 2009 at 11 a.m. Central Time, in the 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas. At the meeting, Cooper Industries, Ltd.’s board of directors will ask the Class A common shareholders to vote:

1.	to approve the Scheme of Arrangement, pursuant to which the Class A Public Shareholders will have their Class A common shares of Cooper Industries, Ltd. cancelled and will receive in exchange new ordinary shares, par value $0.01 per share, of Cooper Industries plc on a one-for-one basis with respect to the Cooper Industries, Ltd. Class A common shares that have been cancelled (or, in the case of fractional shares held of record, if any, cash); and

2.	if the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc (as described in this proxy statement).

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date.  Only holders of record of Cooper Industries, Ltd. Class A common shares on July 13, 2009 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

Quorum.  The presence, in person or by proxy, of the holders of Class A common shares entitling them to exercise a majority of the voting power of the Class A common shareholders of Cooper Industries, Ltd. on the record date constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.”

Recommendation of the Board of Directors (see page 39)

The Cooper Industries, Ltd. board of directors unanimously recommends that Cooper Industries, Ltd.’s Class A common shareholders vote “FOR” the proposal to approve the Scheme of Arrangement and “FOR” the distributable reserves proposal. Approval of the distributable reserves proposal is not a condition to the Transaction.

Required Vote (see page 100)

In order for the Scheme of Arrangement to be approved, it must receive the affirmative vote of a majority in number of the record holders of the Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy. In addition, as the Class A common shares held by wholly owned subsidiaries of Cooper Industries, Ltd. will not be exchanged for ordinary shares of Cooper Industries plc in the Transaction, after the meeting we will obtain a separate consent from each such subsidiary expressly consenting to its exclusion from the Scheme of Arrangement.

In order for the distributable reserves proposal to be approved, it must receive the affirmative vote of holders of at least a majority of the Cooper Industries, Ltd. Class A common shares present in person or by proxy at the meeting and voting on the proposal.

Proxies (see page 101)

General.  A proxy card is being sent to each Class A common shareholder as of the record date. If you properly received a proxy card, you may submit a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. If you hold your shares beneficially through a broker, you should follow the instructions provided by your broker when voting your shares. If you have timely submitted a properly executed proxy card or appointed your proxy and provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

Revocation.  You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to the Secretary of Cooper Industries, Ltd. at any time before the meeting;

•	submitting another properly signed proxy card with a later date or submitting another proxy by telephone or via the Internet at a later date; or

•	appearing at the meeting, and voting in person.

However, your attendance at the meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Selected Historical Financial and Other Data

The following table presents selected historical financial and other data for Cooper Industries, Ltd. The statement of income data for the quarters ended March 31, 2009 and March 31, 2008 and the balance sheet data at March 31, 2009 and March 31, 2008 have been derived from our unaudited condensed consolidated financial statements. The statement of income data for fiscal years 2008, 2007, 2006, 2005 and 2004 and the balance sheet data at December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 are derived from our audited consolidated financial statements. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein.

The selected historical financial and other data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Cooper Industries, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and other financial information incorporated by reference in this proxy statement. Results of operations for the quarter ended March 31, 2009 may not be indicative of the results of operations that may be achieved for the entire year. In addition, the historical financial information may not be indicative of Cooper Industries plc’s future performance.

We have included no data for Cooper Industries plc because this entity was incorporated on June 4, 2009 and, accordingly, was not in existence during any of the periods shown below.

	Quarter Ended		Years Ending December 31,
	March 31,	March 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions, except per share data)

INCOME STATEMENT DATA:
Revenues	$1,256.8	$1,546.1	$6,521.3	$5,903.1	$5,184.6	$4,730.4	$4,462.9

Income from continuing operations	$81.2	$153.4	$615.6	$692.3	$484.3	$391.1	$339.8
Income (charge) from discontinued operations, net of taxes	18.9	—	16.6	—	(20.3)	(227.2)	—

Net income	$100.1	$153.4	$632.2	$692.3	$464.0	$163.9	$339.8

INCOME PER COMMON SHARE DATA:
Basic —
Income from continuing operations	$.49	$.87	$3.54	$3.80	$2.64	$2.12	$1.84
Income (charge) from discontinued operations	.11	—	.10	—	(.11)	(1.23)	—

Net income	$.60	$.87	$3.64	$3.80	$2.53	$.89	$1.84

Diluted —
Income from continuing operations	$.48	$.86	$3.51	$3.73	$2.58	$2.06	$1.79
Income (charge) from discontinued operations	.11	—	.09	—	(.11)	(1.19)	—

Net income	$.59	$.86	$3.60	$3.73	$2.47	$.87	$1.79

BALANCE SHEET DATA (End of Period):
Total assets	$6,024.2	$6,268.2	$6,164.9	$6,133.5	$5,374.8	$5,215.1	$5,407.8
Long-term debt, excluding current maturities	924.6	1,207.4	932.5	909.9	702.8	1,002.9	698.6
Shareholders’ equity	2,632.2	2,726.8	2,607.4	2,841.9	2,475.3	2,205.2	2,286.5
CASH DIVIDENDS DECLARED PER COMMON SHARE	$.25	$.25	$1.00	$.84	$.74	$.74	$.70

In October 1998, Cooper Industries sold its Automotive Products segment for $1.9 billion in proceeds. Discontinued operations charges of $20.3 million, net of a $11.4 million income tax benefit in 2006 and $227.2 million, net of a $127.8 million income tax benefit in 2005 were recorded for potential liabilities related to the Automotive Products segment sale and the Federal-Mogul bankruptcy. In 2008, discontinued operations income of $16.6 million, net of a $9.4 million income tax expense, was recorded to reflect ongoing resolution of the potential liabilities through the tort system when the Bankruptcy Court denied Cooper Industries’ participation in the Federal-Mogul 524(g) trust. In the quarter ended March 31, 2009, discontinued operations income of $18.9 million, net of a $12.0 million income tax expense, was recorded from negotiated insurance coverage settlements consummated in the first quarter that were not previously recognized. See Note 16 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended on December 31, 2008 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for Cooper Industries plc are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical statement of income and balance sheet of Cooper Industries, Ltd. as of and for the quarter ended March 31, 2009 and to the historical statement of income and balance sheet of Cooper Industries, Ltd. as of and for the year ended December 31, 2008. Those financial statements are included in Cooper Industries, Ltd.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and Annual Report on Form 10-K for the year ended December 31, 2008, respectively.

RISK FACTORS

Before you decide how to vote on the Scheme of Arrangement, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and subsequent filings with the SEC.

The rights of Cooper Industries’ Class A Public Shareholders will change as a result of the Transaction.

Because of differences between Irish law and Bermuda law and differences between the governing documents of Cooper Industries plc and Cooper Industries, Ltd., the rights of Cooper Industries’ Class A Public Shareholders will change if the Transaction is completed. For a description of these differences, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

The market for the Cooper Industries plc shares may differ from the market for the Cooper Industries, Ltd. shares, and Cooper Industries shares will likely be removed as a component of the Standard & Poor’s 500 Index and may be removed from other indices or certain other funds.

We intend to list the Cooper Industries plc ordinary shares on the NYSE under the symbol “CBE,” the same trading symbol as the Cooper Industries, Ltd. Class A common shares. The market price, trading volume or volatility of the Cooper Industries plc shares could be different than those of the Cooper Industries, Ltd. Class A common shares.

Our shares currently are a component of the Standard & Poor’s 500 Index and other indices. Based on current S&P guidelines, we believe it is likely that S&P would remove our shares as a component of the S&P 500 in connection with the Transaction. Cooper Industries’ shares may also be removed from other indices. Although we are uncertain as to whether and when S&P would take this action, we do not believe that it would be effective until after the special court-ordered meeting. S&P has removed the shares of certain companies that recently changed their jurisdictions of incorporation from the Cayman Islands to Switzerland and from Bermuda to Ireland. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Transaction. If our shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would be required to sell their shares, which we expect would adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets. We may continue to repurchase shares in the open market from time to time under various authorizations, based on the favorability of market conditions, as well as potential cash requirements for acquisitions and debt repayments; accordingly, we may or may not participate in the market at or around the time that S&P or other indices or funds take any actions. Please see “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.”

Legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization.

Legislative and regulatory action may be taken in the U.S. which, if ultimately enacted, could override tax treaties upon which we rely or broaden the circumstances under which we would be considered a U.S. resident regardless of whether we complete the Reorganization, each of which could materially and adversely affect our effective tax rate and/or require us to take further action, at potentially significant expense, to seek to preserve our effective tax rate. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted that had the effect of disregarding the Reorganization or limiting our ability as an Irish company to take advantage of the tax treaties between Ireland and other jurisdictions including the U.S., we could be subjected to increased taxation and/or potentially significant expense. In addition, any future amendments to the current income tax treaties between Ireland and other jurisdictions

(including the United States) could subject us to increased taxation. Also, legislative and regulatory bodies in the U.S. and certain U.S. trading partners have been actively discouraging multi-national companies from doing business in so-called “tax haven” jurisdictions such as Bermuda. The Reorganization may not eliminate the risk that these legislative and regulatory actions will apply to us.

As a company incorporated in the European Union, we are subject to European Union law and this could impose regulatory burdens on us in the future.

In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries that do not have tax treaties with the United States, like Bermuda. We cannot assure you that moving our jurisdiction of incorporation to Ireland will eliminate the risk that we may be subject to similar criticism.

The Reorganization may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe that the Reorganization should improve our ability to maintain a competitive worldwide effective corporate tax rate. We cannot give any assurance as to what our effective tax rate will be after the Reorganization, however, because of, among other things, uncertainty regarding the tax policies of the jurisdictions where we operate. Our actual effective tax rate may vary from this expectation and that variance may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

The Reorganization will result in additional direct and indirect costs, even if the Reorganization is not completed.

Although we do not expect these costs to be material, we will incur additional direct costs as a result of the Reorganization. Following the change of our tax residency to Ireland which took place in December 2008, we have been holding, and will continue to hold, certain board meetings in Ireland. We also expect to incur costs and expenses, including professional fees, to comply with Irish corporate and tax laws and financial reporting requirements. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Reorganization, even if the Scheme of Arrangement is not approved or completed. The Reorganization also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We cannot guarantee that material changes would not be made to the financial or other terms of our credit facilities in connection with obtaining the appropriate waivers and/or amendments to such facilities.

We will seek waivers under and/or amendments to our five-year credit facility and our 364-day credit facility in order to avoid a technical default that would otherwise result under each facility from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction. One of the conditions to consummation of the Transaction is that we obtain the appropriate waivers and/or amendments on terms acceptable to us, although we may waive this condition. Please see “Proposal Number One: The Reorganization — Conditions to Consummation of the Transaction.” Although we expect that no material change would be made to the financial or other terms of the credit facilities in connection with obtaining the appropriate waivers and/or amendments, we cannot guarantee that there would not be any such material change. In addition, although we expect that the Transaction will not materially impact our ability to replace our existing five-year credit facility that expires in November 2009, we cannot guarantee that there would not be any such material impact. Please see “Proposal Number One: The Reorganization — Credit Facilities.”

We may choose to abandon or delay the Transaction.

We may abandon or delay the Transaction at any time prior to the Scheme of Arrangement becoming effective by action of our board of directors, even after the special court-ordered meeting and the sanction of the Bermuda Supreme Court, if the board of directors determines that such course is in the best interests of

Cooper Industries, Ltd. While we currently expect the Transaction to take place as soon as practicable after obtaining shareholder approval of the Scheme of Arrangement at the meeting, our board of directors may delay the Transaction for a significant time or may abandon the Transaction after the meeting because, among other reasons, of an increase in our estimated cost of the Transaction or a determination by the board of directors that the Transaction may not result in the benefits we expect. Please see “Proposal Number One: The Reorganization — Amendment, Termination or Delay.”

If the Class A common shareholders of Cooper Industries, Ltd. do not approve the distributable reserves proposal, Cooper Industries plc may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction. In addition, there is no guarantee that Irish High Court approval of the creation of distributable reserves will be forthcoming.

Under Irish law, dividends must be paid (and share repurchases must generally be funded) out of “distributable reserves,” which Cooper Industries plc will not have immediately following the Transaction Time. Please see “Description of Cooper Industries plc Shares — Dividends” and “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.” If the Scheme of Arrangement is approved, Class A common shareholders of Cooper Industries, Ltd. also will be asked at the special court-ordered meeting to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves, in order to permit us to continue to pay quarterly dividends (and repurchase shares) after the Transaction. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of Cooper Industries, Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, Cooper Industries plc may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the High Court and there is no guarantee that such approval will be forthcoming. Please see “Proposal Number Two: Creation of Distributable Reserves.”

As a result of increased shareholder voting requirements in Ireland relative to Bermuda, we will have less flexibility with respect to certain aspects of capital management than we now have.

Under Bermuda law, our directors may issue, without shareholder approval, any common shares authorized in our memorandum of association that are not issued. Irish law allows our shareholders to authorize share capital to be issued by our board of directors without further shareholder approval but this authorization must be renewed by the shareholders every five years and we cannot guarantee that this authorization will always be approved. Additionally, subject to specified exceptions, including the opt-out described in Cooper Industries plc’s articles of association, Irish law grants statutory pre-emptive rights to existing shareholders to subscribe for new issuances of shares for cash. This opt-out must also be renewed by the shareholders every five years and we cannot guarantee that the opt-out of pre-emptive rights will always be approved. Cooper Industries, Ltd. is, and Cooper Industries plc will be, subject to the rules of the New York Stock Exchange that require shareholder approval of certain share issuances. While we do not believe that the differences between Bermuda law and Irish law relating to our capital management will have an adverse effect on the Company, we cannot assure you that situations will not arise where the flexibility we now have in Bermuda would have provided benefits to our shareholders. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Capitalization,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Pre-emption Rights, Share Warrants and Share Options” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Distributions and Dividends; Repurchases and Redemptions.”

After the Reorganization, a future transfer of Cooper Industries plc shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired) payable by the buyer. Although in the majority of transactions there will be no stamp duty because both the seller and buyer hold the shares beneficially, this additional risk for the buyer could adversely affect the price of our shares. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Following Cooper Industries’ change in tax residency in December 2008, dividends received by shareholders may be subject to Irish dividend withholding tax whether or not the Transaction is completed.

In certain circumstances, Cooper Industries will be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to its shareholders. Irish withholding tax (if any) arises in respect of dividends paid after Cooper Industries’ establishment of tax residency in Ireland, which occurred in December 2008. In the majority of cases, shareholders resident in the U.S. will not be subject to Irish withholding tax, and shareholders resident in a number of other countries will not be subject to Irish withholding tax provided that they complete certain Irish dividend withholding tax forms. However, some shareholders may be subject to withholding tax, which could adversely affect the price of our shares. Please see “Material Tax Considerations — Irish Tax Considerations — Withholding Tax on Dividends.”

Cooper Industries strongly recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from Cooper Industries.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this proxy statement and the documents incorporated by reference in this proxy statement that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future markets, demand for products and services, results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Company’s shareholders and the Bermuda Supreme Court for, and to satisfy the other conditions to, the Reorganization on the expected timeframe or at all, our ability to obtain waivers under and/or amendments to our credit facilities in connection with the Reorganization, our ability to realize the expected benefits from the Reorganization, the occurrence of difficulties in connection with the Reorganization, any unanticipated costs in connection with the Reorganization, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper Industries, the timing and amount of any share repurchases by Cooper Industries, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations, and the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

The above factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Reorganization — Background and Reasons for the Reorganization” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and subsequent SEC filings). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

PROPOSAL NUMBER ONE: THE REORGANIZATION

The Transaction will effectively change the place of incorporation of the company whose shares the Class A Public Shareholders own from Bermuda to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction, which is part of a broader Reorganization. The first step in that Reorganization was the change of Cooper Industries, Ltd.’s tax residency from Bermuda to Ireland, which occurred in December 2008.

The Transaction involves several steps. Cooper Industries, Ltd., the Bermuda company whose Class A common shares you currently own, incorporated a new Irish company named Cooper Industries plc as a direct subsidiary. On June 30, 2009, we petitioned the Bermuda Supreme Court to order the calling of the meeting of Cooper Industries, Ltd. Class A common shareholders to approve the Scheme of Arrangement. On July 2, 2009, the Bermuda Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on August 31, 2009. If we obtain the necessary shareholder approval, the Bermuda Supreme Court will hold the Sanction Hearing, which is scheduled to be held on September 4, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from the shareholders, sanctioning of the Bermuda Supreme Court and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective. Various steps of the Transaction will occur effectively simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps will occur effectively simultaneously:

1.	all fractional Class A common shares of Cooper Industries, Ltd. held of record by the Class A Public Shareholders, if any, will be cancelled and Cooper Industries, Ltd. will pay to each Class A Public Shareholder holding fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Cooper Industries, Ltd. Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of Cooper Industries, Ltd. held by the Class A Public Shareholders will be cancelled;

3.	Cooper Industries, Ltd. will issue to Cooper Industries plc a number of Class A common shares that is equal to the number of Cooper Industries plc ordinary shares that is issued by Cooper Industries plc as described in paragraph 4 below;

4.	Cooper Industries plc will issue ordinary shares on a one-for-one basis to the Class A Public Shareholders holding Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of Cooper Industries plc, which prior to the Transaction Time will be held by Cooper Industries, Ltd. and its nominees, will be acquired by Cooper Industries plc and cancelled for no consideration, in accordance with a resolution passed by Cooper Industries, Ltd. and such nominees.

As a result of the Transaction, the Class A Public Shareholders will become ordinary shareholders of Cooper Industries plc and Cooper Industries, Ltd. will become a subsidiary of Cooper Industries plc.

In connection with consummation of the Transaction:

•	Cooper Industries plc will assume Cooper Industries, Ltd.’s existing obligations in connection with awards granted under Cooper Industries, Ltd.’s equity incentive plans and other similar employee awards;

•	Cooper Industries plc will enter into supplemental indentures to the indentures governing the senior and medium term notes issued by certain of Cooper Industries, Ltd.’s subsidiaries, pursuant to which Cooper

Industries plc will guarantee the obligations of those subsidiaries under the indentures and supplemental indentures governing the senior and medium term notes; and

•	We will seek waivers under and/or amendments to our credit facilities in order to avoid technical defaults that would otherwise result from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction.

We refer to the foregoing transactions, together with the steps of the Transaction and the change in Cooper Industries, Ltd.’s tax residency from Bermuda to Ireland that was completed in December 2008, as the Reorganization.

As of July 13, 2009, there were 203,285,122 Class A common shares of Cooper Industries, Ltd. issued, of which 166,765,446 were held by the Class A Public Shareholders and 36,519,676 were held by wholly owned subsidiaries of Cooper Industries, Ltd. These subsidiaries will not exchange their Cooper Industries, Ltd. Class A common shares for Cooper Industries plc ordinary shares in the Transaction. These subsidiaries will continue to hold their Class A common shares in Cooper Industries, Ltd. following the completion of the Transaction.

There currently are no fractional shares held of record and we do not expert there to be any such fractional shares held of record immediately prior to the Transaction Time.

As of July 13, 2009, there were 105,420,258 Class B common shares of Cooper Industries, Ltd. issued, the sole holder of which is a wholly owned subsidiary of Cooper Industries, Ltd. This subsidiary will not participate in the Scheme of Arrangement and will not exchange its Cooper Industries, Ltd. Class B common shares for Cooper Industries plc ordinary shares in the Transaction. This subsidiary will continue to hold its Class B common shares in Cooper Industries, Ltd. following the completion of the Transaction.

The Class A common shares and Class B common shares held by subsidiaries of Cooper Industries, Ltd. will not be exchanged for Cooper Industries plc ordinary shares in the Transaction in order to simplify the corporate structure of Cooper Industries.

Background and Reasons for the Reorganization

Cooper Industries, Ltd. is currently incorporated in Bermuda, where it has been incorporated since May 22, 2001. In 2002, Cooper Industries, Ltd., became the ultimate parent company of the Cooper group of companies, following a reincorporation from Ohio. We reincorporated in Bermuda to take advantage of financial and other business opportunities that were not available under our corporate structure at the time, including:

•	Maximization of our potential business growth and cash flow, in light of our expectation that in the future a greater portion of our business would be generated from non-U.S. markets;

•	Improvement of our worldwide effective tax rate;

•	Use of the greater cash flow to invest for further earnings growth, including by developing higher growth product lines and acquiring complementary higher growth electrical and electronic businesses;

•	Use of the greater cash flow to reduce the amount of our debt and repurchase shares; and

•	Expansion of our investor base as our Company’s shares could become more attractive to non-U.S. investors.

Bermuda, however, lacks a substantial network of commercial, tax, and other treaties and established relationships with many of the countries where Cooper Industries has major operations. In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries that do not have tax treaties with the U.S., like Bermuda. Also, legislative and regulatory bodies in the U.S. and certain U.S. trading partners have been actively considering proposals that would impact multi-national companies incorporated in jurisdictions such as Bermuda that do not have tax treaties with the U.S. or certain U.S. trading partners. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden if we remained incorporated in Bermuda. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates. Consequently, following a thorough review, Cooper Industries determined that moving its place of incorporation out of Bermuda, in addition to the earlier move in tax residence, is best for shareholders, employees and other stakeholders.

As a result of reaching this decision, Cooper Industries reviewed a number of alternatives with its board of directors and outside advisors, including incorporating in a number of different jurisdictions. We determined that incorporating in the United States would have negative financial consequences for Cooper Industries and its shareholders by increasing our global effective tax rate, resulting in potentially significant declines in net income, earnings per share and cash flow. We ultimately decided to incorporate and become tax resident in a jurisdiction that is a member of both the European Union and the OECD, given:

•	Cooper Industries’ already substantial operations in Europe, which experienced considerable growth in 2007 and 2008;

•	The introduction of various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	Many of the favorable European Union tax directives and other protections apply only to a company that is both incorporated and tax resident in a European Union jurisdiction; and

•	A company that is both incorporated and tax resident in a European Union jurisdiction may improve its position with respect to United States and other legislative and regulatory proposals that may be adopted in the future.

We selected Ireland after considering various factors, including the following:

•	Cooper Industries is already tax resident in Ireland.

•	As we continue to grow internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. Ireland is a beneficial location considering Cooper Industries’ presence in markets outside the United States. We already have sales and customer service operations in Ireland and we have hired a country manager to focus on growing our commercial presence in Ireland. Also, Cooper generates a substantial portion of its revenues outside the United States, in countries such as the United Kingdom, France, Germany, Canada and Mexico and countries in the Middle East and Southeast Asia. Cooper Industries also has operations in India and China and has majority-owned joint ventures with operations in China. Ireland is well-located with respect to these markets.

•	Ireland enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where Cooper Industries has major operations.

•	Both Ireland and Bermuda are common law jurisdictions which we consider to be less prescriptive than many civil law jurisdictions. As a result, we believe Ireland’s legal system to be more flexible, predictable and familiar to Cooper Industries, and more familiar to its shareholders, than that of a civil law system.

•	Ireland is an English-speaking country, is a member of the euro zone, and has a stable business, legal and regulatory environment.

•	Ireland permits the payment of dividends in U.S. dollars.

We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following:

•	The rights of Cooper Industries’ shareholders will change due to differences between Bermuda and Irish law and between the governing documents of Cooper Industries, Ltd. and Cooper Industries plc;

•	The market for Cooper Industries plc ordinary shares may differ from the market for Cooper Industries, Ltd. Class A common shares and Cooper Industries’ shares will likely be removed from the S&P 500 and may be removed from other indices as a result of the Transaction;

•	Legislative and regulatory action in the U.S. could materially and adversely affect us regardless of whether we complete the Reorganization;

•	The Reorganization may not allow us to maintain a competitive worldwide effective tax rate and may result in additional costs even if it is not completed;

•	We cannot guarantee that material changes would not be made to the financial or other terms of our credit facilities in connection with obtaining the appropriate waivers and/or amendments to such facilities;

•	We may choose to abandon or delay the Transaction;

•	If the distributable reserves proposal is not approved, Cooper Industries plc may not be able to pay dividends or repurchase shares following the Transaction;

•	Increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management;

•	The transfer of Cooper Industries plc shares after the Transaction may be subject to Irish stamp duty; and

•	Following Cooper Industries’ change in tax residency in December 2008, dividends received by shareholders may be subject to Irish dividend withholding tax whether or not the Transaction is completed.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Amendment, Termination or Delay

Subject to U.S. securities law constraints, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its adoption by the Class A common shareholders of Cooper Industries, Ltd. at the special court-ordered meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by Cooper Industries, Ltd. Class A common shareholders without obtaining that approval.

At the Sanction Hearing, the Bermuda Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Cooper Industries, Ltd. and Cooper Industries plc. Cooper Industries, Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A common shareholders which the Bermuda Supreme Court may think fit to approve or impose.

The board of directors of Cooper Industries, Ltd. may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement without obtaining the approval of Cooper Industries, Ltd. Class A common shareholders, even though the Scheme of Arrangement may have been approved by our Class A common shareholders and sanctioned by the Bermuda Supreme Court and all other conditions to the Transaction may have been satisfied, if the board of directors determines that such course is in the best interests of Cooper Industries, Ltd.

Unless the Scheme of Arrangement has become effective on or before March 31, 2010 or such later date, if any, as Cooper Industries, Ltd. may agree and the Bermuda Supreme Court may allow, the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by the requisite vote of Class A common shareholders of Cooper Industries, Ltd.;

•	the requisite court order sanctioning the Scheme of Arrangement is obtained from the Bermuda Supreme Court;

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Transaction or related transactions;

•	the Cooper Industries plc shares to be issued pursuant to the Transaction are authorized for listing on the NYSE, subject to official notice of issuance;

•	all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Transaction and related transactions (including, without limitation, appropriate waivers under and/or amendments to our five-year credit facility and our 364-day credit facility) are obtained on terms acceptable to Cooper Industries and are in full force and effect;

•	Cooper Industries receives an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to it, confirming in general, as of the effective date of the Scheme of Arrangement, that the discussion under “Material Tax Considerations — U.S. Federal Income Tax Considerations” fairly summarizes such considerations with respect to U.S. holders and non-U.S. holders (each as defined therein); and

•	Cooper Industries receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations — Irish Tax Considerations.”

Court Sanction of the Scheme of Arrangement

Pursuant to Section 99 of the Bermuda Companies Act 1981 (the “Bermuda Companies Act”), the Scheme of Arrangement must be sanctioned by the Supreme Court in Bermuda. This requires Cooper Industries, Ltd. to file a petition (the “Petition”) for the Scheme of Arrangement with the Bermuda Supreme Court. Prior to the mailing of this proxy statement, Cooper Industries, Ltd. obtained directions from the Bermuda Supreme Court providing for the convening of a Cooper Industries, Ltd. Class A common shareholders meeting and other procedural matters regarding the meeting and the Bermuda Supreme Court proceeding, including a date upon which the Bermuda Supreme Court will hear the Petition. A copy of the Bermuda Supreme Court’s directions is attached as Annex D to this proxy statement. Subject to Class A common shareholders of Cooper Industries, Ltd. approving the Scheme of Arrangement with the vote required by the Bermuda Companies Act, a Sanction Hearing will be required to hear the Petition and sanction the Scheme of Arrangement. At the Sanction Hearing, the Bermuda Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Cooper Industries, Ltd. and Cooper Industries plc. Cooper Industries, Ltd. may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A common shareholders which the Bermuda Supreme Court may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Bermuda Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair to Cooper Industries, Ltd.’s Class A common shareholders. We expect the Sanction Hearing to be held on September 4, 2009 at 9:30 a.m., Bermuda time, at the Bermuda Supreme Court in Hamilton, Bermuda. If you are a Class A

common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Bermuda Supreme Court has wide discretion to hear from interested parties. Cooper Industries, Ltd. will not object to the participation in the Sanction Hearing by any beneficial holder of Class A common shares. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Bermuda Supreme Court sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies of Bermuda as required by Section 99 of the Bermuda Companies Act. Please see “Proposal Number One: The Reorganization — Conditions to Consummation of the Transaction” for more information on the conditions to the Transaction.

The Scheme of Arrangement is attached as Annex A to this proxy statement. At the special court-ordered meeting, Cooper Industries, Ltd.’s Class A common shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then Cooper Industries, Ltd. will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage all Class A common shareholders to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Bermuda Supreme Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A Class A common shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify Cooper Industries, Ltd. in writing of his or her intention at least five business days prior to commencing a new proceeding. After the effective date of the Scheme of Arrangement, no shareholder may commence a proceeding against Cooper Industries plc or Cooper Industries, Ltd. in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When under any provision of the Scheme of Arrangement a matter is to be determined by Cooper Industries, Ltd., then Cooper Industries, Ltd. will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Federal Securities Law Consequences; Resale Restrictions

The issuance of Cooper Industries plc shares to Cooper Industries, Ltd.’s shareholders in connection with the Transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to sanction the Scheme of Arrangement, the Bermuda Supreme Court will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to Cooper Industries, Ltd.’s Class A common shareholders. The Bermuda Supreme Court has fixed the date and time for the Sanction Hearing, which will be held at the Bermuda Supreme Court in Hamilton, Bermuda, as September 4, 2009, at 9:30 a.m., Bermuda time. The Cooper Industries plc ordinary shares issued to the Class A Public Shareholders in connection with the Transaction will be freely transferable, except for restrictions applicable to certain “affiliates” of Cooper Industries, Ltd. under the Securities Act, as follows:

•	Persons who were not affiliates of Cooper Industries, Ltd. at the Transaction Time and have not been affiliates within 90 days prior to such time will be permitted to sell any Cooper Industries plc shares received in the Transaction without regard to Rule 144 under the Securities Act.

•	Persons who were affiliates of Cooper Industries, Ltd. at the Transaction Time or were affiliates within 90 days prior to such time will be permitted to resell any Cooper Industries plc shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the Cooper Industries plc shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Cooper Industries, Ltd. shares held prior to the Transaction Time.

•	Persons whose shares of Cooper Industries, Ltd. bear a legend restricting transfer will receive shares of Cooper Industries plc that are subject to the same restrictions.

Persons who may be deemed to be affiliates of Cooper Industries, Ltd. and Cooper Industries plc for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Cooper Industries, Ltd. and Cooper Industries plc, and would not include shareholders who are not executive officers, directors or significant shareholders of Cooper Industries, Ltd. and Cooper Industries plc.

We have not filed a registration statement with the SEC covering any resales of the Cooper Industries plc shares to be received by the Class A Public Shareholders in connection with the Transaction. Cooper Industries plc will file certain post-effective amendments to existing effective registration statements of Cooper Industries, Ltd. concurrently with the completion of the Transaction.

Upon consummation of the Transaction, the ordinary shares of Cooper Industries plc will be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Transaction Time

If the Scheme of Arrangement is approved by the requisite shareholder vote, is sanctioned by the Bermuda Supreme Court and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), the Scheme of Arrangement will become effective upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies. Various steps of the Transaction will occur effectively simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day. The expected timetable for the Transaction is set forth as Annex E to this proxy statement.

In the event the conditions to the Transaction are not satisfied, the Transaction may be abandoned or delayed, even after approval by our Class A common shareholders and the sanction of the Bermuda Supreme Court. In addition, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, even though the Scheme of Arrangement may have been adopted by our Class A common shareholders and sanctioned by the Bermuda Supreme Court and all other conditions to the Transaction may have been satisfied, if the board of directors determines that such course is in the best interests of Cooper Industries, Ltd. Please see “Proposal Number One: The Reorganization — Amendment, Termination or Delay.”

Management of Cooper Industries plc

When the Transaction is completed, the executive officers and directors of Cooper Industries, Ltd. immediately prior to the completion of the Transaction are expected to be the executive officers and directors of Cooper Industries plc. Cooper Industries plc’s memorandum and articles of association, as they will be in effect after the Transaction, provides that directors will be divided into three classes, designated Class I, Class II and Class III and that each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. The initial division of the board into classes will be the same as the classes for the current directors of Cooper Industries, Ltd. The term of the initial Class I directors will terminate on the date of the 2010 annual general meeting; the term of the initial Class II directors will terminate on the date of the 2011 annual general meeting; and the term of the initial Class III directors will terminate on the date of the 2012 annual general meeting. At each annual general meeting of members beginning in 2010, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term.

Indemnification Agreements

The directors and officers of Cooper Industries, Ltd. currently have indemnification agreements with Cooper Industries, Ltd., and Cooper Industries, Ltd.’s bye-laws currently provide the directors and officers with certain indemnification and expense advancement rights. In connection with the Transaction, we expect that Cooper Industries, Ltd. and Cooper Industries plc will enter into indemnification agreements (or deed poll indemnities) with or with respect to each of Cooper Industries plc’s directors and its Secretary, providing for the indemnification of, and advancement of expenses to, these persons. We expect that the indemnification and expense advancement rights provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to those currently afforded under existing indemnification agreements with Cooper Industries, Ltd., with the primary differences being such modifications as may be necessary to preserve such rights in light of the limitations on the ability of an Irish company to indemnify its directors or its secretary and to provide protections in respect of the indemnitee’s service to Cooper Industries, Ltd. prior to the Transaction. For information on the ability of an Irish company to indemnify its directors or its secretary, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors — Indemnification of Directors and Officers; Insurance.” In addition, in connection with the Transaction, we expect that Cooper Industries plc will enter into indemnification agreements with each of Cooper Industries plc’s officers (other than its directors and Secretary) that will be substantially similar to existing indemnification agreements with Cooper Industries, Ltd., with the primary differences being such modifications as may be necessary to provide protections in respect of the indemnitee’s service to Cooper Industries, Ltd. prior to the Transaction.

Interests of Certain Persons in the Reorganization

Except for the indemnification agreements described above, no person who has been a director or executive officer of Cooper Industries, Ltd. at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Reorganization, except for any interest arising from his or her ownership of securities of Cooper Industries. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of shares of Cooper Industries, Ltd.

Required Vote; Board Recommendation

The special court-ordered meeting will be conducted in accordance with the directions of the Bermuda Supreme Court. The presence, in person or by proxy, of the holders of a majority of the Class A common shares outstanding and entitled to vote at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Please see “The Special Court-Ordered Meeting — Record Date; Voting Rights; Vote Required for Approval.” Assuming the presence of a quorum at the meeting, in order for the Scheme of Arrangement to be approved, it must receive the affirmative vote of a majority in number of the record holders of the Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy. In order for the distributable reserves proposal to be approved, it must receive the affirmative vote of holders of at least a majority of the Cooper Industries, Ltd. Class A common shares present in person or by proxy at the meeting and voting on the proposal.

The Cooper Industries, Ltd. board of directors unanimously recommends that the Class A common shareholders vote “FOR” the proposal to approve the Scheme of Arrangement and “FOR” the distributable reserves proposal.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Bermuda and Irish corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Under Bermuda law, none of the Class A common shareholders of Cooper Industries, Ltd. has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

No Action Required to Cancel Cooper Industries, Ltd. Shares and Receive Cooper Industries plc Shares

Assuming the Transaction becomes effective, the Cooper Industries, Ltd. Class A common shares held by the Class A Public Shareholders will be cancelled and Cooper Industries plc ordinary shares will be issued without any action on the part of the Class A Public Shareholders, regardless of whether they currently hold Cooper Industries, Ltd. shares in certificated form. All of Cooper Industries plc’s ordinary shares will be issued in uncertificated book-entry form. Consequently, following the Transaction, the Cooper Industries, Ltd. share certificates held by any Class A Public Shareholders will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in the names of the Class A Public Shareholders and will mail them a statement evidencing their ownership of Cooper Industries plc shares.

Dividend Policy

Cooper Industries paid dividends of $1.00 per share on its Class A common shares in fiscal year 2008. Please see “Market Price and Dividend Information.” We expect that we will continue to pay comparable dividends to holders of our ordinary shares following the Transaction. The timing, declaration and payment of future dividends to holders of our ordinary shares after the Transaction, however, will fall within the discretion of our board of directors and will depend upon many factors, including the statutory requirements of Irish law, our earnings and financial condition, the capital requirements of our businesses, industry practice and any other factors the board of directors deems relevant.

Under Irish law, dividends must be paid out of “distributable reserves,” which Cooper Industries plc will not have immediately following the Transaction Time but which we are taking steps to create. Please see “Risk Factors,” “Description of Cooper Industries plc Shares — Dividends” and “Proposal Number Two: Creation of Distributable Reserves.” We may delay the Transaction to minimize any disruption to the timing of our quarterly dividend. Please see “Proposal Number One: The Reorganization — Amendment, Termination or Delay.”

For a description of the Irish tax rules relating to dividends, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Compensation Plans

If the Transaction is completed, Cooper Industries plc will adopt and assume Cooper Industries, Ltd.’s obligations under equity incentive plans, and those plans will be amended as necessary to give effect to the Transaction, including to provide (1) that shares of Cooper Industries plc will be issued, held, available or used to measure benefits as appropriate under the plans, in lieu of shares of Cooper Industries, Ltd., including upon exercise of any options or share appreciation rights or upon vesting of restricted stock units issued under those plans; and (2) for the appropriate substitution of Cooper Industries plc for Cooper Industries, Ltd. in those plans.

Stock Exchange Listing

Cooper Industries, Ltd.’s Class A common shares are currently listed on the NYSE. There is currently no established public trading market for the ordinary shares of Cooper Industries plc. We intend to make application so that, immediately following the Transaction Time, the ordinary shares of Cooper Industries plc will be listed on the NYSE under the symbol “CBE,” the same symbol under which the Cooper Industries, Ltd. Class A common shares are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Cooper Industries plc will be reflected at their carrying amounts in the accounts of Cooper Industries, Ltd. at the Transaction Time.

Guarantee of Senior and Medium Term Notes

Upon completion of the Transaction, Cooper Industries plc will enter into supplemental indentures to the indentures governing the following senior and medium term notes issued by Cooper Industries, LLC and Cooper US, Inc., subsidiaries of Cooper Industries, Ltd.:

•	Senior unsecured notes issued on October 28, 2002 by Cooper Industries, LLC (as successor to Cooper Industries, Inc.) in an amount equal to $275 million that mature on November 1, 2009. The fixed rate notes have a stated interest rate of 5.50% and are guaranteed by Cooper Industries, Ltd. and certain of its subsidiaries. The notes have an effective annual cost of 5.71%;

•	Medium term notes issued on September 25, 1995 by Cooper Industries, LLC (as successor to Cooper Industries, Inc.) in an amount equal to $2.3 million with maturities through 2010. The fixed rate notes have a stated interest rate of 6.91% and are guaranteed by Cooper Industries, Ltd.;

•	Senior unsecured notes issued on November 8, 2005 by Cooper US, Inc. in an amount equal to $325 million that mature on November 15, 2012. Payment of the notes is guaranteed by Cooper Industries, Ltd. and certain of its subsidiaries. Proceeds of the notes were swapped with cross-currency interest-rate swaps to €272.6 million, effectively converting the seven-year U.S. notes to seven-year Euro notes with an annual interest rate of 3.55%;

•	Senior unsecured notes issued on June 18, 2007 by Cooper US, Inc. in an amount equal to $300 million due in 2017. The fixed rate notes have a stated interest rate of 6.10% and are guaranteed by Cooper Industries, Ltd. and certain of its principal operating subsidiaries. Combined with interest rate hedges, the 6.10% notes have an effective annual cost of 5.75%; and

•	Senior unsecured notes issued on March 27, 2008 by Cooper US, Inc. in an amount equal to $300 million due in 2015. The fixed rate notes have a stated interest rate of 5.45% and are guaranteed by Cooper Industries, Ltd. and certain of its principal operating subsidiaries. The notes have an effective annual cost of 5.56%.

The supplemental indentures will provide that Cooper Industries plc will guarantee the obligations of issuers of the applicable notes under the applicable indentures. Cooper Industries, Ltd. might not, however, be released from any of its obligations in respect of the senior and medium term notes.

Credit Facilities

We will seek waivers under and/or amendments to our five-year credit facility and our 364-day credit facility in order to avoid a technical default that would otherwise result under each facility from Cooper Industries, Ltd. becoming a wholly owned subsidiary of Cooper Industries plc in connection with the Transaction. One of the conditions to consummation of the Transaction is that we obtain the appropriate waivers and/or amendments on terms acceptable to us, although we may waive this condition. Please see “Proposal Number One: The Reorganization — Conditions to Consummation of the Transaction.” Although we expect that no material change would be made to the financial or other terms of the credit facilities in connection with obtaining the appropriate waivers and/or amendments, we cannot guarantee that there would not be any such material change. In addition, although we expect that the Transaction will not materially impact our ability to replace our existing five-year credit facility that expires in November 2009, we cannot guarantee that that there would not be any such material change. Please see “Risk Factors.” We also expect that, if the Transaction is consummated, the credit facilities would be amended to add Cooper Industries plc as a guarantor of the obligations under the five-year credit facility and the 364-day credit facility.

Effect of the Reorganization on Potential Future Status as a Foreign Private Issuer

Upon completion of the Reorganization, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP.

Cooper Industries, Ltd. currently is not a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act, and we do not currently believe that Cooper Industries plc will qualify as a “foreign private issuer” upon completion of the Reorganization. The definition of a “foreign private issuer” has two parts — one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer unless both parts of the definition are satisfied as of the last business day of its most recently completed second fiscal quarter. Cooper Industries, Ltd. currently satisfies the shareholder test because more than 50% of our outstanding voting securities are held by U.S. residents, and we currently expect that Cooper Industries plc will meet the shareholder test upon the completion of the Reorganization. The business contacts test requires that any of the following be true with respect to the organization incorporated under the laws of a foreign country: (A) the majority of its executive officers or directors are U.S. citizens or residents, (B) more than 50% of its assets are located in the United States, or (C) its business is administered principally in the United States. Cooper Industries, Ltd. currently meets the business contacts test, and we currently expect that Cooper Industries plc will meet the business contacts test upon the completion of the Reorganization. However, Cooper Industries plc may fail to satisfy the shareholder test and/or the business contacts test at some time in the future and, as a result, qualify for status as a foreign private issuer. If that occurs, Cooper Industries plc would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Cooper Industries plc would then be allowed to:

•	file annual reports within six months after the end of a fiscal year, and within four months after the end of a fiscal year beginning with fiscal years ending on or after December 15, 2011;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if IFRS is not used; and

•	choose which reporting currency to use in presenting its financial statements.

PROPOSAL NUMBER TWO: CREATION OF DISTRIBUTABLE RESERVES

Under Irish law, Cooper Industries plc requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders, or generally to buy back shares. Please see “Description of Cooper Industries plc Shares — Dividends” and “Description of Cooper Industries plc Shares — Share Repurchases and Redemptions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of Cooper Industries plc will not contain any distributable reserves, and “shareholders’ equity” in such balance sheet will be comprised entirely of “share capital” (equal to the aggregate par value of the Cooper Industries plc shares issued in the Transaction) and “share premium” (resulting from the issuance of Cooper Industries plc shares in the Transaction and equal to (a) the aggregate market value of the Cooper Industries, Ltd. shares as of the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, less (b) the share capital). The current shareholders of Cooper Industries plc (which are Cooper Industries, Ltd. and its nominees) have unanimously passed a resolution that would create distributable reserves following the Transaction by converting to distributable reserves all of the share premium of Cooper Industries plc, less the total outstanding financial indebtedness of Cooper Industries, Ltd. and its subsidiaries as of immediately prior to the Transaction Time. Based upon the closing sale price of Cooper Industries, Ltd.’s Class A common shares and the outstanding financial indebtedness of Cooper Industries, Ltd. and its subsidiaries as of July 13, 2009, if the Transaction Time were to occur after the close of trading on that date, distributable reserves of Cooper Industries plc created in this manner would be approximately 3.7 billion.

If the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, Class A common shareholders of Cooper Industries, Ltd. also will be asked at the special court-ordered meeting to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc. If the Class A common shareholders of Cooper Industries, Ltd. approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the High Court is expected to be obtained within six weeks after the consummation of the Transaction.

The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of Cooper Industries, Ltd. approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, Cooper Industries plc may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction. In addition, although we are not aware of any reason why the High Court would not approve the creation of distributable reserves, there is no guarantee that such approval will be forthcoming. Please see “Risk Factors.”

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the anticipated material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (as defined below) of the Transaction and of investing in the Cooper Industries plc shares received in the Transaction. The information presented under the caption “Irish Tax Considerations” is a discussion of the anticipated material Irish tax consequences of the Transaction for Class A Public Shareholders and of investing in the Cooper Industries plc shares. The information presented under the caption “Bermuda Tax Considerations” is a discussion of the anticipated material Bermuda tax consequences of the Transaction.

You should consult your tax advisor regarding the applicable tax consequences to you of the Transaction and investing in the Cooper Industries plc shares under the laws of the United States (federal, state and local), Ireland, Bermuda and any other applicable foreign jurisdiction.

The discussion set forth below does not discuss any U.S., Irish or Bermuda tax consequences to the subsidiaries of Cooper Industries, Ltd. that hold Cooper Industries, Ltd. Class A common shares.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or description of all potential tax consequences of the Transaction or of holding or disposing of Cooper Industries plc shares, and does not address all tax considerations that may be relevant to Class A Public Shareholders. Special rules that are not discussed in the general descriptions below also may apply to Class A Public Shareholders, based on their particular circumstances. In particular, this discussion addresses only tax consequences to holders that hold their Cooper Industries, Ltd. Class A common shares, and that will hold their Cooper Industries plc ordinary shares after the Transaction, as capital assets for U.S. federal income tax purposes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	a bank or other financial institution;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding shares as part of a straddle, hedge, integrated transaction, or covered transaction;

•	a person who has been, but is no longer, a citizen or resident of the United States;

•	a person holding shares through a partnership or other pass-through entity;

•	a person who is liable for alternative minimum tax;

•	a broker-dealer or trader in securities, commodities or currencies;

•	a grantor trust;

•	a U.S. holder whose functional currency is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a holder who received the Cooper Industries, Ltd. Class A common shares through the exercise of employee stock options or otherwise as compensation; or

•	a holder of Cooper Industries plc shares who, immediately after the Transaction, actually or constructively owns 10% or more of the total combined voting power of all classes of shares entitled to vote of Cooper Industries plc.

This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to in this discussion as the “Code,” Treasury Regulations promulgated under the Code, court decisions, published opinions and administrative pronouncements of the Internal Revenue Service and other applicable authorities, and income tax treaties to which the United States is a party, all as in effect and available on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. The discussion assumes that neither Cooper Industries, Ltd. nor Cooper Industries plc is currently, or was in the years preceding the Transaction, a “passive foreign investment company” under the Code (a “PFIC”). No ruling has been requested from the Internal Revenue Service as to the U.S. federal income tax consequences of the Transaction, post-Transaction ownership and disposition of Cooper Industries plc shares or any other matter. There can be no assurance that the Internal Revenue Service would not challenge any of the U.S. federal income tax consequences described below and that a court would not uphold such challenge.

As used in this discussion, a “U.S. holder” is a beneficial owner of Cooper Industries, Ltd. Class A common shares (or record owner that does not hold such shares on behalf of another person), or, after the completion of the Transaction, Cooper Industries plc shares, that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under U.S. federal or state law;

•	an estate whose worldwide income is subject to U.S. federal income tax; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

A “non-U.S. holder” is any beneficial owner of Cooper Industries, Ltd. Class A common shares (or record owner that does not hold such shares on behalf of another person), or after the completion of the Transaction, Cooper Industries plc shares, that is not a partnership for U.S. federal income tax purposes and is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Cooper Industries, Ltd. Class A common or Cooper Industries plc shares (or record owner that does not hold such shares on behalf of another person), the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Cooper Industries, Ltd. Class A common or Cooper Industries plc shares that are partnerships and partners in these partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the Transaction.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE TRANSACTION TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION IN LIGHT OF YOUR OWN SITUATION.

Material Tax Consequences to U.S. Holders

The Transaction

The receipt by Cooper Industries, Ltd. shareholders of Cooper Industries plc shares following the cancellation of their Cooper Industries, Ltd. Class A common shares generally will constitute a tax-free exchange for U.S. federal income tax purposes. The discussion below describes the general consequences to U.S. holders and non-U.S. holders of the Transaction qualifying as such.

U.S. Holders Owning Less Than Five Percent of Cooper Industries plc.   Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) less than five percent of the shares of Cooper Industries plc immediately after the Transaction will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. The tax basis of the Cooper Industries plc shares received by U.S. holders in the Transaction will be equal to the tax basis of their Cooper Industries, Ltd. Class A common shares held prior to the Transaction, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received. The holding period of the Cooper Industries plc shares received by U.S. holders will include the period those holders held their Cooper Industries, Ltd. Class A common shares. U.S. holders who hold their Cooper Industries, Ltd. Class A common shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases and holding periods of the particular Cooper Industries plc shares received in the Transaction.

U.S. Holders Owning Five Percent or More of Cooper Industries plc.  Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) five percent or more of the shares of Cooper Industries plc immediately after the Transaction generally will be required to file and maintain with the IRS a “gain recognition agreement” and related materials, which we refer to as a “GRA,” in order to defer gain realized in the Transaction. Provided such holders timely file and maintain a GRA, (1) such holders will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares, (2) the tax basis of the Cooper Industries plc shares received by such holders in the Transaction will be equal to the tax basis of their Cooper Industries, Ltd. Class A common shares held prior to the Transaction, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received and (3) the holding period of the Cooper Industries plc shares received by recognize a loss in the Transaction. Five percent or greater U.S. holders should consult their own tax advisor to determine whether and when to file a GRA and the tax implications thereof.

Cash Received In Lieu of Fractional Shares.  A U.S. holder who receives cash in lieu of fractional shares of Cooper Industries plc shares should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the holder’s tax basis in the Cooper Industries, Ltd. Class A common shares that was allocable to the fractional share. The capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share is more than one year as of the date of the Transaction.

Tax Consequences of Owning Cooper Industries plc Shares Received in the Transaction

Receiving Distributions on Cooper Industries plc Shares.  U.S. holders will be required to include in income the gross amount of any distribution received on the Cooper Industries plc shares to the extent that the distribution is paid out of Cooper Industries plc’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Cooper Industries plc shares are listed on the New York Stock Exchange (or certain other stock exchanges) and/or Cooper Industries plc qualifies for benefits under the Ireland-U.S. Tax Treaty, Cooper Industries plc will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, including if Cooper Industries were a PFIC in the taxable year of the dividend payment or the prior taxable year, and U.S. holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends from Cooper Industries plc will not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Cooper Industries plc will be applied first to reduce the U.S. holder’s tax basis in its Cooper Industries plc shares, and thereafter will constitute gain from the sale or exchange of such shares, which will be taxed in the manner described below under “— Dispositions of Cooper Industries plc Shares.”

Dispositions of Cooper Industries plc Shares.  U.S. holders of Cooper Industries plc shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Cooper Industries plc shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, capital gains are subject to reduced rates of tax if the holder’s holding period for such Cooper Industries plc shares exceeds twelve months. The deductibility of capital losses is subject to limitations.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a U.S. holder as described below under the heading “— Irish Tax Considerations” will not be creditable against U.S. federal income taxes, although a U.S. holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. U.S. holders should consult an independent tax advisor regarding the tax treatment of these Irish taxes.

Material Tax Consequences to Non-U.S. Holders

The Transaction

In general, the receipt of Cooper Industries plc shares by non-U.S. holders following the cancellation of their Cooper Industries, Ltd. Class A common shares will not be subject to U.S. federal income or withholding tax on any realized gain with respect to the Transaction.

Tax Consequences of Owning Cooper Industries plc Shares Received in the Transaction

Non-U.S. holders of Cooper Industries plc shares generally will not be subject to U.S. federal income or withholding tax on dividend income from Cooper Industries plc and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of Cooper Industries plc shares, unless:

•	such gain or dividend income is effectively connected with the conduct by the holder of a trade or business within the United States or, if a treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States; or

•	in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of Cooper Industries plc immediately after the Transaction will be required to file certain reporting statements.

Dividends on Cooper Industries plc shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the Cooper Industries plc shares.

In addition to being subject to backup withholding, if a U.S. holder of Cooper Industries plc shares does not provide us (or our transfer agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability.

In order not to be subject to backup withholding tax on a subsequent disposition of Cooper Industries plc shares, or dividends paid on those shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain investors who are the beneficial owners of Cooper Industries, Ltd. Class A common shares and who receive Cooper Industries plc shares in the Transaction. It is based on existing Irish law and practices in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to Cooper Industries, Ltd. Class A common shares and Cooper Industries plc shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their Cooper Industries plc shares by virtue of an office or employment. This summary is not exhaustive and shareholders should consult their own tax advisors as to the tax consequences in Ireland, or other relevant jurisdictions of the Transaction, including the acquisition, ownership and disposition of the Cooper Industries plc shares.

Irish Tax on Chargeable Gains

Neither the receipt by Class A Public Shareholders of Cooper Industries plc shares as consideration for the cancellation of their Cooper Industries, Ltd. shares in the Transaction nor the receipt of cash by Class A Public Shareholders in lieu of fractional shares in the Transaction will give rise to a liability to Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency.

The issuance, pursuant to the Transaction, of Cooper Industries plc shares to Class A Public Shareholders who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency, should be treated as falling within the relief for a reorganization for the purposes of taxation of chargeable gains. Accordingly, the Cooper Industries plc shares issued to Class A Public Shareholders in accordance with their entitlements as Class A Public Shareholders should be treated as the same asset and as acquired at the same time as the Cooper Industries, Ltd. Class A common shares. The receipt of cash in lieu of fractional shares may trigger a liability to Irish tax on chargeable gains for such shareholders. Shareholders should consult their own tax advisor if they believe they may be subject to Irish tax.

Withholding Tax on Dividends

Distributions made by Cooper Industries are generally subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies, which we believe will be the case for the majority of shareholders. DWT (if any) arises in respect of dividends paid after Cooper Industries’ establishment of tax residency in Ireland, which occurred in December 2008. For DWT purposes, a dividend includes any distribution made by Cooper Industries to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Cooper Industries is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

When we refer in this discussion of withholding tax to shares held “beneficially” through “brokers,” we are specifically referring to shares held beneficially through brokers who in turn hold those shares through DTC. Shareholders who hold shares beneficially through brokers who do not hold those shares through DTC should consult their own tax advisors.

When we refer in this discussion of withholding tax to “Cooper Industries shareholders” or “shareholders” or the like, we are referring to the Class A Public Shareholders prior to the Transaction and the shareholders of Cooper Industries plc following the Transaction, as applicable.

Certain shareholders (both individual and corporate) are entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from Cooper Industries if the shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•	a corporate shareholder resident for tax purposes in a “relevant territory” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•	a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker at least 7 business days (and the relevant information is further transmitted to Cooper Industries’ qualifying intermediary) before the record date for the dividend (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly).

Cooper Industries has an agreement in place with The Bank of New York Mellon (“BNYM”) (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of Cooper Industries (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities, after Cooper Industries delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Cooper Industries will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For a list of “relevant territories” as defined for the purposes of DWT, please see Annex C to this proxy statement.

Shares Held by U.S. Resident Shareholders

Dividends paid on Cooper Industries shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S. Cooper Industries strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Cooper Industries’ qualifying intermediary).

Dividends paid on Cooper Industries shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to Cooper Industries’ transfer agent. Cooper Industries strongly recommends that shareholders who are residents of the U.S. and hold shares directly ensure that an appropriate Form W-9 or taxpayer identification number has been provided to Cooper Industries’ transfer agent. If you currently have amounts withheld from your dividend payments, we recommend that you contact our transfer agent to confirm whether a validly executed Form W-9 is on file.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of “Relevant Territories” Other Than the U.S.

Shareholders who are residents of “relevant territories” other than the U.S. who held any Cooper Industries shares on January 1, 2009, generally will receive dividends in 2009 without any DWT. For shares held beneficially, dividends will be paid in 2009 without any DWT if the address of the relevant shareholder in his or her broker’s records is in a “relevant territory” other than the U.S. Cooper Industries strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Cooper Industries’ qualifying intermediary). For shares held directly, dividends will be paid in 2009 without any DWT if the shareholder has provided a valid U.S. tax form showing an address in a “relevant territory” other than the U.S. to Cooper Industries’ transfer agent. Cooper Industries strongly recommends that such shareholders ensure that the appropriate tax form has been provided to Cooper Industries’ transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire all their Cooper Industries shares after January 1, 2009, must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT. Such shareholders must provide the appropriate Irish dividend withholding tax forms to their brokers at least 7 business days (so that such brokers can further transmit the relevant information to Cooper Industries’ qualifying intermediary) before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly). Cooper Industries strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or Cooper Industries’ transfer agent, as the case may be, as soon as possible after acquiring their shares.

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends in 2010 and later years without DWT. Such shareholders must provide the appropriate Irish forms to their brokers at least 7 business days (so that such brokers can further transmit the relevant information to Cooper Industries’ qualifying intermediary) before the record date for the first dividend paid in 2010 (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly). Cooper Industries strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or Cooper Industries’ transfer agent, as the case may be, as soon as possible.

If any shareholder who is resident in a “relevant territory” receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to a shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT. Shareholders should consult their own tax advisor if they believe they may be subject to DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their Cooper Industries plc shares.

Shareholders who are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers at least 7 business days (so that such brokers can further transmit the relevant information to Cooper Industries’ qualifying intermediary) before the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly). Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Shares Held by Other Persons

Cooper Industries shareholders who do not reside in “relevant territories” or in Ireland will be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish dividend withholding tax form to his or her broker at least 7 business days (so that such broker can further transmit the relevant information to Cooper Industries’ qualifying intermediary) before to the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to Cooper Industries’ transfer agent at least 7 business days before such record date (in the case of shares held directly). Cooper Industries strongly recommends that such shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to their brokers or Cooper Industries’ transfer agent, as the case may be, as soon as possible.

If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on Cooper Industries Shares

Irish income tax (if any) arises in respect of dividends paid after Cooper Industries’ establishment of tax residency in Ireland, which occurred in December 2008.

When we refer in this discussion of income tax to “Cooper Industries shareholders” or “shareholders” or the like, we are referring to the Class A Public Shareholders prior to the Transaction and the shareholders of Cooper Industries plc following the Transaction, as applicable.

A shareholder who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability for Irish income tax or the income and health levies on a dividend from Cooper Industries plc unless he or she holds his or her Cooper Industries shares through a branch or agency in Ireland through which a trade is carried on. Shareholders who are neither resident nor ordinarily resident in Ireland and who are not entitled to an exemption from DWT generally have no additional Irish income tax liability or a liability to the income or health levy unless the shareholder holds Cooper Industries shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by Cooper Industries discharges such liability to Irish income tax provided that the shareholder furnishes a statement of DWT imposed to the Irish Revenue.

A shareholders who is a resident of a “relevant territory” or is otherwise exempt from DWT should be able to make a reclaim of the DWT from the Irish Revenue Commissioners unless the shareholder holds Cooper Industries shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from Cooper Industries plc. Such shareholders should consult their own tax advisor.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of Cooper Industries plc ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Cooper Industries plc ordinary shares are regarded as property situated in Ireland as the share register of Cooper Industries must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

Irish stamp duty (if any) becomes payable only in respect of share transfers occurring after completion of the Transaction.

No stamp duty will be payable on the cancellation of the Class A common shares of Cooper Industries, Ltd. held by Class A Public Shareholders immediately prior to the Transaction or the issue of Cooper Industries plc ordinary shares under the Transaction.

When we refer in this discussion of stamp duty to shares held “beneficially” through “brokers,” we are specifically referring to shares held beneficially through brokers who in turn hold those shares through DTC. Shareholders who hold shares beneficially through brokers who do not hold those shares through DTC should consult their own tax advisors.

A transfer of Cooper Industries plc shares from a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty.

A transfer of Cooper Industries plc shares by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee. A shareholder who holds Cooper Industries plc shares directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the shareholder must confirm to Cooper Industries plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares. A person wishing to acquire shares directly may need to purchase the shares through a broker account and then transfer such shares into his or her own name.

Because of the potential Irish stamp duty on transfers of Cooper Industries plc shares, Cooper Industries strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account as soon as possible, and in any event prior to completion of the Transaction. Directly registered shareholders who want to transfer their shares to a broker account should contact a broker who can initiate the share transfer on their behalf. Cooper Industries also strongly recommends that any person who wishes to acquire Cooper Industries plc shares after completion of the Transaction acquire such shares beneficially through a broker.

We currently intend to pay (or cause one of our subsidiaries to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases Cooper Industries may, in its absolute discretion, pay (or cause one of its subsidiaries to pay) any stamp duty. Cooper Industries plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, Cooper Industries plc (a) may seek reimbursement from the buyer or seller, at its discretion, (b) may set-off the stamp duty against any dividends payable to the buyer or seller, at its discretion, of those shares and (c) may claim a first and permanent lien on the Cooper Industries plc shares on which stamp duty has been paid by Cooper Industries plc or its subsidiary for the amount of stamp duty paid. Cooper Industries plc’s lien shall extend to all dividends paid on those shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Cooper Industries plc shares has been paid unless one or both of such parties is otherwise notified by Cooper Industries.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to Cooper Industries, Ltd. or Cooper Industries plc or their respective shareholders.

DESCRIPTION OF COOPER INDUSTRIES PLC SHARES

The following description of Cooper Industries plc’s share capital is a summary. This summary is not complete and is subject to the complete text of Cooper Industries plc’s forms of memorandum and articles of association attached as Annex B to this proxy statement and to the Irish Companies Acts. We encourage you to read those laws and documents carefully. There are differences between Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction; however, there are no material differences between those documents, except for changes (a) that are required by Irish law (i.e., certain provisions of the Cooper Industries, Ltd. bye-laws were not replicated in the Cooper Industries plc articles of association because Irish law would not permit such replication, and certain provisions were included in the Cooper Industries plc articles of association although they were not in the Cooper Industries, Ltd. bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (b) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Cooper Industries following the Transaction. See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects Cooper Industries plc’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capitalization

Authorized Share Capital.  The authorized share capital of Cooper Industries plc is €40,000 and $7,600,000, divided into 40,000 ordinary shares with a par value of €1 per share, 750,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preferred shares, par value $0.01 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. The authorized share capital includes 40,000 ordinary shares with a par value of €1 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Cooper Industries plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. Following the Transaction, we expect that Cooper Industries plc will have issued approximately 167,000,000 ordinary shares. This means that Cooper Industries plc would be able to issue further shares comprised of approximately 583,000,000 ordinary shares, par value of $0.01 per share, and 10,000,000 preferred shares, par value $0.01 per share. In connection with the Transaction, Cooper Industries plc will also assume Cooper Industries, Ltd.’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. On a poll, an “ordinary resolution” requires a majority of the total number of votes of the shares of Cooper Industries plc present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of Cooper Industries plc authorize the board of directors of Cooper Industries plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of Cooper Industries plc’s incorporation.

The authorized share capital may be increased by way of an ordinary resolution of Cooper Industries plc’s shareholders.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in Cooper Industries plc’s articles of association. Cooper Industries plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Cooper Industries plc. Preferred shares may be preferred as to dividends, rights upon the dissolution of, or upon any distribution of the assets of, Cooper Industries plc, or voting in such manner as the directors of Cooper Industries plc may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of Cooper Industries plc, or both, and may be convertible into or exchangeable for shares of any other class or classes, or of any other series, of Cooper Industries plc, depending on the terms of such preferred shares. The Company may also convert any of its shares into redeemable shares subject to a member being able to notify the Company of his or her unwillingness to have his or her shares so converted at any time prior to the date of conversion.

Irish law does not recognize fractional shares held of record; accordingly, Cooper Industries plc’s articles of association do not provide for the issuance of fractional shares of Cooper Industries plc, and the official Irish register of Cooper Industries plc will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of Cooper Industries plc any shareholder would become entitled to fractions of a share, the directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those shareholders. This ability of the directors of Cooper Industries plc to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record.

Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of Cooper Industries plc will be €40,000, comprised of 40,000 ordinary shares with a par value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by Cooper Industries plc and will then be cancelled by Cooper Industries plc. We expect that Cooper Industries plc will then issue approximately 167,000,000 ordinary shares having a par value of $0.01 each. All shares issued on completion of the Transaction will be issued as fully paid up.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Cooper Industries plc’s shareholders where shares in Cooper Industries plc are to be issued for cash. However, Cooper Industries plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Cooper Industries plc’s articles of association provide that this opt-out must be so renewed. On a poll, a “special resolution” requires not less than 75% of the votes of the shares of Cooper Industries plc present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Cooper Industries plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of Cooper Industries plc provide that the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Cooper Industries plc will be subject to the rules of the New York Stock Exchange that require shareholder approval of certain issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Cooper Industries plc less accumulated realized losses of Cooper Industries plc. In addition, no distribution or dividend may be made unless the net assets of Cooper Industries plc are equal to, or in excess of, the aggregate of Cooper Industries plc’s called up share capital plus undistributable reserves and the distribution does not reduce Cooper Industries plc’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Cooper Industries plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Cooper Industries plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Cooper Industries plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Cooper Industries plc. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements prepared in accordance with the Irish Companies Acts and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a true and fair view of Cooper Industries plc’s unconsolidated financial position in accord with accepted accounting practice. The annual audited accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Cooper Industries plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Cooper Industries plc. Cooper Industries plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Cooper Industries plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Cooper Industries plc may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Cooper Industries plc in relation to the shares of Cooper Industries plc.

The directors of Cooper Industries plc are also entitled to issue shares with preferred rights to participate in dividends declared by Cooper Industries plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Repurchases and Redemptions

Overview

Article 3(d)(i) of Cooper Industries plc’s articles of association provides that any share which Cooper Industries plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of shares by Cooper Industries plc will technically be effected as a redemption of those shares as described below under “— Share Repurchases and Redemptions — Repurchases and Redemptions by Cooper Industries plc.” If the articles of association of Cooper Industries plc did not contain Article 3(d)(i), repurchases by Cooper Industries plc would be subject to many of the same rules that apply to purchases of Cooper Industries plc shares by subsidiaries described below under “— Share Repurchases and Redemptions — Purchases by Subsidiaries of Cooper Industries plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back shares of Cooper Industries plc, we are referring to the redemption of shares by Cooper Industries plc pursuant to Article 3(d)(i) of the articles of association or the purchase of shares of Cooper Industries plc by a subsidiary of Cooper Industries plc, in each case in accordance with the Cooper Industries plc articles of association and Irish company law as described below.

Repurchases and Redemptions by Cooper Industries plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. Although Cooper Industries plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by Cooper Industries plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Cooper Industries plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Cooper Industries plc shares.

The board of directors of Cooper Industries plc will also be entitled to issue preferred shares which may be redeemed at the option of either Cooper Industries plc or the shareholder, or both, depending on the terms of such preferred shares. Please see “— Capitalization — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Cooper Industries plc at any time must not exceed 10% of the nominal value of the issued share capital of Cooper Industries plc. While Cooper Industries plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Cooper Industries plc or reissued subject to certain conditions.

Purchases by Subsidiaries of Cooper Industries plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Cooper Industries plc either on-market or off-market. A general authority of the shareholders of Cooper Industries plc is required to allow a subsidiary of Cooper Industries plc to make on-market purchases of Cooper Industries plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Cooper Industries plc shares is required. We expect that Cooper Industries plc will seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of Cooper Industries plc in 2010 and at subsequent annual general meetings. In order for a subsidiary of Cooper Industries plc to make an on-market purchase of Cooper Industries plc’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Cooper Industries plc will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of Cooper Industries plc, the proposed purchase contract must be authorized by special resolution of the shareholders of Cooper Industries plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Cooper Industries plc.

The number of shares held by the subsidiaries of Cooper Industries plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Cooper Industries plc. While a subsidiary holds shares of Cooper Industries plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Cooper Industries plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

On February 12, 2008, Cooper Industries, Ltd.’s board of directors authorized the repurchase of ten million common shares. On February 9, 2009, Cooper Industries, Ltd.’s board of directors increased the share repurchase authorization by ten million shares. Cooper Industries, Ltd. has also announced that the board authorized the repurchase of shares issued from time to time under its equity compensation plans, matched savings plan and dividend reinvestment plan in order to offset the dilution that results from issuing shares under these plans. Cooper Industries, Ltd. may continue to repurchase shares under these authorizations from time to time. The decision whether to do so will be dependent on the favorability of market conditions, as well as potential cash requirements for acquisitions and debt repayments. As of July 13, 2009, 12,766,635 shares remained available under the existing share repurchase program plus the number of shares to be issued from time to time under equity compensation plans to offset the dilution that results from issuing shares under these plans.

Prior to the consummation of the Transaction, we expect (a) the board of directors of Cooper Industries plc to authorize the repurchase of Cooper Industries plc shares by Cooper Industries plc and (b) Cooper Industries, Ltd. and its nominee shareholders of Cooper Industries plc to authorize the purchase of Cooper Industries plc shares by subsidiaries of Cooper Industries plc, such that Cooper Industries plc and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the remaining authorization under the existing Cooper Industries, Ltd. share repurchase program as of the Transaction Time.

As noted above, because repurchases of Cooper Industries plc shares by Cooper Industries plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange,” and shareholder approval for such repurchases will not be required.

However, because purchases of Cooper Industries plc shares by subsidiaries of Cooper Industries plc may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of Cooper Industries plc described above will be effective as of the later of (a) the Transaction Time and (b) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will lapse on the date of the first annual general meeting of Cooper Industries plc, at which time we expect that we would seek shareholder approval to renew this authorization.

Bonus Shares

Under Cooper Industries plc’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of Cooper Industries plc for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Cooper Industries plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Cooper Industries plc may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, are unissued or have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so cancelled. Cooper Industries plc also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, more specifically the share premium of Cooper Industries plc, for purposes of Irish law.

General Meetings of Shareholders

Cooper Industries plc will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Cooper Industries plc’s fiscal year-end. The first annual general meeting of Cooper Industries plc may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, Cooper Industries plc’s articles of association include a provision reflecting this requirement of Irish law.

Extraordinary general meetings of Cooper Industries plc may be convened by the Chairman of the board of directors, the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of Cooper Industries plc carrying voting rights. In limited circumstances, Cooper Industries plc’s auditors can require the board of directors to convene extraordinary general meetings of Cooper Industries plc. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Cooper Industries plc as may be required from time to time.

Notice of a general meeting must be given to all shareholders of Cooper Industries plc and to the auditors of Cooper Industries plc. The articles of association of Cooper Industries plc provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Cooper Industries plc and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Cooper Industries plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened on requisition of the shareholders of Cooper Industries plc, the proposed purpose of the meeting must be set out in the requisition notice, which may contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Cooper Industries plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of the requisitioning shareholders, may themselves convene a meeting, which meeting must be held within three months of the receipt by the board of directors of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by ordinary resolution at a general meeting and serve for three-year terms, succeeding to the class of directors whose term expires at the annual meeting at which directors are elected. Because Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the minimum prescribed by the articles due to the failure of nominees to be elected, Cooper Industries plc’s articles of association provide that if, at any general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the articles of association due to the failure of any persons nominated to be directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election shall be elected in order to maintain such prescribed minimum number of directors and each such director shall remain a director (subject to the provisions of the Irish Companies Acts and the articles) only until the conclusion of the next annual general meeting of Cooper Industries plc unless such director is elected by the shareholders during such meeting.

If the directors become aware that the net assets of Cooper Industries plc are half or less of the amount of Cooper Industries plc’s called-up share capital, the directors of Cooper Industries plc must convene an extraordinary general meeting of Cooper Industries plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Cooper Industries plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Cooper Industries plc’s articles of association. The articles of association of Cooper Industries plc permit the appointment of proxies by the shareholders to be notified to Cooper Industries plc electronically.

Cooper Industries plc’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by: the chairman; at least three shareholders present in person or represented by proxy; any shareholder or shareholders present in person or proxy and holding between them not less than 10% of the total voting rights of all the members having the right to vote at such meeting; or a shareholder or shareholders present in person or represented by proxy holding shares in the company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all such shares conferring such right. Each Cooper Industries plc ordinary shareholder of record as of the record date has one vote at a general meeting on a show of hands.

In accordance with the articles of association of Cooper Industries plc, the directors of Cooper Industries plc may from time to time cause Cooper Industries plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares.

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	Amending the objects or memorandum of association of Cooper Industries plc;

•	Amending the articles of association of Cooper Industries plc;

•	Approving the change of name of Cooper Industries plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Cooper Industries plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that Cooper Industries plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% of the shareholders present and voting, whether in person or by proxy.

Variation of Class Rights Attaching to Shares

Variation of all or any special rights attached to any class of shares of Cooper Industries plc is addressed in the articles of association of Cooper Industries plc as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Cooper Industries plc must be approved in writing by holders of three quarters (3/4) of the issued shares in that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Quorum for General Meetings

The holders of shares entitling them to exercise a majority of the voting power of Cooper Industries plc on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders. No business may take place at a general meeting of Cooper Industries plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Cooper Industries plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals to be voted upon by shareholders.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (a) receive a copy of the memorandum and articles of association of Cooper Industries plc and any act of the Irish Government which alters the memorandum of association of Cooper Industries plc; (b) inspect and obtain copies of the minutes of general meetings and resolutions of Cooper Industries plc; (c) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Cooper Industries plc; (d) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (e) receive balance sheets of a subsidiary company of Cooper Industries plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Cooper Industries plc will also have the right to inspect all books, records and vouchers of Cooper Industries plc. If required by law, the auditors’ report must be circulated to the shareholders with copies of the balance sheet and directors’ report 21 days before the annual general meeting and must be read to the shareholders at Cooper Industries plc’s annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% of the shareholders present and voting, whether in person or by proxy;

(b)	through a tender offer by a third party for all of the shares of Cooper Industries plc. Where the holders of 80% or more of Cooper Industries plc’s ordinary shares have accepted an offer for their shares in Cooper Industries plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Cooper Industries plc were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“E.U.”), this threshold would be increased to 90%; and

(c)	it is also possible for Cooper Industries plc to be acquired by way of a merger with an E.U.-incorporated public company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Cooper Industries plc is being merged with another E.U. public company under the E.U. Cross Border Merger Directive 2005/56 and the consideration payable to Cooper Industries plc’s shareholders is not all in the form of cash, Cooper Industries plc’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of Cooper Industries plc must therefore make such a notification to Cooper Industries plc if as a result of a transaction the shareholder will be interested in 5% or more of the shares of Cooper Industries plc; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Cooper Industries plc ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Cooper Industries plc, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Cooper Industries plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Cooper Industries plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Cooper Industries plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Cooper Industries plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Cooper Industries plc, under the Irish Companies Acts, may by notice in writing require a person whom Cooper Industries plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Cooper Industries plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Cooper Industries plc, to give such further information as may be required by Cooper Industries plc including particulars of such person’s own past or present interests in shares of Cooper Industries plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Cooper Industries plc on a person who is or was interested in shares of Cooper Industries plc and that person fails to give Cooper Industries plc any information required within the reasonable time specified, Cooper Industries plc may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Cooper Industries plc on those shares, whether in respect of capital or otherwise.

Where the shares in Cooper Industries plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Related Persons

Cooper Industries plc’s articles of association include a provision according to which the affirmative vote of the holders of not less than 80% of the voting power of Cooper Industries plc on the relevant record date is required for the approval or authorization of any “Business Combination” with a “Related Person”; provided, however, that the 80% voting requirement is not applicable if:

(a)	Cooper Industries plc’s “Continuing Directors” by a two-thirds (2/3) vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding ordinary shares of Cooper Industries plc that caused the Related Person involved in the Business Combination to become a Related Person; or

(b)	If the following conditions are satisfied:

(i)	The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the ordinary shares of Cooper Industries plc, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” (with appropriate adjustments for recapitalizations, reclassifications, share consolidations and divisions and dividends in specie) paid by the Related Person in acquiring any of its holdings of Cooper Industries plc’s ordinary shares, all as determined by two-thirds (2/3) of the Continuing Directors; and

(ii)	A proxy statement complying with the requirements of the Exchange Act shall have been mailed at least thirty (30) days prior to any vote on the Business Combination, to all shareholders of Cooper Industries plc for the purpose of soliciting shareholder approval of the Business Combination.

A “Business Combination” is generally defined as a merger, sale or other disposition of all or a substantial part of the assets of Cooper Industries plc or of a Related Person, and the issuance or transfer by Cooper Industries plc of any of its securities to a Related Person, among other transactions. A “Related Person” is generally defined as a person who, together with affiliates and associates, owns, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, in the aggregate 20% or more of the outstanding ordinary shares of Cooper Industries plc. A “Continuing Director” is generally defined as someone who either (a) was a member of the board of directors of Cooper Industries plc immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (b) was designated (before his or her initial election as director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure.

Prior to the consummation of the Transaction, Cooper Industries plc will adopt a rights plan the content of which will be substantially similar to that of the Amended Rights Plan of Cooper Industries, Ltd. described below under “Comparison of Rights of Shareholders and Powers of the Board of Directors — Other Anti-Takeover Measures — Cooper Industries, Ltd. — Shareholder Rights Plans and Share Issuances.”

Subject to Cooper Industries plc’s articles of association, Irish law and the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Cooper Industries plc, and, in the case of preferred shares, on such terms and conditions as it may determine (as described above under “— Capitalization — Authorized Share Capital”) and any such action should be taken in the best interests of Cooper Industries plc. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Cooper Industries plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules

made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Cooper Industries plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Cooper Industries plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Cooper Industries plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Cooper Industries plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Cooper Industries plc (a) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Cooper Industries plc or (b) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Cooper Industries plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (a), the period of 12 months prior to the commencement of the offer period and, in the case of (b), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Cooper Industries plc in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person, together with any concert parties, may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Cooper Industries plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Cooper Industries plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer, together with any concert parties, holding 15% or more but less than 30% of the voting rights of Cooper Industries plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Cooper Industries plc is not permitted to take any action which might frustrate an offer for the shares of Cooper Industries plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (a) the issue of shares, options or convertible securities, (b) material disposals, (c) entering into contracts other than in the ordinary course of business or (d) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by the offeree at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Election of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Vacancies on Board of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of

Directors — Removal of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Shareholder Consent to Action Without Meeting,” “Comparison of Rights of Shareholders and Powers of the Board of Directors — Director Nominations; Proposals of Shareholders” and “Comparison of Rights of Shareholders and Powers of the Board of Directors — Amendment of Governing Documents” below.

Corporate Governance

The articles of association of Cooper Industries plc delegate authority over the management of Cooper Industries plc to the board of directors. The board of directors may then delegate management of Cooper Industries plc to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Cooper Industries plc. It is the intention of Cooper Industries plc to replicate the existing committees that are currently in place for Cooper Industries, Ltd. which include an Audit Committee, a Management Development & Compensation Committee and a Committee on Nominations and Corporate Governance. It also is the intention of Cooper Industries plc to adopt Cooper Industries, Ltd.’s current corporate governance principles.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly incorporated Irish company is Cooper Industries public limited company. Cooper Industries plc was incorporated in Ireland as a public limited company on June 4, 2009 with company registration number 471954. Cooper Industries plc’s fiscal year ends on December 31 and Cooper Industries plc’s registered address is 5 Fitzwilliam Square, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

Cooper Industries plc’s duration will be unlimited. Cooper Industries plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of Cooper Industries plc cast at a general meeting is required. Cooper Industries plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Cooper Industries plc has failed to file certain returns.

The rights of the shareholders to a return of Cooper Industries plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Cooper Industries plc’s articles of association or the terms of any preferred shares issued by the directors of Cooper Industries plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Cooper Industries plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Cooper Industries plc’s articles provide that the preferred shares may be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Cooper Industries plc, as the directors will fix at the time of issuance.

Uncertificated Shares

Holders of ordinary shares of Cooper Industries plc will not have the right to require Cooper Industries plc to issue certificates for their shares. Cooper Industries plc will only issue uncertificated ordinary shares, but retains the right to issue certificates at its sole discretion.

Stock Exchange Listing

We expect that, immediately following the Transaction Time, the Cooper Industries plc ordinary shares will be listed on the NYSE under the symbol “CBE,” the same symbol under which the Class A common shares of Cooper Industries, Ltd. are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

No Sinking Fund

The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued and fully paid.

Transfer and Registration of Shares

Cooper Industries plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Cooper Industries plc. A shareholder of Cooper Industries plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Cooper Industries plc’s share register, as the depository or other nominee will remain the record holder of such shares.

A duly stamped written instrument of transfer is required under Irish law in order to register on Cooper Industries plc’s official share register any transfer of shares (a) from a person who holds such shares directly to any other person, (b) from a person who holds such shares beneficially to a person who holds such shares directly, or (c) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty. Where such stamp duty arises, it must be paid in order to have the instrument of transfer duly stamped prior to registration of the transfer on Cooper Industries plc’s official Irish share register. A person wishing to acquire shares directly may need to purchase the shares through a broker account and then transfer such shares into his or her own name.

We currently intend to pay (or cause one of our subsidiaries to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially through brokers who in turn hold those shares through DTC. In other cases Cooper Industries may, in its absolute discretion, pay (or cause one of its subsidiaries to pay) any stamp duty. Cooper Industries plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, Cooper Industries plc (a) may seek reimbursement from the buyer or seller, at its discretion, (b) may set-off the stamp duty against any dividends payable to the buyer or seller, at its discretion, of those shares and (c) may claim a first and permanent lien on the Cooper Industries plc shares on which stamp duty has been paid by Cooper Industries plc or its subsidiary for the amount of stamp duty paid. Cooper Industries plc’s lien shall extend to all dividends paid on those shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Cooper Industries plc shares has been paid unless one or both of such parties is otherwise notified by Cooper Industries. Alternatively, Cooper Industries plc’s articles of association provide that the board may implement a mechanism in respect of the sale of shares either by or to a shareholder who holds them directly, so that the sale is effected by way of a redemption of the shares of the seller that are the subject of the sale and a new issue of an equal number of shares to the buyer.

Cooper Industries plc’s articles of association as they will be in effect after the Transaction delegate to Cooper Industries plc’s Secretary or Assistant Secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Cooper Industries plc shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Cooper Industries plc for this purpose) or request that Cooper Industries plc execute an instrument of transfer on behalf of the transferring party in a form determined by Cooper Industries plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Cooper Industries plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Cooper Industries plc’s official Irish share register (subject to the matters described below).

The board of directors of Cooper Industries plc may decline to recognize any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

Your rights as a shareholder of Cooper Industries, Ltd. and the relative powers of Cooper Industries, Ltd.’s board of directors are governed by Bermuda law and Cooper Industries, Ltd.’s memorandum of association and bye-laws. After the Transaction, the Class A Public Shareholders will become shareholders of Cooper Industries plc, and their rights and the relative powers of Cooper Industries plc’s board of directors will be governed by Irish law and Cooper Industries plc’s memorandum and articles of association as they will be in effect after the Transaction.

Many of the principal attributes of Cooper Industries, Ltd.’s Class A common shares and Cooper Industries plc’s ordinary shares will be similar. However, there are differences between the rights of Cooper Industries’ shareholders under Irish law and under Bermuda law. In addition, there are differences between Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association as will be in effect after the Transaction; however, there are no material differences between those documents, except for changes (a) that are required by Irish law (i.e., certain provisions of the Cooper Industries, Ltd. bye-laws were not replicated in the Cooper Industries plc articles of association because Irish law would not permit such replication, and certain provisions were included in the Cooper Industries plc articles of association although they were not in the Cooper Industries, Ltd. bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (b) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Cooper Industries following the Transaction. The following discussion is a summary of material changes in shareholders’ rights resulting from the Transaction. This summary is not complete and does not cover all of the differences between Irish law and Bermuda law affecting companies and their shareholders or all the differences between Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Irish Companies Acts, the Bermuda Companies Act, Cooper Industries, Ltd.’s memorandum of association and bye-laws and Cooper Industries plc’s memorandum and articles of association as will be in effect after the Transaction. We encourage shareholders to read those laws and documents carefully. Cooper Industries plc’s form of memorandum and articles of association as will be in effect after the Transaction is attached to this proxy statement as Annex B. For information on how to obtain Cooper Industries, Ltd.’s memorandum of association and bye-laws, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of Cooper Industries plc below reflects Cooper Industries plc’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capitalization

Authorized Share Capital

Cooper Industries, Ltd.  The authorized share capital of Cooper Industries, Ltd. is $7,600,000, consisting of 500,000,000 Class A common shares, par value of $.01 per share, 250,000,000 Class B common shares, par value $.01 per share and 10,000,000 preferred shares, par value $.01 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. The Class B common shares are convertible into Class A common shares on a one-to-one basis in the following circumstances: (1) as consideration for any acquisition by Cooper Industries of the stock or assets of a third party and (2) to satisfy obligations under equity plans to issue Class A common shares to plan participants. The Class B common shares are automatically converted into Class A common shares on a one-for-one basis in the event of a transfer of a Class B common share to any person other than a wholly owned subsidiary of Cooper Industries, Ltd.

The board of directors of Cooper Industries, Ltd. may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association.

Pursuant to the bye-laws, the board of directors has the power to issue new common or preferred shares without shareholder approval.

In accordance with the provisions of the bye-laws, the authorized share capital may be increased by way of a resolution of the holders of a majority of the total number of votes of the shares of Cooper Industries, Ltd. present in person or represented by proxy and entitled to vote at the meeting convened to increase the share capital.

The rights and restrictions to which the Class A and Class B shares are subject are prescribed in Cooper Industries, Ltd.’s bye-laws. Cooper Industries, Ltd.’s bye-laws authorize the board of directors, without shareholder approval, to determine the terms of any preferred shares issued by Cooper Industries, Ltd. Preferred shares may be preferred as to dividends, rights upon the dissolution of, or upon any distribution of the assets of, Cooper Industries, Ltd., or voting in such manner as the directors of Cooper Industries, Ltd. may resolve. The preferred shares may, among other things, also be redeemable at the option of the holder of the preferred shares or at the option of Cooper Industries, Ltd., or both, and may be convertible into or exchangeable for shares of any other class or classes, or of any other series, of Cooper Industries, Ltd., depending on the terms of such preferred shares. The Company may also convert any of its shares into redeemable shares subject to a member being able to notify the Company of his or her unwillingness to have his or her shares so converted at any time prior to the date of conversion.

As permitted by Bermuda law, Cooper Industries, Ltd.’s bye-laws provide for the issuance of fractional shares.

Cooper Industries plc.  The authorized share capital of Cooper Industries plc is €40,000 and $7,600,000, divided into 40,000 ordinary shares with a par value of €1 per share, 750,000,000 ordinary shares, par value of $0.01 per share and 10,000,000 preferred shares, par value $0.01 per share, which preferred shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors. The authorized share capital includes 40,000 ordinary shares with a par value of €1 per share, even though there is no analogous authorization in the Cooper Industries, Ltd. bye-laws, in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Cooper Industries plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. Following the Transaction, we expect that Cooper Industries plc will have issued approximately 167,000,000 ordinary shares. This means that Cooper Industries plc would be able to issue further shares comprised of approximately 583,000,000 ordinary shares, par value of $0.01 per share, and 10,000,000 preferred shares, par value $0.01 per share. In connection with the Transaction, Cooper Industries plc will also assume Cooper Industries, Ltd.’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. On a poll, an “ordinary resolution” requires a majority of the total number of votes of the shares of Cooper Industries plc present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, which does not have an analog under Bermuda law, the articles of association of Cooper Industries plc authorize the board of directors of Cooper Industries plc to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of Cooper Industries plc’s incorporation, even though the Cooper Industries, Ltd. bye-laws do not include an analogous provision.

The authorized share capital may be increased by way of an ordinary resolution of Cooper Industries plc’s shareholders.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in Cooper Industries plc’s articles of association. Cooper Industries plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Cooper Industries plc. Preferred shares may be preferred as to dividends, rights upon the dissolution of, or upon any distribution of the assets of, Cooper Industries plc, or voting in such manner as the directors of Cooper Industries plc may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of Cooper Industries plc, or both, and may be convertible into or exchangeable for shares of any other class or classes, or of any other series, of Cooper Industries plc, depending on the terms of such preferred shares.

Unlike Bermuda law, Irish law does not recognize fractional shares held of record; accordingly, Cooper Industries plc’s articles of association do not provide for the issuance of fractional shares of Cooper Industries plc, even though Cooper Industries, Ltd.’s bye-laws do so provide, and the official Irish register of Cooper Industries plc will not reflect any fractional shares. Whenever as a result of an alteration or reorganization of the share capital of Cooper Industries plc any shareholder would become entitled to fractions of a share, the directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those shareholders. This ability of the directors of Cooper Industries plc to dispose of fractional shares is required in order to comply with the Irish law prohibition on fractional shares held of record, which is not analogously provided for under Bermuda law.

Issued Share Capital

Cooper Industries, Ltd.  As of July 13, 2009, there were 203,285,122 Class A common shares of Cooper Industries, Ltd. issued, of which 166,765,446 were held by the Class A Public Shareholders, and 36,519,676 were held by wholly owned subsidiaries of Cooper Industries, Ltd. There also were 105,420,258 Class B common shares issued, all of which were held by a wholly owned subsidiary of Cooper Industries, Ltd. There were no preferred shares issued.

Cooper Industries plc.  Immediately prior to the Transaction, the issued share capital of Cooper Industries plc will be €40,000, comprised of the Euro Share Capital. In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by Cooper Industries plc and will then be cancelled by Cooper Industries plc. We expect that Cooper Industries plc will then issue approximately 167,000,000 ordinary shares having a par value of $0.01 each. All shares issued on completion of the Transaction will be issued as fully paid up.

Consolidation and Division; Subdivision

Cooper Industries, Ltd.  Under its bye-laws, Cooper Industries, Ltd. may by resolution of the holders of a majority of the total number of votes of the shares of Cooper Industries, Ltd. present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter, or, where required, of a separate class of shareholders, consolidate and divide all or any of its share capital into shares of a larger par value than its existing shares or subdivide its share capital into shares of a smaller par value than is fixed by its memorandum of association.

Cooper Industries plc.  Under its articles of association, Cooper Industries plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Cooper Industries, Ltd.  Cooper Industries, Ltd. may (subject to the requirements of the Bermuda Companies Act), by resolution of the holders of a majority of the total number of votes of the shares of Cooper Industries, Ltd. present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter, cancel any shares which, at the date of the passing of the resolution, are unissued or have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so cancelled. Cooper Industries, Ltd. also may, by resolution of the holders of a majority of the total number of votes of the shares of Cooper Industries, Ltd. present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter or, where required, of a separate class of shareholders, reduce or cancel its issued share capital in any way.

Cooper Industries plc.  Cooper Industries plc may, by ordinary resolution, cancel any shares which, at the date of the passing of the resolution, are unissued or have not been taken or agreed to be taken by any person and reduce the amount of its authorized share capital by the amount of the shares so cancelled. Cooper

Industries plc also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, more specifically the share premium of Cooper Industries plc, for purposes of Irish law.

Pre-emption Rights, Share Warrants and Share Options

Cooper Industries, Ltd.  Shareholders do not have pre-emption rights under the Bermuda Companies Act over further issuances of shares of Cooper Industries, Ltd. Cooper Industries, Ltd.’s bye-laws provide that shareholders shall not have pre-emption rights.

The bye-laws of Cooper Industries, Ltd. provide that the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

Cooper Industries, Ltd. is subject to the rules of the New York Stock Exchange that require shareholder approval of certain issuances.

Cooper Industries plc.  Certain statutory pre-emption rights apply automatically in favor of Cooper Industries plc’s shareholders where shares in Cooper Industries plc are to be issued for cash. However, Cooper Industries plc has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, and there is no analogous provision of Bermuda law, Cooper Industries plc’s articles of association provide that this opt-out must be so renewed, even though Cooper Industries, Ltd.’s bye-laws do not include an analogous provision. On a poll, a “special resolution” requires not less than 75% of the votes of the shares of Cooper Industries plc present in person or represented by proxy and entitled to vote at the meeting convened to consider the matter. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Cooper Industries plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of Cooper Industries plc provide that the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Cooper Industries plc will be subject to the rules of the New York Stock Exchange that require shareholder approval of certain issuances.

Distributions and Dividends; Repurchases and Redemptions

Distributions and Dividends

Cooper Industries, Ltd.  Under Bermuda law, a company is not required to present proposed dividends or proposals to make a distribution from contributed surplus to its shareholders for approval or adoption. Under the Bermuda Companies Act, the board of directors of a company may not declare or pay a dividend or make a distribution from contributed surplus to the shareholders if there are reasonable grounds for believing that (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets of the company.

Cooper Industries, Ltd. may deduct from any dividend, distribution or other monies payable to a shareholder by Cooper Industries, Ltd. on or in respect of any shares all sums of money (if any) payable by the shareholder to Cooper Industries, Ltd. on account of calls or otherwise in respect of shares of Cooper Industries, Ltd.

The directors of Cooper Industries, Ltd. are also entitled to issue preferred shares with preferred rights to participate in dividends declared by Cooper Industries, Ltd. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to common shareholders.

Cooper Industries plc.  Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Cooper Industries plc less accumulated realized losses of Cooper Industries plc. In addition, no distribution or dividend may be made unless the net assets of Cooper Industries plc are equal to, or in excess of, the aggregate of Cooper Industries plc’s called up share capital plus undistributable reserves and the distribution does not reduce Cooper Industries plc’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Cooper Industries plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Cooper Industries plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Cooper Industries plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Cooper Industries plc. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements prepared in accordance with the Irish Companies Acts and any unaudited financial statements as are necessary to enable a reasonable judgment to be made as to the level of distributable reserves and which give a true and fair view of Cooper Industries plc’s unconsolidated financial position in accord with accepted accounting practice. The annual audited accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Cooper Industries plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Cooper Industries plc. Cooper Industries plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Cooper Industries plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets. Although the provisions of Cooper Industries plc’s articles of association described in this paragraph are different from the analogous provisions of Cooper Industries, Ltd.’s bye-laws, these differences are required due to differences between Irish law and Bermuda law with respect to distributions and dividends.

The directors of Cooper Industries plc may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Cooper Industries plc in relation to the shares of Cooper Industries plc.

The directors of Cooper Industries plc are also entitled to issue shares with preferred rights to participate in dividends declared by Cooper Industries plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations — Irish Tax Considerations.”

Share Repurchases and Redemptions

Cooper Industries, Ltd.  Under the Bermuda Companies Act, shares of a Bermuda company may be repurchased if so authorized by its bye-laws or memorandum of association, and preferred shares may be redeemed at the option of the company if so authorized by its bye-laws or, in the case of shares redeemable at the option of the holder, its memorandum of association, provided that: (a) no such shares shall be repurchased or redeemed except out of the capital paid thereon, or out of the funds of the company available for dividend or distribution, or out of the proceeds of a new issue of shares made for the purposes of redemption or repurchase; (b) the premium, if any, payable on redemption or repurchase, is provided out of the company’s funds which would be otherwise available for dividend or distribution or out of the company’s share premium account before the shares are repurchased or redeemed; and (c) there are no reasonable grounds for believing that the company is, or after such redemption or repurchase would be, unable to pay its liabilities as they become due. Bermuda law does not distinguish between on-market and off-market purchases of a company’s own shares.

Under Cooper Industries, Ltd.’s bye-laws, the board may, at its discretion, authorize the purchase by Cooper Industries, Ltd. of its own shares of any class upon such terms as the board may determine, provided that such purchase is effected in accordance with the provisions of the Bermuda Companies Act. Shareholder approval for the purchase of Cooper Industries, Ltd.’s shares by Cooper Industries, Ltd. (or any of its subsidiaries) is not required.

Under Cooper Industries, Ltd.’s bye-laws, the board of directors is authorized to provide for the issuance of preferred shares with such rights (including redemption rights) as the board of directors may adopt by resolution.

Generally, under Bermuda law, repurchased or redeemed shares may be cancelled or held as treasury shares, provided that a provision entitling a company to hold treasury shares is contained in its bye-laws or memorandum of association. Cooper Industries, Ltd.’s bye-laws and memorandum of association do not contain a provision entitling Cooper Industries, Ltd. to hold treasury shares.

Under Bermuda law, it is permissible for a Bermudian or non-Bermudian subsidiary to purchase shares of Cooper Industries, Ltd. While the subsidiary holds the shares of Cooper Industries, Ltd., there is no statutory prohibition with respect to such shareholder exercising voting rights in respect of those shares; however, there may be circumstances in which such shares could not be voted by the subsidiary. An existing voting agreement between Cooper Industries, Ltd. and some of its subsidiaries holding common shares of Cooper Industries, Ltd. provides that those subsidiaries shall vote (or abstain from voting) such shares in the same proportion as the Class A Public Shareholders vote (or abstain from voting) to ensure that voting of shares by such subsidiaries will not dilute the voting power of the Class A Public Shareholders.

Cooper Industries plc.  Article 3(d)(i) of Cooper Industries plc’s articles of association provides that any share which Cooper Industries plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of shares by Cooper Industries plc will technically be effected as a redemption of those shares as described below under “— Distributions and Dividends; Repurchases and Redemptions — Share Repurchases and Redemptions — Repurchases and Redemptions by Cooper Industries plc.” If the articles of association of Cooper Industries plc did not contain Article 3(d)(i), repurchases by Cooper Industries plc would be subject to many of the same rules that apply to purchases of Cooper Industries plc shares by subsidiaries described below under “— Distributions and Dividends; Repurchases and Redemptions — Share Repurchases and Redemptions — Purchases by Subsidiaries of Cooper Industries plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Because Bermuda law does not impose such requirements with respect to share repurchases by Cooper Industries, Ltd. and we desired to preserve the status quo with respect to share repurchases to the greatest extent possible after the Transaction, Article 3(d)(i) was included in the Cooper Industries plc articles of association, even though there is no analogous provision in the

Cooper Industries, Ltd. bye-laws. Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back shares of Cooper Industries plc, we are referring to the redemption of shares by Cooper Industries plc pursuant to Article 3(d) of the articles of association or the purchase of shares of Cooper Industries plc by a subsidiary of Cooper Industries plc, in each case in accordance with the Cooper Industries plc articles of association and Irish company law as described below.

Repurchases and Redemptions by Cooper Industries plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Distributions and Dividends; Repurchases and Redemptions — Distributions and Dividends”) or the proceeds of a new issue of shares for that purpose. Although Cooper Industries plc will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by Cooper Industries plc where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Cooper Industries plc. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. As is currently the case with Cooper Industries, Ltd., shareholder approval will not be required to redeem Cooper Industries plc shares.

The board of directors of Cooper Industries plc will also be entitled to issue preferred shares which may be redeemed at the option of either Cooper Industries plc or the shareholder, or both, depending on the terms of such preferred shares. Please see “— Capitalization — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Cooper Industries plc at any time must not exceed 10% of the nominal value of the issued share capital of Cooper Industries plc. While Cooper Industries plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Cooper Industries plc or reissued subject to certain conditions.

Purchases by Subsidiaries of Cooper Industries plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Cooper Industries plc either on-market or off-market. A general authority of the shareholders of Cooper Industries plc is required to allow a subsidiary of Cooper Industries plc to make on-market purchases of Cooper Industries plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Cooper Industries plc shares is required. We expect that Cooper Industries plc will seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of Cooper Industries plc in 2010 and at subsequent annual general meetings. In order for a subsidiary of Cooper Industries plc to make an on-market purchase of Cooper Industries plc’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Cooper Industries plc will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of Cooper Industries plc, the proposed purchase contract must be authorized by special resolution of the shareholders of Cooper Industries plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Cooper Industries plc.

The number of shares held by the subsidiaries of Cooper Industries plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Cooper Industries plc. While a subsidiary holds shares of Cooper Industries plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Cooper Industries plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

On February 12, 2008, Cooper Industries, Ltd.’s board of directors authorized the repurchase of ten million common shares. On February 9, 2009, Cooper Industries, Ltd.’s board of directors increased the share repurchase authorization by ten million shares. Cooper Industries, Ltd. has also announced that the board authorized the repurchase of shares issued from time to time under its equity compensation plans, matched savings plan and dividend reinvestment plan in order to offset the dilution that results from issuing shares under these plans. Cooper Industries, Ltd. may continue to repurchase shares under these authorizations from time to time. The decision whether to do so will be dependent on the favorability of market conditions, as well as potential cash requirements for acquisitions and debt repayments. As of July 13, 2009, 12,766,635 shares remained available under the existing share repurchase program plus the number of shares to be issued from time to time under equity compensation plans to offset the dilution that results from issuing shares under these plans.

Prior to the consummation of the Transaction, we expect (a) the board of directors of Cooper Industries plc to authorize the repurchase of Cooper Industries plc shares by Cooper Industries plc and (b) Cooper Industries, Ltd. and its nominee shareholders of Cooper Industries plc to authorize the purchase of Cooper Industries plc shares by subsidiaries of Cooper Industries plc, such that Cooper Industries plc and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the remaining authorization under the existing Cooper Industries, Ltd. share repurchase program as of the Transaction Time.

As noted above, because repurchases of Cooper Industries plc shares by Cooper Industries plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange,” and shareholder approval for such repurchases will not be required.

However, because purchases of Cooper Industries plc shares by subsidiaries of Cooper Industries plc may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of Cooper Industries plc described above will be effective as of the later of (a) the Transaction Time and (b) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will lapse on the date of the first annual general meeting of Cooper Industries plc, at which time we expect that we would seek shareholder approval to renew this authorization.

Bonus Shares

Cooper Industries, Ltd.  Subject to satisfaction of the solvency requirements provided for in the Bermuda Companies Act, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of Cooper Industries, Ltd. for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Cooper Industries plc.  Under Cooper Industries plc’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of Cooper Industries plc for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Shareholder Approval of Business Combinations and Appraisal Rights

Cooper Industries, Ltd.  There are a number of mechanisms for acquiring a Bermuda company, including:

(a)	a court-approved scheme of arrangement under the Bermuda Companies Act. A scheme of arrangement with shareholders requires the approval of a majority in number of registered holders present and voting either in person or by proxy, representing 75% in value of the shares (or class of shares), present and voting either in person or by proxy at a meeting called to approve the scheme and the sanction of the Bermuda Supreme Court;

(b)	through a tender offer by a third party for all of the shares of Cooper Industries, Ltd. Where the holders of 90% or more of Cooper Industries, Ltd.’s shares have accepted an offer for their shares in Cooper Industries, Ltd., the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms;

(c)	the Bermuda Companies Act also allows the holders of not less than 95% of the shares or any class of shares of a company (referred to as the “purchasers”) to give notice to the remaining shareholders or class of shareholders of their intention to acquire the shares of the remaining shareholders on the terms set forth in the notice. When such notice is given, the purchasers are entitled to acquire the shares of the remaining shareholders and are bound by the terms set forth in the notice, unless a remaining shareholder applies to the Bermuda Supreme Court for an appraisal of the value of the shares to be purchased from him or her, in which event the purchasers shall be entitled to acquire the remaining shares at the price fixed by the court or cancel the acquisition notice; and

(d)	under the Bermuda Companies Act, two or more companies registered in Bermuda can amalgamate and continue as one amalgamated company. A Bermuda exempted company and a foreign corporation may amalgamate and continue either as a Bermuda exempted company or as a foreign corporation. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such other majority as is stipulated in the bye-laws of the company.

Under Bermuda law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Cooper Industries plc.  There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% of the shareholders present and voting, whether in person or by proxy;

(b)	through a tender offer by a third party for all of the shares of Cooper Industries plc. Where the holders of 80% or more of Cooper Industries plc’s ordinary shares have accepted an offer for their shares in Cooper Industries plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Cooper Industries plc were listed on the Irish Stock Exchange or another regulated stock exchange in the E.U., this threshold would be increased to 90%; and

(c)	it is also possible for Cooper Industries plc to be acquired by way of a merger with an E.U.-incorporated public company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Cooper Industries plc is being merged with another E.U. public company under the E.U. Cross Border Merger Directive 2005/56 and the consideration payable to Cooper Industries plc’s shareholders is not all in the form of cash, Cooper Industries plc’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no general requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Disclosure of Interests in Shares

Cooper Industries, Ltd.  The Bermuda Companies Act does not include provisions related to disclosure of interests in shares analogous to the provisions of the Irish Companies Acts described below.

Cooper Industries plc.  Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of Cooper Industries plc must therefore make such a notification to Cooper Industries plc if as a result of a transaction the shareholder will be interested in 5% or more of the shares of Cooper Industries plc; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Cooper Industries plc ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Cooper Industries plc, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Cooper Industries plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Cooper Industries plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Cooper Industries plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Cooper Industries plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Cooper Industries plc, under the Irish Companies Acts, may by notice in writing require a person whom Cooper Industries plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Cooper Industries plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Cooper Industries plc, to give such further information as may be required by Cooper Industries plc including particulars of such person’s own past or present interests in shares of Cooper Industries plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Cooper Industries plc on a person who is or was interested in shares of Cooper Industries plc and that person fails to give Cooper Industries plc any information required within the reasonable time specified, Cooper Industries plc may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Cooper Industries plc on those shares, whether in respect of capital or otherwise.

Where the shares in Cooper Industries plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Special Vote Required for Business Combinations with Related Persons

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws include a provision according to which the affirmative vote of the holders of not less than 80% of the voting power of Cooper Industries, Ltd. on the relevant record date is required for the approval or authorization of any “Business Combination” with a “Related Person”; provided, however, that the 80% voting requirement is not applicable if:

(a)	Cooper Industries, Ltd.’s “Continuing Directors” by a two-thirds (2/3) vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding Class A common shares of Cooper Industries, Ltd. that caused the Related Person involved in the Business Combination to become a Related Person; or

(b) If the following conditions are satisfied:

(i)	The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the Class A common shares of Cooper Industries, Ltd., other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of the Class A common shares of Cooper Industries, Ltd., all as determined by two-thirds (2/3) of the Continuing Directors; and

(ii)	A proxy statement complying with the requirements of the Exchange Act shall have been mailed at least thirty (30) days prior to any vote on the Business Combination, to all shareholders of Cooper Industries, Ltd. for the purpose of soliciting shareholder approval of the Business Combination.

A “Business Combination” is generally defined as a merger, sale or other disposition of all or a substantial part of the assets of Cooper Industries, Ltd. or of a Related Person, and the issuance or transfer by Cooper Industries, Ltd. of any of its securities to a Related Person, among other transactions. A “Related Person” is generally defined as a person who, together with affiliates and associates, owns, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, in the aggregate 20% or more of the outstanding Class A common shares of Cooper Industries, Ltd. A “Continuing Director” is generally defined as someone who either (a) was a member of the board of directors of Cooper Industries, Ltd. immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (b) was designated (before his or her initial election as director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

Cooper Industries plc.  Cooper Industries plc’s articles of association include a provision according to which the affirmative vote of the holders of not less than 80% of the voting power of Cooper Industries plc on the relevant record date is required for the approval or authorization of any “Business Combination” with a “Related Person”; provided, however, that the 80% voting requirement is not applicable if:

(a)	Cooper Industries plc’s “Continuing Directors” by a two-thirds (2/3) vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding ordinary shares of Cooper Industries plc that caused the Related Person involved in the Business Combination to become a Related Person; or

(b) If the following conditions are satisfied:

(i)	The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the ordinary shares of Cooper Industries plc, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” (with appropriate adjustments for recapitalizations, reclassifications, share consolidations and divisions and dividends in specie) paid by the Related Person in acquiring any of its holdings of Cooper Industries plc’s ordinary shares, all as determined by two-thirds (2/3) of the Continuing Directors; and

(ii)	A proxy statement complying with the requirements of the Exchange Act shall have been mailed at least thirty (30) days prior to any vote on the Business Combination, to all shareholders of Cooper Industries plc for the purpose of soliciting shareholder approval of the Business Combination.

A “Business Combination” is generally defined as a merger, sale or other disposition of all or a substantial part of the assets of Cooper Industries plc or of a Related Person, and the issuance or transfer by Cooper Industries plc of any of its securities to a Related Person, among other transactions. A “Related Person” is generally defined as a person who, together with affiliates and associates, owns, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, in the aggregate 20% or more of the outstanding ordinary shares of Cooper Industries plc. A “Continuing Director” is generally defined as someone who either (a) was a member of the board of directors of Cooper Industries plc immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (b) was designated (before his or her initial election as director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

Other Anti-Takeover Measures

Cooper Industries, Ltd.

Shareholder Rights Plans and Share Issuances

The board of directors of Cooper Industries, Ltd. adopted a Shareholder Rights Plan that authorized the issuance of one right for each common share outstanding on May 22, 2002. Each Right entitled the holder to buy one one-hundredth of a share of Series A Participating Preferred Stock at a purchase price of $225 per one one-hundredth of a share or, in certain circumstances common shares having a value of twice the purchase price. Each right became exercisable only in certain circumstances constituting a potential change of control on a basis considered inadequate by the board of directors. The rights were scheduled to expire August 5, 2007.

On August 3, 2007, Cooper Industries, Ltd. entered into an Amended and Restated Rights Agreement (the “Amended Rights Plan”). The Amended Rights Plan extends the final expiration of the Shareholder Rights Plan to August 1, 2017. In addition, the Amended Rights Plan increases the exercise price of each full right from $225 to $600 (equivalent to $300 for each one-half of a right, which is the fraction of a right that is currently associated with each Class A common share following the two-for-one stock split effective March 2007); eliminates a ten-day window to redeem the rights after a person has become an “Acquiring Person”; adds a provision that allows the board of directors to exchange the outstanding and exercisable rights for additional common shares (or, in certain situations, a number of Series A Participating Preferred Shares) at the rate of one common share per right, at any time after a person becomes an “Acquiring Person,” and adds a provision clarifying that Cooper Industries, Ltd. is allowed to lower the acquiror ownership threshold at which dilution is triggered to no less than 10% at anytime prior to the time any person becomes an “Acquiring Person.”

An “Acquiring Person” is generally defined as any person who or which, together with all affiliates and associates of such person, owns 15% or more of the Class A common shares outstanding.

Subject to Cooper Industries, Ltd.’s bye-laws and Bermuda law, the board also has power to issue any authorized and unissued shares of Cooper Industries, Ltd., and, in the case of preferred shares, on such terms and conditions as it may determine (as described above under “— Capitalization — Authorized Share Capital”). Any such action should be taken in the best interests of Cooper Industries, Ltd. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the common shares believe to be in their best interests or in which holders might receive a premium for their shares over the market price of the shares.

Cooper Industries plc.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure.

Prior to the consummation of the Transaction, Cooper Industries plc will adopt a rights plan the content of which will be substantially similar to that of the Amended Rights Plan of Cooper Industries, Ltd. described above.

Subject to Cooper Industries plc’s articles of association, Irish law and the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Cooper Industries plc, and, in the case of preferred shares, on such terms and conditions as it may determine (as described above under

“— Capitalization — Authorized Share Capital”) and any such action should be taken in the best interests of Cooper Industries plc. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Cooper Industries plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Cooper Industries plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Cooper Industries plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Cooper Industries plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Cooper Industries plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Cooper Industries plc (a) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Cooper Industries plc or (b) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Cooper Industries plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (a), the period of 12 months prior to the commencement of the offer period and, in the case of (b), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Cooper Industries plc in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person, together with any concert parties, may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Cooper Industries plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Cooper Industries plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer, together with any concert parties, holding 15% or more but less than 30% of the voting rights of Cooper Industries plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Cooper Industries plc is not permitted to take any action which might frustrate an offer for the shares of Cooper Industries plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (a) the issue of shares, options or convertible securities, (b) material disposals, (c) entering into contracts other than in the ordinary course of business or (d) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by the offeree at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Pre-emption Rights, Share Warrants and Share Options,” “— Disclosure of Interests in Shares” and “— Special Vote Required for Business Combinations with Related Persons,” in addition to “— Election of Directors,” “— Vacancies on Board of Directors,” “— Removal of Directors,” “— Board and Committee Composition; Management,” “— Shareholder Consent to Action Without Meeting,” “— Director Nominations; Proposals of Shareholders” and “— Amendment of Governing Documents” below.

Election of Directors

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws provide for a minimum of nine and a maximum of fifteen directors. The bye-laws provide that the number of directors to be elected at any time within the maximum and the minimum limitations provided in the previous sentence will be determined from time to time by the board pursuant to a resolution to be adopted by the affirmative vote of a majority of the directors in office. The directors are divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire board. At each annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting are elected for a three-year term. If the number of directors is changed from time to time, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of shares entitled to vote at a general meeting.

Cooper Industries plc.  The Irish Companies Acts provide for a minimum of two directors. Cooper Industries plc’s articles of association provide for a minimum of seven directors and a maximum of thirteen. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board. The initial division of the board into classes will be the same as the classes for the current directors of Cooper Industries, Ltd. The term of the initial Class I directors shall terminate on the date of the 2010 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2011 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2012 annual general meeting. At each annual general meeting of members beginning in 2010, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Although the Cooper Industries, Ltd. bye-laws provide that the number of directors elected within the minimum and maximum fixed by the bye-laws will be determined by the board of directors, the Cooper Industries plc articles of association do not include analogous provisions because Irish law does not recognize the concept of “board size” within the minimum and maximum number of directors.

Directors are elected by ordinary resolution at a general meeting. Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the minimum prescribed by the articles due to the failure of nominees to be elected, while Bermuda law permits plurality voting, which could not lead to such a result. Accordingly, Cooper Industries plc’s articles of association provide that if, at any general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the articles of association due to the failure of any persons nominated to be directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election shall be elected in order to maintain such prescribed minimum number of directors and each such director shall remain a director (subject to the provisions of the Irish Companies Acts and the articles) only until the conclusion of the next annual general meeting of Cooper Industries plc unless such director is elected by the shareholders during such meeting.

Vacancies on Board of Directors

Cooper Industries, Ltd.  Any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, is deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy may be filled by a majority of the board then in office, provided that a quorum is present.

Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class holds office for a term that coincides with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors has the same remaining term as that of his or her predecessor. Subject to Bermuda law and the bye-laws, during any vacancy in the board of directors, the remaining directors shall have full power to act as the board of directors of Cooper Industries, Ltd.

Cooper Industries plc.  Any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy may be filled by decision of a majority of the board then in office, provided that a quorum is present.

Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to Irish law and the articles of association, during any vacancy in the board of directors, the remaining directors shall have full power to act as the board of directors of Cooper Industries plc.

Removal of Directors

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws provide that any director may be removed from office by the affirmative vote of the holders of at least 80% of the voting power of Cooper Industries on the record date in favor of such removal, unless a majority of the board of directors has previously voted in favor of such removal, in which case the shareholders will be entitled to remove a director with a majority of the votes cast at a meeting held in accordance with the requirements of the Bermuda Companies Act.

Cooper Industries plc.  The Irish Companies Acts provide that notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Because of this provision of the Irish Companies Acts, which does not have an analog under Bermuda law, Cooper Industries plc’s articles of association do not include the same provisions in respect of removal of directors that are included in the Cooper Industries, Ltd. bye-laws; instead, the articles of association provide that Cooper Industries plc may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between Cooper Industries plc and the removed director.

Board and Committee Composition; Management

Cooper Industries, Ltd.  The bye-laws of Cooper Industries, Ltd. provide that the board of directors at any time may elect from its number an executive committee and other committees, each of which must consist of not less than three directors. Each member of each such committee shall hold office at the pleasure of the board and may be removed by the board at any time with or without cause. Vacancies occurring in the committees may be filled by the board. Except as the executive committee’s powers and duties may be limited or otherwise prescribed by the board, the executive committee, during the intervals between the meetings of the board, shall possess and may exercise all of the powers of the board in the management and control of the business and property of Cooper Industries, Ltd.; and other committees shall have such powers of the board as from time to time delegated to them by the board; provided, however, that no committee shall be empowered to elect directors to fill vacancies among the directors or any committee of the directors.

Cooper Industries plc.  The articles of association of Cooper Industries plc provide that the board of directors at any time may elect from its number an executive committee and other committees, each of which shall consist of not less than three directors. Each member of each such committee shall hold office at the pleasure of the board and may be removed by the board at any time with or without cause. Vacancies occurring in the committees may be filled by the board. Except as the executive committee’s powers and duties may be limited or otherwise prescribed by the board, the executive committee, during the intervals between the meetings of the board, shall possess and may exercise all of the powers of the board in the management and control of the business and property of Cooper Industries plc; and other committees shall have such powers of the board as shall be from time to time delegated to them by the board; provided, however, that no committee shall be empowered to elect directors to fill vacancies among the directors or on any committee of the directors.

Duties of the Board of Directors

Cooper Industries, Ltd.  As a general rule, directors’ common law and statutory duties are to the company as a whole and not to individual shareholders or creditors (however directors must have regard to the interests of creditors if the company is insolvent or in the “zone of insolvency”).

Directors owe two types of duties to a company: a fiduciary duty and a duty of skill and care. A director’s fiduciary duty to the company has four general aspects: (a) duty to act in good faith and in the best interests of the company; (b) duty to exercise powers for a proper purpose (i.e., generally should not exercise their powers in such a way as to prevent a majority of the shareholders from exercising their rights); (c) duty not to put themselves in a position in which their duties to the company and their personal interests may conflict; and (d) duty to void secret profits, meaning that unless the bye-laws specifically provide, a director may not make a personal profit from any opportunities arising out of his or her directorship.

The duty of skill and care a director must exercise has three aspects: (a) skill of a person of his or her particular knowledge and experience; (b) attention to the business; and (c) reliance on others, meaning that a director may rely in good faith on officers who have been appointed for specific purposes of attending to the detail of the management, or a professional who provides a report to the directors whose profession gives credibility to a statement made by such person, however they cannot absolve themselves entirely of their responsibility by delegation to others.

Cooper Industries plc.  The directors of Cooper Industries plc have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of Cooper Industries plc (although directors who also serve as employees will have additional responsibilities and duties arising under their employment arrangements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of Cooper Industries plc while insolvent, without due regard to the interests of creditors). For public limited companies like Cooper Industries plc, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Indemnification of Directors and Officers; Insurance

Cooper Industries, Ltd.  Any provision in the bye-laws or any contract or other arrangement of a company purporting to indemnify a director or officer against liability in respect of any fraud or dishonesty is void. However it is permissible to indemnify directors or officers from liability arising from negligence, default, breach of duty or breach of trust not involving dishonesty or fraud. This exemption will cover all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute). This indemnification may also cover any liabilities which the director or officer incurs in defending any proceedings (criminal or civil) where relief is granted to him, where he or she is acquitted, or where judgment is given in his or her favor. The bye-laws of Cooper Industries, Ltd. provide that Cooper Industries, Ltd. will indemnify any director or officer or any former director or officer of Cooper Industries, Ltd., or any person who is serving or has served at the request of Cooper Industries, Ltd. as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Cooper Industries, Ltd., to which he or she was, is, or is threatened to be made a party by reason of the fact that he or she is or was such director, officer or trustee; the indemnity contained in the bye-laws shall not extend to any matter which would render it void pursuant to Bermuda law. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of Cooper Industries, Ltd., Cooper Industries, Ltd. will indemnify any director or officer or any former director or officer of Cooper Industries, Ltd. against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Cooper Industries, Ltd. unless and only to the extent that the Bermuda Supreme Court in Bermuda or the court in which such action or suit was brought will determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. In addition, the directors and officers of Cooper Industries, Ltd. currently have indemnification agreements with Cooper Industries, Ltd. Please see “Proposal Number One: The Reorganization — Indemnification Agreements.”

Under the Bermuda Companies Act, a company may itself take out a policy of insurance for the benefit of any director or officer against any liability incurred for his or her failure to exercise the “care, diligence and skill” of a reasonably prudent person. Insurance may also be purchased to cover any liability arising from any negligence, default, breach of duty or breach of trust of such director, other than breaches involving fraud or other dishonesty.

Cooper Industries plc.  Cooper Industries plc’s articles of association confer an indemnity on its directors and Secretary that is more limited than the analogous indemnity in Cooper Industries, Ltd.’s bye-laws, because the Irish Companies Acts prescribe that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of Cooper Industries plc. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

In addition, the articles of association of Cooper Industries plc also contain an indemnity for officers (other than the directors and Secretary) which is substantially similar to the indemnity for officers in Cooper Industries, Ltd.’s bye-laws.

The directors of Cooper Industries plc may on a case-by-case basis decide at their discretion that it is in the best interest of Cooper Industries plc to indemnify an individual director from any liability arising from his or her position as a director of Cooper Industries plc. However, this discretion must be exercised bona fide in the best interests of Cooper Industries plc as a whole.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

In addition, in connection with the Transaction, we expect that Cooper Industries, Ltd. and Cooper Industries plc will enter into indemnification agreements (or deed poll indemnities) with or with respect to each of Cooper Industries plc’s directors and its Secretary, as well as indemnification agreements with each of Cooper Industries plc’s officers (other than its directors and Secretary). Please see “Proposal Number One: The Reorganization — Indemnification Agreements.”

Limitation on Director Liability

Cooper Industries, Ltd.  Although it is permissible to exempt directors or officers from liability arising from negligence, default, breach of duty or breach of trust not involving dishonesty or fraud, Cooper Industries, Ltd.’s bye-laws do not contain any provision exempting directors or officers from such liability. The Cooper Industries, Ltd. bye-laws do, however, provide indemnification rights to directors and officers as described above under “— Indemnification of Directors and Officers; Insurance.” Where a breach of duty has been established, directors may be statutorily exempted by the Bermuda courts from personal liability for negligence or breach of duty, if among other things, the Bermuda court determines they have acted honestly and reasonably and they ought fairly to be excused.

Cooper Industries plc.  Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty, and therefore Cooper Industries plc’s articles of association do not include provisions exempting directors from liability. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Conflicts of Interest

Cooper Industries, Ltd.  As a matter of common law applied in Bermuda, a director of a Bermuda company should seek to avoid placing himself in a position where there is an actual conflict, or a possible conflict, between the duties he or she owes to the company and either his or her personal interest or other duties that he or she owes to a third party, and if a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he or she must declare the nature and extent of that interest to the other directors at the first opportunity. Although Bermuda law and Cooper Industries, Ltd.’s bye-laws would not prohibit such director from participating in any vote in relation to such proposed transaction or arrangement following such disclosure, he or she would be prohibited from doing so pursuant to the policy on conflicts of interest adopted by Cooper Industries, Ltd. The common law duty of a director to avoid conflicts of interest also extends to not making personal profit from opportunities that result from directorship.

This common law duty of a director to avoid conflicts of interest generally is not breached in respect of matters that have been declared by the director to the company at the appropriate time and authorized by the directors generally.

Cooper Industries plc.  As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Directors who have a personal interest in a proposed transaction or arrangement with Cooper Industries plc are required to declare the nature of their interest, whether direct or indirect, at a meeting of the directors of Cooper Industries plc. Cooper Industries plc is required to maintain a register of such declared interests which must be available for inspection by the shareholders. Although Irish law and Cooper Industries plc’s articles of association would not prohibit such director from participating in any vote in relation to such proposed transaction or arrangement following such disclosure, he or she would be prohibited from doing so pursuant to the policy on conflicts of interest that Cooper Industries plc expects to adopt in connection with the Transaction. The fiduciary duty of a director to avoid conflicts of interest also extends to not making personal profit from opportunities that result from directorship.

Shareholders’ Suits

Cooper Industries, Ltd.  Under Bermuda law, a court will generally refuse to interfere with the management of a company on behalf of minority shareholders who are dissatisfied with the conduct of a company’s affairs by its board of directors. However, each shareholder is entitled to have the affairs of the company properly conducted in accordance with law. Therefore, if those who control the company persistently disregard the requirements of law or of the company’s memorandum of association or bye-laws, the court may grant relief. Bermuda courts ordinarily would be expected to follow English precedent, which would permit the court to intervene in any of the following circumstances: (a) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (b) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company, provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (c) where an act requires approval by a greater percentage of the company’s shareholders than actually approved it; or (d) where such an action is necessary in order that there not be a violation of the company’s memorandum of association or bye-laws.

Under the Bermuda Companies Act, a shareholder is entitled to complain to the court that the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders, or some of them, and seek a winding up of the company or an alternative remedy.

An individual shareholder may seek to bring an action on behalf of the company to enforce the company’s rights, and judgment in such a case would be in favor of the company.

A shareholder can bring a claim when he is alleging that the wrong has been done to him personally in his capacity as a shareholder. Typically, shareholders’ personal claims arise from a breach or threatened breach of the bye-laws.

Cooper Industries plc.  In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Cooper Industries plc. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against Cooper Industries plc would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that the company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

•	Where an ultra vires or illegal act is perpetrated.

•	Where more than a bare majority is required to ratify the “wrong” complained of.

•	Where the shareholders’ personal rights are infringed.

•	Where a fraud has been perpetrated upon a minority by those in control.

•	Where the justice of the case requires a minority to be permitted to institute proceedings.

The shareholders of Cooper Industries plc may also bring proceedings against Cooper Industries plc where the affairs of Cooper Industries plc are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of Cooper Industries plc. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Shareholder Consent to Action Without Meeting

Cooper Industries, Ltd.  The Bermuda Companies Act provides that anything, other than the removal of a director or auditor, which may be done by resolution of a company at a general meeting or a meeting of any class of shareholders may also be done by resolution in writing and that such resolution should be signed by shareholders representing the majority that would have been required had such resolution been adopted at a general meeting, or such other majority stipulated in the company’s bye-laws. The bye-laws provide that the bye-laws may be amended without a meeting by the written consent of all of the holders of record of shares of Cooper Industries, Ltd. See “— Amendment of Governing Documents.”

Cooper Industries plc.  The Irish Companies Acts provide that shareholders may approve a resolution without a meeting if (a) all shareholders sign the written resolution and (b) the company’s articles of association permit written resolutions of shareholders. Because Irish law only permits a company to give shareholders the right to take action by unanimous written consent, while Bermuda law permits a company to give shareholders the right to take action by majority written consent, Cooper Industries plc’s articles of association do not provide shareholders with the right to take action by majority written consent, even though Cooper Industries, Ltd.’s bye-laws do provide shareholders with such a right. However, Cooper Industries plc’s articles of association do provide shareholders with the right to take action by unanimous written consent as permitted by Irish law.

Annual Meetings of Shareholders

Cooper Industries, Ltd.  A general meeting of Cooper Industries, Ltd.’s shareholders shall be convened at least once in every calendar year, and be referred to as the annual general meeting. The general meetings may be held in Bermuda or at such other place as may be determined by the Chairman of the board, the Deputy Chairman or the President and specified in the notice of meeting.

Notice of an annual general meeting must be given to all shareholders of Cooper Industries, Ltd. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days notice shall be given of any meeting of a company, other than an adjourned meeting. The Cooper Industries, Ltd. bye-laws provide that notice of an annual general meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

As a matter of Bermuda company law, the matters which must be transacted at an annual general meeting (unless waived in accordance with the Bermuda Companies Act) are the presentation of financial statements of Cooper Industries, Ltd. and the appointment of an auditor to hold office until the close of the next annual general meeting (and, if no such appointment is made, the auditor in office shall continue until a successor is appointed).

Cooper Industries plc.  Cooper Industries plc will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Cooper Industries plc’s fiscal year-end. The first annual general meeting of Cooper Industries plc may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting.

Notice of an annual general meeting must be given to all shareholders of Cooper Industries plc and to the auditors of Cooper Industries plc. The articles of association of Cooper Industries plc provide that the maximum notice period is 60 days. The minimum notice period is 21 days’ notice in writing for an annual general meeting. Because of the fifteen-month requirement described in the previous paragraph and the 21-day requirement described in this paragraph, which are different from the analogous provisions of Bermuda law, Cooper Industries plc’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of Cooper Industries, Ltd.’s bye-laws differ in this respect.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Special Meetings of Shareholders

Cooper Industries, Ltd.  Special general meetings of Cooper Industries, Ltd. may be convened by the Chairman of the board of directors, the Deputy Chairman, the board of directors, the President, or on requisition of the shareholders holding not less than 10% of the paid up share capital of Cooper Industries, Ltd. carrying the right to vote at a general meeting. Special general meetings are generally held for the purposes of approving shareholder resolutions of Cooper Industries, Ltd. as may be required from time to time.

Notice of a special general meeting must be given to all shareholders of Cooper Industries, Ltd. entitled to receive notice. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days’ notice shall be given of any meeting of a company, other than an adjourned meeting. The Cooper Industries, Ltd. bye-laws provide that notice of a special general meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

In the case of a special general meeting convened on requisition of the shareholders of Cooper Industries, Ltd., the proposed purpose of the meeting must be set out in the requisition notice, which may contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Cooper Industries, Ltd.’s shareholders to vote on the matters set out in the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Cooper Industries plc.  Extraordinary general meetings of Cooper Industries plc may be convened by the Chairman of the board of directors, the board of directors, or on requisition of the shareholders holding not less than 10% of the paid up share capital of Cooper Industries plc carrying voting rights. In limited circumstances, Cooper Industries plc’s auditors can require the board of directors to convene extraordinary general meetings of Cooper Industries plc. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Cooper Industries plc as may be required from time to time.

Notice of an extraordinary general meeting must be given to all shareholders of Cooper Industries plc and to the auditors of Cooper Industries plc. The articles of association of Cooper Industries plc provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Cooper Industries plc and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, which are different from the analogous provisions of Bermuda law, Cooper Industries plc’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of Cooper Industries, Ltd.’s bye-laws differ in this respect.

In the case of an extraordinary general meeting convened on requisition of the shareholders of Cooper Industries plc, the proposed purpose of the meeting must be set out in the requisition notice, which may contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Cooper Industries plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of the requisitioning shareholders, may themselves convene a meeting, which meeting must be held within three months of the receipt by the board of directors of the requisition notice.

If the directors become aware that the net assets of Cooper Industries plc are half or less of the amount of Cooper Industries plc’s called-up share capital, the directors of Cooper Industries plc must convene an extraordinary general meeting of Cooper Industries plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Record Dates for Shareholder Meetings

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws provide for the board to fix a record date for the purpose of determining the shareholders entitled to: (a) notice of or to vote at any general meeting of shareholders or any adjournment or postponement thereof; (b) consent to corporate action in writing without a meeting; (c) receive payment of any dividend or other distribution or allotment of rights; (d) exercise any rights in respect of any change, conversion or exchange of shares; or (e) for the purpose of any other lawful action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto.

Cooper Industries plc.  Cooper Industries plc’s articles of association provide for the board to fix a record date for the purpose of determining the shareholders entitled to: (a) notice of and/or to vote at any general meeting of Cooper Industries plc or any adjournment or postponement thereof; (b) consent to corporate action in writing without a general meeting of the company; (c) receive payment of any dividend or other distribution or allotment of rights; (d) exercise any rights in respect of any change, conversion or exchange of shares; or (e) for the purpose of any other action permitted by law. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of the business day on which the board adopts the resolution relating thereto.

Director Nominations; Proposals of Shareholders

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws provide that at any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting: by or at the direction of the board of directors; by any shareholder who complies with the procedures set forth in Cooper Industries, Ltd.’s bye-laws; or by any shareholders pursuant to the valid exercise of the power granted under the Bermuda Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of Cooper Industries, Ltd. and satisfied all requirements under applicable rules promulgated by the SEC or the NYSE or any other exchange on which the Cooper Industries, Ltd.’s securities are traded.

To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary of Cooper Industries, Ltd. not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the SEC, in advance of the anniversary of the date that Cooper Industries, Ltd.’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such shareholder, (c) the class or series and number of capital shares of Cooper Industries, Ltd. which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a shareholder’s notice to the Secretary regarding nomination of any person for election to the board of directors must also set forth as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of capital shares of Cooper Industries, Ltd. which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The bye-laws of Cooper Industries, Ltd. provide that, at a special general meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board.

Additionally, Bermuda law provides that shareholders holding not less than 5% of the total voting rights or 100 or more registered shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at Cooper Industries, Ltd.’s registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. In addition, the Bermuda Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Special Meetings of Shareholders.”

Cooper Industries plc.  Cooper Industries plc’s articles of association provide that at any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting: by or at the direction of the board of directors; or by any shareholder who complies with the procedures set forth in Cooper Industries plc’s articles of association. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to Cooper Industries plc’s Secretary and satisfied the requirements under applicable rules promulgated by the SEC or the NYSE or any other exchange on which the Cooper Industries plc’s securities are traded. Although Cooper Industries, Ltd.’s bye-laws provide that business may be brought before an annual general meeting by any shareholders pursuant to the valid exercise of the power granted under the Bermuda Companies Act, while the analogous provisions of Cooper Industries plc’s articles of association do not so provide, this is due to the fact that, as described above, the Bermuda Companies Act provides shareholders with statutory rights to propose business at annual general meetings, while the Irish Companies Acts do not provide shareholders with analogous statutory rights.

To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary of Cooper Industries plc not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the SEC, in advance of the anniversary of the date that Cooper Industries plc’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting (or no later than January 27, 2010 with respect to the 2010 annual general meeting).

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of Cooper Industries plc which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a shareholder’s notice to the Secretary regarding nomination of any person for election to the board of directors must also set forth as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of Cooper Industries plc which are owned beneficially or of record by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The articles of association of Cooper Industries plc provide that, except as provided by law, at an extraordinary general meeting, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board.

In addition, the Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “— Special Meetings of Shareholders.”

Adjournment of Shareholder Meetings

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s bye-laws provide that at any meeting duly called at which a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement of the chairman of the meeting. Cooper Industries, Ltd.’s bye-laws also provide that any meeting duly called at which a quorum is not present shall be adjourned and Cooper Industries, Ltd. shall provide a valid notice in the event that such meeting is to be reconvened.

Cooper Industries plc.  Cooper Industries plc’s articles of association provide that at any meeting duly called at which a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement of the chairman of the meeting. Cooper Industries plc’s articles of association also provide that any meeting duly called at which a quorum is not present shall be adjourned and Cooper Industries plc shall provide a valid notice in the event that such meeting is to be reconvened.

Voting Rights

Cooper Industries, Ltd.  Where a poll is demanded at a general meeting, each Class A common share has one vote for each Class A common share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Cooper Industries, Ltd.’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Subject to any required preferred shares class vote, the holders of Class A common shares will vote as a single class with the holders of preferred shares and Class B common shares on any matter on which Class B common shares are entitled to vote under the Bermuda Companies Act. Generally, the holders of Class B common shares are not entitled to vote. However, under the Bermuda Companies Act, each Class B common share of Cooper Industries, Ltd. carries the right to vote in respect of an amalgamation or merger, whether or not it otherwise carries the right to vote. Cooper Industries, Ltd. and its subsidiaries that hold Class A common shares or Class B common shares previously entered into a voting agreement which provides the subsidiaries shall vote (or abstain from voting) such shares in the same proportion as the Class A Public Shareholders vote (or abstain from voting) to ensure that voting of shares by such subsidiaries will not dilute the voting power of the Class A Public Shareholders.

Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Bermuda law and Cooper Industries, Ltd.’s bye-laws. Bermuda law permits the appointment of proxies by the shareholders to be notified to Cooper Industries, Ltd. electronically.

The Bermuda Companies Act provides that any question proposed for consideration at a general meeting shall be decided by a show of hands or by a count of votes received in the form of electronic record, unless a poll is demanded by: the chairman; at least three shareholders present in person or represented by proxy; any shareholder or shareholders present in person or proxy and holding between them not less than 10% of the total voting rights of all the members having the right to vote at such meeting; or a shareholder or shareholders present in person or represented by proxy holding shares in the company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all such shares conferring such right. Where a poll is not demanded, shareholders present in person or by proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

In accordance with the bye-laws of Cooper Industries, Ltd., the directors of Cooper Industries, Ltd. may from time to time cause Cooper Industries, Ltd. to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares.

Subject to voting with respect to business combinations with related persons, the election of directors and the amendments to certain bye-laws as provided for in Cooper Industries, Ltd.’s bye-laws, on a poll, any matter submitted to shareholders at a general meeting at which a quorum is present requires the affirmative vote of the holders of a majority of the total number of votes of the shares present in person or represented by proxy and entitled to vote, unless otherwise required by the Bermuda Companies Act or the bye-laws.

Cooper Industries plc.  Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Cooper Industries plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder.

Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Cooper Industries plc’s articles of association. The articles of association of Cooper Industries plc permit the appointment of proxies by the shareholders to be notified to Cooper Industries plc electronically.

Cooper Industries plc’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by: the chairman; at least three shareholders present in person or represented by proxy; any shareholder or shareholders present in person or proxy and holding between them not less than 10% of the total voting rights of all the members having the right to vote at such meeting; or a shareholder or shareholders present in person or represented by proxy holding shares in the company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all such shares conferring such right. Each Cooper Industries plc ordinary shareholder of record as of the record date has one vote at a general meeting on a show of hands.

In accordance with the articles of association of Cooper Industries plc, the directors of Cooper Industries plc may from time to time cause Cooper Industries plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares.

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	Amending the objects or memorandum of association of Cooper Industries plc;

•	Amending the articles of association of Cooper Industries plc;

•	Approving the change of name of Cooper Industries plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Cooper Industries plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that Cooper Industries plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% of the shareholders present and voting, whether in person or by proxy.

Variation of Class Rights Attaching to Shares

Cooper Industries, Ltd.  The rights attached to any class of shares, unless otherwise provided by the term of issue of the shares of that class may be varied with the consent in writing of the holders of three quarters (3/4) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class.

Cooper Industries plc.  Variation of all or any special rights attached to any class of shares of Cooper Industries plc is addressed in the articles of association of Cooper Industries plc as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Cooper Industries plc must be approved in writing by holders of three quarters (3/4) of the issued shares in that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Cooper Industries, Ltd.  Under the Bermuda Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by at least a majority of votes cast by the shareholders voting on the amendments. Cooper Industries, Ltd.’s bye-laws provide that the bye-laws may be altered, changed, or amended in any respect, or superseded by new bye-laws, in whole or in part, by the board of directors, subject to approval by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of Cooper Industries, Ltd. on the relevant record date with respect thereto at an annual or special general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of Cooper Industries, Ltd. The affirmative vote of the holders of at least 80% of Cooper Industries, Ltd.’s voting power on the relevant record date shall be required to alter, amend or repeal certain bye-laws including bye-laws governing the number, election and term of directors. An 80% shareholder vote also generally is required to amend, change or repeal the bye-laws described above under “— Special Vote Required for Business Combinations with Related Persons,” unless two-thirds (2/3) of the Continuing Directors recommend such amendment, change or repeal to shareholders, in which case the affirmative vote of a majority of the voting power of Cooper Industries, Ltd. on the relevant record date shall be required.

Cooper Industries plc.  Irish companies may only alter their memorandum and articles of association by at least the passing of a special resolution. In general the articles of association would typically be altered, changed, or amended, or superseded by new articles, in whole or in part, on the recommendation of the board of directors, and would be subject to approval by special resolution of shareholders at an annual or extraordinary general meeting called for such purpose or without a meeting by the written consent of all of the holders of record of shares of Cooper Industries plc. The affirmative vote of the holders of at least 80% of Cooper Industries plc’s voting power on the relevant record date shall be required to alter, amend or repeal certain provisions of the articles of association, including those governing the number, election and term of directors. An 80% shareholder vote also generally is required to amend, change or repeal the articles described above under “— Special Vote Required for Business Combinations with Related Persons,” unless two-thirds (2/3) of the Continuing Directors recommend such amendment, change or repeal to shareholders, in which case a special resolution of shareholders of Cooper Industries plc on the relevant record date shall be required.

Quorum Requirements

Cooper Industries, Ltd.  The holders of shares entitling them to exercise a majority of the voting power of Cooper Industries, Ltd. on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders. No business may take place at a general meeting of Cooper Industries, Ltd. if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the bye-laws of Cooper Industries, Ltd. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals to be voted upon by shareholders.

Cooper Industries plc.  The holders of shares entitling them to exercise a majority of the voting power of Cooper Industries plc on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders. No business may take place at a general meeting of Cooper Industries plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Cooper Industries plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals to be voted upon by shareholders.

Inspection of Books and Records

Cooper Industries, Ltd.  Under Bermuda law, shareholders have the right to: (a) inspect or obtain copies of the minutes of general meetings of the company; (b) receive a copy of the memorandum of association and the bye-laws of Cooper Industries, Ltd.; (c) inspect or obtain copies of the register of directors and officers and the register of charges of Cooper Industries, Ltd.; (d) receive financial statements, as required by the Bermuda Companies Act before the annual general meeting; (e) inspect or obtain a copy of the share register of Cooper Industries, Ltd. on any business day, subject to reasonable restrictions imposed by the board of directors; and (f) receive the auditor’s report as part of the financial statements provided to them by Cooper Industries, Ltd. The Bermuda Companies Act requires that financial information be provided at a minimum of 5 days prior to the general meeting of shareholders.

Cooper Industries plc.  Under Irish law, shareholders have the right to: (a) receive a copy of the memorandum and articles of association of Cooper Industries plc and any act of the Irish Government which alters the memorandum of association of Cooper Industries plc; (b) inspect and obtain copies of the minutes of general meetings and resolutions of Cooper Industries plc; (c) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Cooper Industries plc; (d) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (e) receive balance sheets of a subsidiary company of Cooper Industries plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Cooper Industries plc will also have the right to inspect all books, records and vouchers of Cooper Industries plc. If required by law, the auditors’ report must be circulated to the shareholders with copies of the balance sheet and directors’ report 21 days before the annual general meeting and must be read to the shareholders at Cooper Industries plc’s annual general meeting.

Transfer and Registration of Shares

Cooper Industries, Ltd.  Cooper Industries, Ltd.’s branch share register is maintained by its transfer agent. Registration in this share register is determinative of membership in Cooper Industries, Ltd. A shareholder of Cooper Industries, Ltd. who holds shares beneficially is not a holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee is not registered in Cooper Industries, Ltd.’s share register, as the depository or other nominee remains the record holder of such shares.

Subject to the Bermuda Companies Act and Cooper Industries, Ltd.’s bye-laws, any shareholder may transfer all or any of its shares. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall be signed by or on behalf of the transferee.

The board of directors may decline to register any transfer unless:

(i)	the instrument of transfer is duly stamped and lodged with Cooper Industries, Ltd. at such place as the board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer, or

(ii)	the instrument of transfer is in respect of only one class of share; and

(iii)	where applicable, the permission of the Bermuda Monetary Authority has been obtained.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days each year, as the directors may from time to time determine.

Cooper Industries plc.  Cooper Industries plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Cooper Industries plc. A shareholder of Cooper Industries plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Cooper Industries plc’s share register, as the depository or other nominee will remain the record holder of such shares.

A duly stamped written instrument of transfer is required under Irish law in order to register on Cooper Industries plc’s official share register any transfer of shares (a) from a person who holds such shares directly to any other person, (b) from a person who holds such shares beneficially to a person who holds such shares directly, or (c) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty. Where such stamp duty arises, it must be paid in order to have the instrument of transfer duly stamped prior to registration of the transfer on Cooper Industries plc’s official Irish share register. A person wishing to acquire shares directly may need to purchase the shares through a broker account and then transfer such shares into his or her own name.

We currently intend to pay (or cause one of our subsidiaries to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially through brokers who in turn hold those shares through DTC. In other cases Cooper Industries may, in its absolute discretion, pay (or cause one of its subsidiaries to pay) any stamp duty. Cooper Industries plc’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, Cooper Industries plc (a) may seek reimbursement from the buyer or seller, at its discretion, (b) may set-off the stamp duty against any dividends payable to the buyer or seller, at its discretion, of those shares and (c) may claim a first and permanent lien on the Cooper Industries plc shares on which stamp duty has been paid by Cooper Industries plc or its subsidiary for the amount of stamp duty paid. Cooper Industries plc’s lien shall extend to all dividends paid on those shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Cooper Industries plc shares has been paid unless one or both of such parties is otherwise notified by Cooper Industries. Alternatively, Cooper Industries plc’s articles of association provide that the board may implement a mechanism in respect of the sale of shares either by or to a shareholder who holds them directly, so that the sale is effected by way of a redemption of the shares of the seller that are the subject of the sale and a new issue of an equal number of shares to the buyer.

Cooper Industries plc’s articles of association as they will be in effect after the Transaction delegate to Cooper Industries plc’s Secretary or Assistant Secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Cooper Industries plc shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Cooper Industries plc for this purpose) or request that Cooper Industries plc execute an instrument of transfer on behalf of the transferring party in a form determined by Cooper Industries plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Cooper Industries plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Cooper Industries plc’s official Irish share register (subject to the matters described below).

The board of directors of Cooper Industries plc may decline to recognize any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Rights upon Liquidation

Cooper Industries, Ltd.  Upon the liquidation of Cooper Industries, Ltd., after creditors have been paid the full amounts owing to them and the holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, then the holders of Cooper Industries, Ltd.’s common shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of common shares. Cooper Industries, Ltd.’s bye-laws provide that the preferred shares may be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Cooper Industries plc, as the directors will fix at the time of issuance. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Cooper Industries, Ltd. Assets received by the holders of Cooper Industries, Ltd.’s common shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders. The winding up of Cooper Industries, Ltd. may be either by the Court or voluntary. Cooper Industries, Ltd. may be wound up voluntarily by resolution of the shareholders in general meeting.

Cooper Industries plc.  The rights of the shareholders to a return of Cooper Industries plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Cooper Industries plc’s articles of association or the terms of any preferred shares issued by the directors of Cooper Industries plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Cooper Industries plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Cooper Industries plc’s articles provide that the preferred shares may be entitled to such rights, upon the dissolution of, or upon any distribution of the assets of, Cooper Industries plc, as the directors will fix at the time of issuance. Cooper Industries plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes of the shareholders of Cooper Industries plc cast at a general meeting is required. Cooper Industries plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Cooper Industries plc has failed to file certain returns.

Enforcement of Civil Liabilities Against Foreign Persons

Cooper Industries, Ltd.  Cooper Industries, Ltd. has been advised by its Bermuda counsel, Appleby, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. Cooper Industries, Ltd. has also been advised by its Bermuda counsel that a final and conclusive judgment obtained in a court in the U.S. under which a sum of money is payable as compensatory damages may be the subject of an action in the Bermuda Supreme Court under the common law doctrine of obligations. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (b) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation. No stamp duty or similar or other tax is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

Cooper Industries plc.  Cooper Industries plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

THE SPECIAL COURT-ORDERED MEETING

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by Cooper Industries, Ltd.’s board of directors for use at a meeting of Cooper Industries, Ltd. shareholders to consider the Scheme of Arrangement and any adjournments or postponements of the meeting. We are first mailing this proxy statement and accompanying form of proxy to shareholders beginning on or about July 16, 2009.

General

The special court-ordered meeting will be conducted in accordance with the directions of the Bermuda Supreme Court.

Time, Place and Date

The meeting will be held on August 31, 2009 at 11 a.m. Central Time, in the 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas.

Purpose of the Meeting

At the meeting, Cooper Industries, Ltd.’s board of directors will ask the shareholders to vote:

1.	to approve the Scheme of Arrangement, pursuant to which the Class A Public Shareholders will receive ordinary shares of Cooper Industries plc on a one-for-one basis in respect of their outstanding Cooper Industries, Ltd. Class A common shares (or, in the case of fractional shares held of record, if any, cash for such fractional shares in lieu of ordinary shares of Cooper Industries plc); and

2.	if the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, to approve the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc (as described in this proxy statement).

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Cooper Industries, Ltd.’s board of directors has unanimously approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” all of the proposals.

Record Date; Voting Rights; Vote Required for Approval

The board has fixed the close of business on July 13, 2009 as the record date for the meeting.

Only holders of record of Cooper Industries, Ltd. Class A common shares on the record date are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

On the record date for the meeting, approximately 203,285,122 Cooper Industries, Ltd. Class A common shares were issued and entitled to be voted at the meeting. Each Cooper Industries, Ltd. Class A common share entitles the holder to one vote. The wholly owned subsidiaries of Cooper Industries, Ltd. held 36,519,676 Class A common shares on the record date. An existing voting agreement requires that the Class A common shares held by the Cooper subsidiaries will be voted (or abstained from voting) in the same proportion as the Class A common shares held by the Class A Public Shareholders. As a result, the voting of shares held by Cooper subsidiaries does not dilute the voting power of other shareholders. The Class B common shares that are held by a subsidiary of Cooper Industries, Ltd. have no vote on the matters presented at this meeting.

The presence, in person or by proxy, of the holders of Class A common shares entitling them to exercise a majority of the voting power of the Class A common shareholders of Cooper Industries, Ltd. constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the registered holders of Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the Cooper Industries, Ltd. Class A common shares present and voting on the proposal at the meeting, whether in person or by proxy. For the purpose of calculating the “majority in number” requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder’s Cooper Industries, Ltd. Class A common shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that may be raised, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder’s vote for the purposes of the “majority in number” calculation. In addition, as the Class A common shares held by wholly owned subsidiaries of Cooper Industries, Ltd. will not be exchanged for ordinary shares of Cooper Industries plc in the Transaction, after the meeting we will obtain a separate consent from each such subsidiary expressly consenting to its exclusion from the Scheme of Arrangement.

Assuming the presence of a quorum, the distributable reserves proposal requires the affirmative vote of holders of Cooper Industries, Ltd. Class A common shares representing at least a majority of the Cooper Industries, Ltd. Class A common shares present in person or by proxy at the meeting and voting on the proposal.

Under Bermuda law, shareholders are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the special court-ordered meeting.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates had the right to vote less than 1% of the issued Cooper Industries, Ltd. Class A common shares.

Proxies

A proxy card is being sent to each Class A common shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the three ways which are explained below under “— How You Can Vote.”

If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or via the Internet and clearly indicated your votes, your shares will be voted as indicated.

If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or via the Internet and have not clearly indicated your votes, the persons named in the proxy card will vote your shares in their discretion. If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

You may abstain on the proposal to approve the Scheme of Arrangement or the distributable reserves proposal (or any of them) by marking “ABSTAIN” with respect to any or all of the proposals.

Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

An abstention or broker non-vote on the proposal to approve the Scheme of Arrangement has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the proposal to approve the Scheme of Arrangement has received the required approval by a majority in number of the record holders of the Cooper Industries, Ltd. Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal, whether in person or by proxy.

An abstention or broker non-vote on the distributable reserves proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the distributable reserves proposal has received the required approval by holders of Cooper Industries, Ltd. Class A common shares representing at least a majority of the Cooper Industries, Ltd. Class A shares present in person or by proxy at the meeting and voting on the proposal.

You may revoke your proxy at any time prior to its exercise by:

•	giving written notice of the revocation to the Secretary of Cooper Industries, Ltd. at any time before the meeting;

•	submitting another properly signed proxy card with a later date or submitting another proxy by telephone or via the Internet at a later date; or

•	appearing at the meeting and voting in person.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes on matters with respect to which the polls have closed. If you hold your shares beneficially through a broker, you should follow the instructions provided by your broker in revoking your previously granted proxy.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of Cooper Industries, Ltd. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by Cooper Industries, Ltd. In addition to solicitation by mail, Cooper Industries, Ltd. will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Cooper Industries, Ltd. will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Cooper Industries, Ltd. has retained Georgeson, Inc. for a fee of $16,000, plus expenses, to aid in the solicitation of proxies from its shareholders. To the extent necessary in order to ensure sufficient representation at its meeting, Cooper Industries, Ltd. or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

Each outstanding Class A common share is entitled to one vote at the special court-ordered meeting. Pursuant to the rules of the SEC, boxes are provided on the proxy card for shareholders to mark if they wish to vote “for,” “against” or “abstain” on each proposal. We may accept your proxy by any form of communication permitted by Bermuda law and Cooper Industries, Ltd.’s bye-laws. Accordingly, you may vote by proxy or in person at the meeting. If your shares are held in your name rather than through a broker, you can vote by proxy in three convenient ways:

By Telephone:

You may call 1-800-652-8683 from the U.S., Canada and Puerto Rico (this call is free) or from all other countries dial the international access code plus 1-781-575-2300 to vote by telephone anytime up to 11:59 p.m. Eastern Time on August 30, 2009. If you submit your proxy by telephone, you do NOT need to return your proxy card. If you plan to attend the special court-ordered meeting, please retain the top portion of your proxy card as your admission ticket and bring photo identification.

By Internet:

Please refer to your proxy card for instructions. The web site for submitting your proxy is available at www.envisionreports.com/cbe and is available 24 hours a day, seven days a week. Have your proxy card in hand when accessing the web site. In order for your shares to be represented at the special court-ordered meeting, proxy vote must be received by 11:59 p.m. Eastern Time on August 30, 2009. If you use this Internet service, you do NOT need to return your proxy card. If you plan to attend the special court-ordered meeting, please retain the top portion of the proxy card as your admission ticket and bring photo identification. When granting your proxy on the Internet, please respond to the question asking whether you plan to attend the special court-ordered meeting.

By Mail:

If you choose to return your executed proxy card by mail, please mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope and are a record holder of common shares, you should mail your proxy card to Cooper Industries, Ltd., c/o Office of the Secretary, Suite 5600, 600 Travis, Houston, Texas 77002. If you hold shares through someone else, such as a broker, you should follow the mailing instructions from that firm. If you plan to attend the special court-ordered meeting, please retain the top portion of the proxy card as your admission ticket and bring photo identification and proof of ownership on July 13, 2009, such as an account statement from your broker. Please mark, date, sign and return the proxy card that has been mailed to you to ensure that all of your shares are represented at the special court-ordered meeting.

If you do not wish to vote all of your Class A common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the proxy card to indicate how you want to vote your common shares. You may not split your vote if you are voting by the Internet or by telephone.

If you hold your shares beneficially through a broker, the broker may generally vote the shares it holds in accordance with instructions received. Therefore, please follow the instructions provided by your broker when voting your shares. Moreover, if you hold your shares beneficially through a broker and you plan to attend the special court-ordered meeting, you must bring photo identification and proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker holding your shares, confirming your beneficial ownership of such shares as of the record date for the meeting. If you hold your shares beneficially through a broker and you plan to vote at the meeting, you must obtain a legal proxy from the broker. Please contact your broker for instructions on how to obtain such a legal proxy.

Validity

The chairman of the meeting will determine all questions as to validity, form, and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding. The chairman of the meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

We expect the Sanction Hearing to be held on September 4, 2009 at 9:30 a.m., Bermuda time, at the Bermuda Supreme Court in Hamilton, Bermuda. If you are a Class A common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Bermuda Supreme Court has wide discretion to hear from interested parties. Cooper Industries, Ltd. will not object to the participation in the Sanction Hearing by any beneficial holder of Class A common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

5% Beneficial Owners

We know of no person who was the beneficial owner of more than five percent of any class of voting securities as of July 13, 2009, other than the following which have filed statements of ownership on Schedule 13G with the SEC.

		Amount and
		Nature of
		Beneficial		Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership		Class(4)

Class A common shares	FMR LLC	23,181,076	(1)	13.88%
	82 Devonshire Street Boston, MA 02109
Class A common shares	Barrow, Hanley, Mewhinney & Strauss	14,177,700	(2)	8.49%
	2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
Class A common shares	Vanguard Windsor Funds	13,669,800	(3)	8.19%
	Vanguard Windsor II Fund 100 Vanguard Boulevard Malvern, PA 19355

(1)	Based on Schedule 13G filed February 17, 2009, jointly on behalf of Edward C. Johnson 3rd, FMR LLC, and its subsidiaries and affiliates, Fidelity Management & Research Company (“Fidelity”), FIL Limited, Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and Strategic Advisors, Inc. The shares are beneficially owned as follows: Fidelity — 22,441,994 shares (including 11,010,641 held by Fidelity Contrafund); FIL Limited — 248,430 shares; Pyramis Global Advisors LLC — 40,200 shares; Pyramis Global Advisors Trust Company — 167,240 shares; and Strategic Advisors, Inc. — 283,212 shares. The Fidelity Funds’ Board of Trustees has sole voting power over the shares that are beneficially owned by Fidelity, and Edward C. Johnson 3rd and FMR LLC, through control of Fidelity and the Fidelity Funds, each has sole dispositive power over the 22,441,994 shares owned by the Fidelity Funds. Edward C. Johnson 3rd and FMR LLC, through control of Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company, and FMR LLC subsidiaries including Strategic Advisors, Inc., each has sole dispositive power and sole power to vote or direct the voting of the shares beneficially owned by such affiliated companies. FIL Limited has sole dispositive and voting power over 248,430 shares. The address of Fidelity and Strategic Advisors, Inc. is 82 Devonshire Street, Boston, MA 02109. The address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda and the address of Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company is 53 State Street, Boston, MA 02109.

(2)	Based on Schedule 13G filed February 11, 2009 by Barrow, Hanley, Mewhinney & Strauss, Inc., which has sole dispositive power over 14,177,700 shares, sole voting power over 90,000 shares and shared voting power over 14,087,700 shares.

(3)	Based on Schedule 13G filed February 12, 2009 by Vanguard Windsor Funds — Vanguard Windsor II Fund, which has sole voting power over 13,669,800 shares.

(4)	Calculated on the basis of 166,908,287 Class A common shares that were held by Class A Public Shareholders as of December 31, 2008 and excludes the Class A common shares held by Cooper Industries, Ltd.’s subsidiaries.

Directors and Executive Officers

As of July 13, 2009, each director and executive officer named in the following table beneficially owned the number of Class A common shares of Cooper Industries, Ltd. listed in the following table. Each of the named individuals owned less than 1% and all directors and executive officers as a group beneficially owned

2.0% of the Cooper Industries, Ltd. Class A common shares held by Class A Public Shareholders as of that date.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)

Stephen G. Butler	56,263	(2)
Robert M. Devlin	82,097	(2)(4)
Ivor J. Evans	49,650	(2)
Kirk S. Hachigian	1,370,082
Linda A. Hill	52,306	(2)
Lawrence D. Kingsley	12,604	(2)
James J. Postl	49,442	(2)
Dan F. Smith	71,323	(2)
Gerald B. Smith	44,791	(2)
Mark S. Thompson	12,724	(2)
James R. Wilson	57,680	(2)
Terry A. Klebe	602,769	(3)
Gary A. Masse	79,365
C. Thomas O’Grady	177,795
Michael A. Stoessl	180,541
All Directors and Executive Officers as a Group	3,528,384	(2)(3)(4)

(1)	Includes shares held by executive officers in Cooper Industries’ Retirement Savings and Stock Ownership Plan. Also includes shares issuable upon the exercise of options granted under either the Stock Incentive Plan or the Directors’ Stock Plan that are exercisable (or vest) within a period of 60 days from July 13, 2009, as follows: Mr. Butler — 16,000 shares; Mr. Devlin — 18,000 shares; Mr. Evans — 16,000 shares; Mr. Hachigian — 1,053,932 shares; Ms. Hill — 22,000 shares; Mr. Postl — 12,000 shares; Mr. D. Smith — 12,000 shares; Mr. G. Smith — 20,000 shares; Mr. Wilson — 8,000 shares; Mr. Klebe — 420,768 shares; Mr. Masse — 50,999 shares; Mr. O’Grady — 125,000 shares; Mr. Stoessl — 110,602 shares; and all directors and executive officers as a group — 2,326,027 shares. None of the shares beneficially owned by the directors and executive officers have been pledged as security.

(2)	Includes shares the receipt of which has been deferred by the directors under the Directors’ Stock Plan and the Directors’ Retainer Fee Stock Plan, as follows: Mr. Butler — 25,323 shares; Mr. Devlin — 20,899 shares; Mr. Evans — 31,852 shares; Ms. Hill — 23,108 shares; Mr. Kingsley — 8,485 shares; Mr. Postl — 35,624 shares; Mr. D. Smith — 55,925 shares; Mr. G. Smith — 17,383 shares; Mr. Thompson — 8,485 shares; and Mr. Wilson — 43,938 shares.

(3)	Includes shares the receipt of which has been deferred pursuant to the Stock Incentive Plan and the Management Annual Incentive Plan, as follows: Mr. Klebe — 28,992 shares and all executive officers as a group — 28,992 shares.

(4)	Includes 21,000 shares held by the Devlin Foundation for which Mr. Devlin serves as trustee.

MARKET PRICE AND DIVIDEND INFORMATION

The following table presents the high and low sales prices of Cooper Industries, Ltd. Class A common shares for the periods indicated, as reported by the NYSE, in addition to the dividends declared per Class A common share during those periods.

Cooper Industries, Ltd.’s Class A common shares are listed on the NYSE under the symbol “CBE.” As of July 13, 2009, the record date for determining holders of Cooper Industries, Ltd. Class A common shares, there were 20,113 holders of record of Cooper Industries, Ltd. Class A common shares.

	High	Low	Dividend

2009
First quarter	$31.33	$18.86	$0.25
Second quarter (through July 13, 2009)	36.64	24.71	0.25

2008
First quarter	$53.25	$35.37	$0.25
Second quarter	47.55	39.40	0.25
Third quarter	49.64	36.96	0.25
Fourth quarter	40.27	19.32	0.25

2007
First quarter	$48.12	$40.00	$0.21
Second quarter	58.20	45.03	0.21
Third quarter	59.05	47.00	0.21
Fourth quarter	57.25	47.07	0.21

We intend to file an application with the NYSE to list the Cooper Industries plc ordinary shares that Class A Public Shareholders will receive in the Transaction. We expect that, immediately following the Transaction Time, the Cooper Industries plc ordinary shares will be listed on the NYSE under the symbol “CBE,” the same symbol under which your shares are currently listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Cooper Industries, Ltd. appearing in Cooper Industries, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Cooper Industries, Ltd.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP will pass upon certain U.S. federal income tax consequences of the Transaction. Arthur Cox, Solicitors, will pass upon certain Irish tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Shareholder Proposals in the Proxy Statement.  Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2010 annual general meeting, your proposals must be sent to the Secretary of Cooper Industries plc at 600 Travis, Suite 5600, Houston, Texas 77002, if the Transaction has become effective, or the Secretary of Cooper Industries, Ltd. at the same address, if the Transaction has not become effective, in either case so that it is received by no later than November 12, 2009. However, if the date of the 2010 annual general meeting changes by more than 30 days from the anniversary of the 2009 annual general meeting (for purposes of determining the deadline for the 2010 annual general meeting, the last annual general meeting of Cooper Industries, Ltd.), the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.  If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Cooper Industries plc’s memorandum and articles of association, if the Transaction has become effective, or Cooper Industries, Ltd.’s bye-laws, if the Transaction has not become effective.

Cooper Industries plc

Cooper Industries plc’s articles of association provide that at any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting: by or at the direction of the board of directors; or by any shareholder who complies with the procedures set forth in Cooper Industries plc’s articles of association. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to Cooper Industries plc’s Secretary and satisfied all requirements under applicable rules promulgated by the SEC or the NYSE or any other exchange on which the Cooper Industries plc’s securities are traded.

To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary of Cooper Industries plc not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the SEC, in advance of the anniversary of the date that Cooper Industries plc’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting (or no later than January 27, 2010 with respect to the 2010 annual general meeting).

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of Cooper Industries plc which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a shareholder’s notice to the Secretary regarding nomination of any person for election to the board of directors must also set forth as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of Cooper Industries plc which are owned beneficially or of record by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Cooper Industries, Ltd.

Cooper Industries, Ltd.’s bye-laws provide that at any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting: by or at the direction of the board of directors; by any shareholder who complies with the procedures set forth in Cooper Industries, Ltd.’s bye-laws; or by any shareholders pursuant to the valid exercise of the power granted under the Bermuda Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of Cooper Industries, Ltd. and satisfied all requirements under applicable rules promulgated by the SEC or the NYSE or any other exchange on which the Cooper Industries, Ltd.’s securities are traded.

To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary of Cooper Industries, Ltd. not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the SEC, in advance of the anniversary of the date that Cooper Industries, Ltd.’s proxy statement was released to shareholders in connection with the previous year’s annual general meeting. The deadline under Cooper Industries, Ltd.’s bye-laws is January 27, 2010 for the 2010 annual general meeting.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such shareholder, (c) the class or series and number of capital shares of Cooper Industries, Ltd. which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a shareholder’s notice to the Secretary regarding nomination of any person for election to the board of directors must also set forth as to each person whom the shareholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of capital shares of Cooper Industries, Ltd. which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Additionally, Bermuda law provides that shareholders holding not less than 5% of the total voting rights or 100 or more registered shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at Cooper Industries, Ltd.’s registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

You may obtain a copy of the memorandum and articles of association of Cooper Industries plc, as they will be in effect after the Transaction, or the bye-laws of Cooper Industries, Ltd., in which these procedures are set forth, upon written request to the Secretary of Cooper Industries, Ltd., 600 Travis, Suite 5600, Houston, Texas 77002.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. While we do not household in mailings to shareholders of record, a number of brokerage firms have instituted householding.

As a result, if you hold your shares beneficially through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker. Any shareholder can receive a copy of this proxy statement by contacting us at Cooper Industries, Ltd., Suite 5600, 600 Travis, Houston, Texas 77002, Attention: Secretary or by accessing it at the Company’s website at www.cooperindustries.com.

WHERE YOU CAN FIND MORE INFORMATION

Cooper Industries, Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Cooper Industries, Ltd. files at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Cooper Industries, Ltd.’s web site is located at: http://www.cooperindustries.com. Cooper Industries, Ltd.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Cooper’s web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit Cooper Industries, Ltd. to “incorporate by reference” the information Cooper Industries, Ltd. files with the SEC. This means that Cooper Industries, Ltd. can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that Cooper Industries, Ltd. files later with the SEC will automatically update and supersede this information.

Cooper Industries, Ltd. incorporates by reference the documents listed below and any filings Cooper Industries, Ltd. will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting. The documents incorporated by reference are:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed with the SEC on May 4, 2009 and June 9, 2009; and

•	The descriptions of Cooper Industries, Ltd.’s Class A common shares and the associated Preferred Share Purchase Rights in the registration statement on Form 8-A filed with the SEC on May 16, 2002, as amended by Amendment No. 1 to such Form 8-A filed with the SEC on August 24, 2007, together with any amendment or report filed with the SEC for the purpose of updating such descriptions.

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Secretary
Cooper Industries, Ltd.
Suite 5600
600 Travis
Houston, Texas 77002
713-209-8400

In order to ensure timely delivery of these documents, your request should be received by August 24, 2009.

We have not authorized anyone to give any information or make any representation about the Reorganization or the Transaction or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION (COMMERCIAL COURT)
2009: NO. 195

IN THE MATTER OF
COOPER INDUSTRIES, LTD.

and

IN THE MATTER OF SECTION 99 OF
THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

between

COOPER INDUSTRIES, LTD. and

THE CLASS A COMMON SHAREHOLDERS
(as hereinafter defined)

PART 1 — PRELIMINARY

A.  Definitions

In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“Allowed Proceeding”	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

“Business Day”	Any day other than a day on which banks are required or permitted by law to be closed in Houston, Texas, USA, Bermuda or Dublin, Ireland.

“Class A Common Shareholders”	The holders of Class A Common Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Class A Common Shares”	The Class A common shares in the capital of the Company of par value $0.01 per share.

“Companies Act”	The Companies Act 1981 (Bermuda).

“Company”	Cooper Industries, Ltd., a Bermuda exempted limited liability company with registration number EC 30537.

“Conditions”	The conditions listed in clause 36.

“Cooper Ireland”	Cooper Industries plc, a company incorporated under the laws of Ireland with its registered office at 5 Fitzwilliam Square, Dublin 2, Ireland and with a registered number of 471954.

“Court”	The Supreme Court of Bermuda.

“Court Meeting”	The meeting of the Class A Common Shareholders to be held pursuant to the directions of the Court to consider the Scheme.

“Credit Facilities”	The Five-Year Credit Agreement by and among Cooper Industries, Ltd., Cooper US, Inc., and the Banks as defined therein, dated as of November 3rd, 2004, and the 364-Day Credit Agreement by and among Cooper Industries, Ltd., Cooper US, Inc. and Bank of America, N.A. dated as of March 18, 2008 and amended as of February 27, 2009.

“Effective Date”	The date on which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, at which time this Scheme shall become effective.

“NYSE”	The New York Stock Exchange.

“Person”	Any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust unincorporated organisation or government or any agency or political subdivision thereof or other entity.

“Proceeding”	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgement, enforcement of any security or enforcement of any letters of credit.

“Prohibited Proceeding”	Any proceeding against the Company or Cooper Ireland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

“Proxy Statement”	The Proxy Statement of the Company on Schedule 14A expected to be filed on or about 16 July 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with the Scheme.

“Record Date”	The close of business (New York time) on 13 July 2009.

“Register of Members”	The branch register of the Company kept in accordance with Section 65 of the Companies Act by Computershare Trust Company, N.A., the Company’s transfer agent.

“Registrar”	The Registrar of Companies of Bermuda.

“Scheme”	This scheme of arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose.

“Scheme Consideration”	One Cooper Ireland ordinary share to be issued and allotted by Cooper Ireland in consideration for each whole Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder; plus (in respect of any fraction of a Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder) a cash payment for that fraction of a share determined by taking the average of the high and low trading prices of the Scheme Shares on the NYSE on the Business Day immediately preceding the Effective Date.

“Scheme Shareholders”	The holders of Scheme Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Scheme Shares”	All Class A Common Shares of the Company in issue immediately prior to the Transaction Time, other than Class A Common Shares held by wholly owned subsidiaries of the Company.

“Transaction Time”	7:30 p.m. Eastern Time on the Effective Date or such other time as established in accordance with resolutions of the Board of Directors of the Company or any duly authorised committee thereof (provided that the Transaction Time shall not precede the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration).

“Transfer Agent”	The transfer agent of the Company.

“$”	United States dollars, the lawful currency of the United States of America.

B.	Interpretation

1. In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1.1. References to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

1.2. References to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

1.3. References to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and any agreement, deed or document executed pursuant thereto;

1.4. The singular includes the plural and vice versa and words importing one gender shall include all genders;

1.5. Headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

1.6. To the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C.	The Company

2. The Company was incorporated on 22 May 2001 in Bermuda under the Companies Act 1981 of Bermuda with an authorized share capital of $12,000 divided into 1,200,000 shares, par value U.S. $0.01 per share, and as of the Record Date had an authorized share capital of $7,600,000 divided into 500,000,000 Class A Common Shares, par value U.S. $0.01 per share, of which 203,285,122 shares had been issued (of which 36,519,676 shares are held by wholly owned subsidiaries of the Company) and 250,000,000 Class B common shares, par value U.S. $0.01 per share, of which 105,420,258 shares had been issued (all of which are held by a wholly owned subsidiary of the Company), and 10,000,000 Preferred Shares, par value $0.01 per share, of which none had been issued.

3. The Class A Common Shares are listed on the NYSE.

D.	The Purpose of the Scheme

4. The purpose of this Scheme is to effect the cancellation of each whole non-fractional issued Scheme Share and the issuance, in consideration thereof, of one issued, fully paid and non-assessable Cooper Ireland ordinary share. The Scheme and the cancellation and issuance of shares will be effected in consecutive stages.

5. First, Cooper Ireland has already been formed as a subsidiary of the Company.

6. Second, at the Transaction Time each fractional part of a Scheme Share will be cancelled and shall cease to exist. Each Scheme Shareholder holding a fractional part of a Scheme Share will be entitled to receive a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date.

7. Third, (a) at the Transaction Time, each whole non-fractional Scheme Share shall be cancelled and shall cease to exist; (b) as consideration for the issuance by Cooper Ireland of new shares to Scheme Shareholders as described in clause (c) below, the Company will issue and allot to Cooper Ireland a number of Class A Common Shares that is equal to the number of Cooper Ireland ordinary shares to be issued by Cooper Ireland as described in clause (c) below; and (c) Cooper Ireland shall issue and allot to each Scheme Shareholder, who previously held a whole non-fractional Scheme Share, one new Cooper Ireland ordinary share as consideration for each whole Scheme Share previously held by such Scheme Shareholder.

8. After the Scheme is carried out, the Company will be a wholly owned subsidiary of Cooper Ireland and the Scheme Shareholders (other than those Scheme Shareholders who previously held only a fractional part of a Class A Common Share) will be shareholders of Cooper Ireland holding an identical number of shares in Cooper Ireland (except for the fractional parts that have been cancelled).

9. Cooper Ireland has agreed to appear at the hearing of the petition to sanction this Scheme and undertakes to be bound by its terms and issue and allot the new fully paid Cooper Ireland ordinary shares.

PART 2 — THE SCHEME

A.	Application and Effectiveness of the Scheme

10. The compromise and arrangement effected by this Scheme shall apply to all Class A Common Shares and be binding on all Class A Common Shareholders.

B.	Effect of this Scheme

11. From the Effective Date all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Part 2.

C.	Cancellation and Issuance of Shares and Consideration

12. Firstly, at the Transaction Time, the following shall occur:

12.1 Any fractional part of a Scheme Share issued shall be cancelled and cease to exist.

12.2 The Company will direct the Transfer Agent to pay (out of funds previously provided by the Company) to each Scheme Shareholder holding a fractional part of a Scheme Share a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date.

13. Secondly, and at the Transaction Time, the following shall occur:

13.1 All issued whole non-fractional Scheme Shares shall be cancelled and shall cease to exist.

13.2 In consideration for the issuance by Cooper Ireland of new Cooper Ireland shares to Scheme Shareholders as set forth in clause 13.3, the Company shall issue and allot a number of fully paid Class A Common Shares to Cooper Ireland that is equal to the number of Cooper Ireland ordinary shares to be issued by Cooper Ireland as set forth in clause 13.3.

13.3 In consideration of each issued whole non-fractional Scheme Share cancelled and the Class A Common Shares issued to Cooper Ireland as set out above, Cooper Ireland shall issue and allot to each of the Scheme Shareholders who previously held whole non-fractional Scheme Shares such number of Cooper Ireland ordinary shares as is equal to the number of whole non-fractional Scheme Shares previously held by the Scheme Shareholder.

13.4 For the avoidance of doubt, the wholly owned subsidiaries of the Company that own Class A Common Shares in the Company prior to the Transaction Time, will continue to hold the same number of Class A Common Shares in the Company following the Transaction Time.

13.5 For the avoidance of doubt, the wholly owned subsidiary of the Company that owns Class B common shares in the Company prior to the Transaction Time, will continue to hold the same number of Class B common shares in the Company following the Transaction Time.

PART 3 — GENERAL

A.	Identification of Shareholders Entitled to Notice of and to Vote at the Court Meeting

14. The holders of Class A Common Shares and the number of Class A Common Shares that they hold for the purposes of voting at the Court Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

B.	Distributions

15. At the Transaction Time, the Company will direct the Transfer Agent to hold the cash part of the Scheme Consideration in respect of any fractional part of a Scheme Share for the account of the relevant

Scheme Shareholder. The Company shall procure payment by the Transfer Agent of the cash part of the Scheme Consideration to the relevant Scheme Shareholder promptly thereafter.

16. At the Transaction Time, Cooper Ireland shall issue and allot the Cooper Ireland ordinary shares comprising part of the Scheme Consideration to the Scheme Shareholders.

C.	Rights of Scheme Shareholders

17. From the Effective Date, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the cancellation of the Scheme Shares the Register of Members shall be updated to reflect such cancellation.

D.	Effective Date, Transaction Time and Notification to Scheme Shareholders

18. Subject to the provisions of clauses 25, 26 and 36 below, this Scheme shall become binding and effective at the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

19. Cooper Ireland shall give notification of this Scheme having become effective by issuing a press release and by furnishing or filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

E.	Stay of Prohibited Proceedings

20. None of the Class A Common Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Date.

21. A Scheme Shareholder may commence an Allowed Proceeding against the Company or Cooper Ireland after the Transaction Time provided that it has first given the Company or Cooper Ireland five Business Days’ prior notice in writing of its intention to do so.

F.	Dividends

22. All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall, immediately after the Transaction Time, be deemed to be valid as effective mandates or instructions in respect of the ordinary shares of Cooper Ireland received in consideration of such Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a Scheme Shareholder to receive any declared dividend that has not been paid prior to the Transaction Time in respect of the Scheme Shares.

23. The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Court Meeting and the costs of obtaining the sanction of the Court and the costs of placing the notices required by this Scheme.

G.	Existing Instruments of Transfer and Certificates

24. As from the Transaction Time, all instruments of transfer and certificates validly existing at the Transaction Time in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of the Company to deliver up to the Company the certificate(s) in respect of its, his or her entire holding of Scheme Shares.

H.	Amendment, Termination or Delay

25. Subject to U.S. securities law constraints, this Scheme may be amended, modified or supplemented at any time before or after its adoption by the Class A Common Shareholders of the Company at the Court Meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by Class A Common Shareholders of the Company without obtaining that approval. At the Court hearing to sanction this Scheme, the Court may impose such conditions as it deems appropriate in relation to this Scheme but may not impose any material changes without the joint consent of the Company and Cooper Ireland. The Company may, subject to U.S. securities law constraints, consent to any modification of this Scheme on behalf of the Class A Common Shareholders which the Court may think fit to approve or impose.

26. The Board of Directors of the Company may terminate this Scheme, or delay the effectiveness of this Scheme, at any time prior to its effectiveness without obtaining the approval of the Class A Common Shareholders of the Company, even though the Scheme may have been approved at the Court Meeting and sanctioned by the Court and all other Conditions may have been satisfied, if the Board of Directors determines that such course is in the best interests of the Company.

I.	Notice

27. Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 19 and 32 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post to:

27.1. in the case of the Company, Cooper Industries, Ltd., P.O. Box 4446, Houston, Texas 77210, Attention: Secretary;

27.2. in the case of any Scheme Shareholder, its last known address according to the Company;

27.3. in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax to its last known fax number according to the Company.

28. Any notice or other written communication to be given under this Scheme shall be deemed to have been served as provided in Bye-Law 19 of the Company Bye-Laws.

29. In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

30. Save in the case of the notice, written communications or documents required to be filed pursuant to clause 19, the accidental omission to send any notice, written communication or other document in accordance with clauses 27 to 28 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

31. The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

32. Any notice or other written communication that is required to be given to all or substantially all the Class A Common Shareholders may (but is not required to) be made by furnishing or filing a Current Report on Form 8-K with the US Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

J.	Exercise of Discretion

33. When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

K.	Governing Law and Jurisdiction

34. At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Class A Common Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Class A Common Shareholders irrevocably submit to the jurisdiction of the Supreme Court of Bermuda, provided however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the Company and the Class A Common Shareholders, whether contained in any contract or otherwise.

35. The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

L.	Pre-Conditions to the Scheme, the Effective Date and the Transaction Time

36. The effectiveness of this Scheme and the occurrence of the Effective Date and the Transaction Time are each conditional upon the satisfaction or, if allowed by law, waiver of each of the following conditions:

36.1. The Scheme is approved by the requisite vote of Class A Common Shareholders of the Company;

36.2. The Scheme is sanctioned by the Court;

36.3. There is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme or related transactions;

36.4. The ordinary shares of Cooper Ireland to be issued to Scheme Shareholders are authorized for listing on the NYSE, subject to official notice of issuance;

36.5. All consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Scheme and related transactions (including, without limitation, waivers under and/or amendments to each of the Credit Facilities) are obtained on terms acceptable to the Company and are in full force and effect;

36.6. The Company receives an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to it, confirming in general, as of the Effective Date, that the discussion under the section of the Proxy Statement entitled “Material Tax Considerations — U.S. Federal Income Tax Considerations” fairly summarizes such considerations with respect to U.S. holders and non-U.S. holders (each as defined therein); and

36.7. The Company receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations — Irish Income Tax Considerations.”

M.	Expiry of the Scheme

37. Unless the Effective Date shall have occurred on or before 31 March 2010 or such later date, if any, as the Company may agree and the Court may allow, this Scheme shall lapse.

Dated           2009

Annex B

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

COOPER INDUSTRIES PUBLIC LIMITED COMPANY

Incorporated the 4th day of June 2009

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Cert. No.: 471954

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

COOPER INDUSTRIES PUBLIC LIMITED COMPANY

1.      The name of the Company is Cooper Industries public limited company.

2.      The Company is to be a public limited company.

3.      The objects for which the Company is established are:

(1)

(a)	To carry on business of a diversified, global company that provides products, services and solutions through the design, manufacture, sale and service of industrial, commercial and consumer products, and to do all things usually dealt in by persons carrying on the abovementioned businesses or any of them or likely to be required in connection with any of such business.

(b)	To carry on business as a holding company and to acquire and hold shares, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, body corporate or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Ireland or elsewhere, and to vary, transpose, dispose or otherwise deal with from time to time as may be considered expedient any of the Company’s investments for the time being.

(c)	To acquire the entire issued share capital of Cooper Industries, Ltd. a Bermudian registered company.

(2)	To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(3)	To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated or acquired which may be or may become a Group Company (which expression, in this and the next following paragraphs means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in the Companies Acts 1963 to 2009).

(4)	To provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank, and borrowing and receiving advances with or without interest from any Group Company.

(5)	To be involved in packaging of goods of all kinds.

(6)	To buy, sell and deal in goods of all kinds.

(7)	To be involved in designing and manufacturing of all kinds.

(8)	To undertake scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres.

(9)	To undertake all forms of engineering.

(10)	To undertake the acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like.

(11)	To undertake the buying, selling, hiring, letting and dealing in conveyances of any sort.

(12)	To acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property including investments of all kinds wheresoever situated.

(13)	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

(14)	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(15)	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatsoever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value of property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(16)	To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company or its holding company to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing the profits of the Company or its holding company with its employees and/or the employees of any of its subsidiaries.

(17)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit and to pay premiums in respect of any insurance policies for the benefit of, directors and ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(18)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefore or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(19)	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, merge, consolidate or amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(20)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(21)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit the Company.

(22)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(23)	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(24)	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(25)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(26)	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(27)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(28)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(29)	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(30)	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

(31)	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(32)	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(33)	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments or benefits and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(34)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(35)	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for merger, consolidation or amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(36)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(37)	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(38)	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(39)	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(40)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(41)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(42)	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(43)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(44)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(45)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(46)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €40,000 and US$7,600,000 divided into 40,000 ordinary shares of €1 each, 750,000,000 ordinary shares of US$0.01 each and 10,000,000 preferred shares of US$0.01 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	Thirty-Nine Thousand, Nine Hundred and Ninety-Four Ordinary Shares

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of Emma Hickey Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary	One Ordinary Share

For and on behalf of Jaqueline McGowan-Smyth Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary	One Ordinary Share

For and on behalf of James Heary Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Accountant	One Ordinary Share

For and on behalf of Richard Steen Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

For and on behalf of Dermot Marah Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

Dated the 4th day of June 2009 Witness to the above signatures:

Louise Gaffney Arthur Cox Building Earlsfort Terrace Dublin 2

COMPANIES ACTS 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

COOPER INDUSTRIES PUBLIC LIMITED COMPANY
PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2.	In these articles:

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended by the Companies Acts 1977 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“1983 Act”	means the Companies (Amendment) Act, 1983.

“1990 Act”	means the Companies Act 1990 (No. 33 of 1990).

“Acts”	means the Companies Acts 1963 to 2005, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Clear Days”	in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Ordinary Resolution”	means an ordinary resolution of the Company’s members within the meaning of section 141 of the Act.

“Redeemable Shares”	means redeemable shares in accordance with section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with section 116 of the Act.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of section 141 of the Act.

“the Company”	means the company whose name appears in the heading to these articles.

“the Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“the Group”	means the Company and its subsidiaries from time to time and for the time being.

“the Holder”	in relation to any share, means the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“the Office”	means the registered office from time to time and for the time being of the Company.

“the seal”	means the common seal of the Company.

“the Secretary”	means any person appointed to perform the duties of the secretary or assistant secretary of the Company from time to time and for the time being.

“these articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

(a)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(b)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(c)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(d)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(e)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3. (a)	The share capital of the Company is €40,000 and US$7,600,000 divided into 40,000 ordinary shares of €1 each, 750,000,000 ordinary shares of US$0.01 each and 10,000,000 preferred shares of US$0.01 each.

(b)	The rights and restrictions attaching to the ordinary shares shall be as follows:

(i)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(c).

(c)	The Directors are authorised to issue all or any of the authorised but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

(i)	redeemable at the option of the Company, or the Holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

(ii)	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

(iii)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

(iv)	convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this article 3(c). The Board may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such preferred shares.

The rights conferred upon the Holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this article 3.

(d)

(i)	An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party (who may or may not be a member of the Company) pursuant to which the Company acquires or will acquire ordinary shares in the Company, or an interest in ordinary shares in the Company, from such third party. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

(ii)	Subject to Section 210(4) of the 1990 Act, on a third party (who may or may not be a member of the Company) (the “Acquirer”) agreeing with any member (or with a person who has an interest in the shares in the Company of that member (the “Beneficial Owner”)) of the Company that it will acquire any of the shares in the Company of that member (the “Redeeming Member”), the Board may determine to implement a redemption mechanism in respect of those shares (the “Redemption Mechanism”), such mechanism to be effected in accordance with such procedures and as to such type or types of such transactions as the Board may resolve and publish (if required) from time to time. Under the Redemption Mechanism, the Board may deem the Redeeming Member to have given the Company an irrevocable notice of its wish that the shares the subject of the agreement (the “Notified Shares”) be immediately converted so as to be redeemable, subject to the right of the Redeeming Member or Beneficial Owner to notify the Company of its unwillingness to have such shares so converted as provided for under Section 210(2) of the 1990

Act. The Notified Shares shall thereafter be redeemed immediately before the completion of any such acquisition by the Acquirer for their aggregate nominal value (the “Redemption Amount”) and cancelled or held in treasury in accordance with Part XI of the 1990 Act and the Company will pay such amount to a third party, as nominated by the Board (the “Redemption Agent”). Moreover, the Redemption Agent shall hold the Redemption Amount on trust and apply it in respect of an allotment and issue of ordinary shares for their nominal value, fully paid, in the Company equal in number to the Notified Shares, to the Acquirer (the “New Issue”), such allotment and issue to occur immediately after the redemption of the Notified Shares, or within such other time as the Board may determine. The Board may in its discretion determine that the New Issue be effected by way of a reissue of the treasury shares created pursuant to the redemption of the Notified Shares.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)	pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)	subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes; or

(c)	pursuant to Section 210 of the 1990 Act, convert any of its shares into Redeemable Shares.

5.	Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares or to the authority conferred on the Directors pursuant to article 3 to issue the preferred shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

6. (a)	Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue preferred shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum.

(b)	The redemption or purchase of preferred shares or any class of preferred shares shall not constitute a variation of rights of the preferred Holders where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the ordinary Holders.

(c)	The issue, redemption or purchase of any of the 10,000,000 preferred shares of US$0.01 per share shall not constitute a variation of the rights of the Holders of ordinary shares.

(d)	The issue of preferred shares or any class of preferred shares which rank pari passu with, or junior to, any existing preferred shares or class of preferred shares shall not constitute a variation of the existing preferred shares or class of preferred shares.

7.	The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8. (a)	Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount save in accordance with sections 26(5) and 28 of the 1983 Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	The Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of the Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act, to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

10.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

11.	No person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

12.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

TRANSFER OF SHARES

13. (a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or the transferee (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or the transferee (at its discretion) of those shares and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any regulations made under section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

14.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

15.	The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

16.	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

17.	The Directors shall from time to time fix a record date for the purposes of determining the rights of members entitled to: (i) notice of and/or to vote at any general meeting of the Company or any adjournment or postponement thereof; (ii) consent to corporate action in writing without a general meeting of the company; (iii) receive payment of any dividend or other distribution or allotment of rights; (iv) exercise any rights in respect of any change, conversion or exchange of shares; or (v) for the purpose of any other action permitted by law. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of the business day on which the Board adopts the resolution relating thereto.

18.	Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of Section 121 of the Act.

19.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

TRANSMISSION OF SHARES

20.	In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

21.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

22.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

23.	A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

24.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

25.	The Company may by resolution and, where required, by resolution of a separate class of shareholders:

(a)	divide its share capital into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act;

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(e)	change the currency denomination of its share capital.

26.	The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

27.	Whenever as a result of an alteration or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

GENERAL MEETINGS

28.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

29.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

30. (a)	Extraordinary general meetings, for any purpose or purposes, may be convened by the Chairman or the Board;

(b)	Extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 132 of the Act.

31.	A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

NOTICE OF GENERAL MEETINGS

32. (a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not more than sixty Clear Days’ notice and not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not more than sixty Clear Days’ notice and not less than fourteen Clear Days’ notice.

(b)	Any notice convening a general meeting shall specify the day, time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. Such notice shall be given by mail or by e-mail or electronic communication at the member’s address as it appears on the Register or at any other address given in writing by the member to the Company for such purpose. It shall also, where relevant, give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company who are entitled to vote as of the record date set by the Directors and to the Directors and the Auditors.

(c)	The accidental omission to give notice of a meeting or send an instrument of proxy in relation thereto, or the non-receipt of notice of a meeting by or such instrument of proxy, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

33.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

34.	Except as provided by law, at any extraordinary general meeting, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board.

35.	At any annual general meeting, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any member of the Company who complies with the procedures set forth in this article 35. For business to be properly brought before an annual general meeting by a member, the member must have given timely notice thereof in proper written form to the Secretary and satisfied all requirements under applicable rules promulgated by the United States Securities and Exchange Commission or by the New York Stock Exchange or any other exchange on which the Company’s securities are traded. To be timely for consideration at the annual general meeting, a member’s notice must be received by the Secretary at his or her office not less than 45 calendar days, or such greater length of time as permitted by appropriate rules of the United States Securities and Exchange Commission, in advance of the anniversary of the date that the Company’s proxy statement was released to members in connection with the previous year’s annual general meeting (or no later than 27 January 2010 with respect to the 2010 annual general meeting). To be in proper written form, a member’s notice to the Secretary must set forth as to each matter such member proposes to bring before the annual general meeting: (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and record address of such member, (c) the class or series and number of shares of the Company which are owned beneficially or of record by such member, (d) a description of all arrangements or understandings between such member and any other person or persons (including their names) in connection with the proposal of such business by such member and any material interest of such member in such business, and (e) a representation that such member intends to appear in person or by proxy at the annual general meeting to bring such business before the meeting. To be in proper written form, a member’s notice to the Secretary regarding nomination of any person for election to the Board must also set forth as to each person whom the member proposes to nominate for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of the Company which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. No business shall be conducted at the annual general meeting of members except business brought before the annual general meeting in accordance with the procedures set forth in this article 35; provided, however, that once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this article 35 shall be deemed to preclude any discussions by any shareholder of any such business.

36.	The Holders of shares entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders provided that at any meeting duly called at which a quorum is present, the holders of a majority of the voting shares represented thereat may adjourn such meeting from time to time without notice other than by announcement of the chairman of the meeting; and provided further that any meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 32 in the event that such meeting is to be reconvened. In addition, the Chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and or place if, in his opinion, it would facilitate the conduct of the meeting to do so.

37.	The Chairman (if any) of the Board or, in his or her absence, the lead or presiding non-management director, shall preside as chairman at every general meeting. In the absence of the Chairman of the Board or the lead or presiding non-management director. Directors present shall choose one of their number to act or if one Director only is present he or she shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote at the meeting shall elect one of their number to be chairman.

38.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)	the Chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

39.	Except as provided in article 40, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

40.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

41.	Subject to section 141 of the Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

VOTES OF MEMBERS

42.	Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a show of hands every member present in person and every proxy shall have one vote, but so that no one member shall on a show of hands have more than one vote in respect of the aggregate number of shares of which he is the Holder, and on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

43.	When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

44.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

45.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

46.	Votes may be given either personally or by proxy.

47. (a)	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the New York Stock Exchange or such other exchange or exchanges on which the Company’s shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after 2 years from its date.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of shares as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

48.	Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

49.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

50.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

51. (a)	A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; PROVIDED, HOWEVER, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

52.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

53.	The number of Directors shall not be less than seven nor more than thirteen.

54.	The Board is authorised to fix a reasonable compensation for Directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the Board to be paid to each Director who is not otherwise a salaried secretary, executive or employee of the Company.

55.	Unless the Company otherwise directs, a Director may be or become a director or executive of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or executive of, or from his interest in, such other company.

BORROWING POWERS

56.	The Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

57.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

58.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

59.	A Director who is in any way, whether directly or indirectly, interested in a contract, transaction, appointment or arrangement or proposed contract, transaction, appointment or arrangement with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 194 of the Act, and shall be able to vote in respect of any such contract, appointment or arrangement and shall be counted in the quorum present at the meeting.

60.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

61.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors, secretaries or executives of such other company or providing for the payment of remuneration or pensions to the Directors, secretaries or executives of such other company.

62.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

63.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, countersigned drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine on behalf of the Company.

64.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

65.	The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

66.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or secretaries) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

67.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act;

(b)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is removed from office under either of articles 68 and 70.

APPOINTMENT AND ROTATION OF DIRECTORS

68.	The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office. The term of the initial Class I directors shall terminate on the date of the 2010 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2011 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2012 annual general meeting. At each annual general meeting of members beginning in 2010, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. Save as otherwise permitted in these articles, Directors will be elected by way of Ordinary Resolution of the Company in general meeting. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy may be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

69.	During any vacancy in the Board, the remaining Directors shall have full power to act as the Board. If, at any general meeting of the Company, the number of Directors is reduced below the minimum prescribed by article 53 due to the failure of any persons nominated to be Directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favour of election shall be elected in order to maintain such prescribed minimum number of Directors and each such Director shall remain a Director (subject to the provisions of the Acts and these articles) only until the conclusion of the next annual general meeting of the Company unless such Director is elected by the shareholders during such meeting.

70.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

71.	The Board shall have the power to appoint executives on such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

PROCEEDINGS OF DIRECTORS

72.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Unless a greater number is expressly required by law or these articles, the affirmative votes of a majority of votes cast by the Directors present at a meeting at which a quorum is present shall be the act of the Board. Each director present and voting shall have one vote.

73.	Any Director may participate in a meeting of the Directors by means of telephonic or other similar communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.

74.	The Directors may elect a chairman (“Chairman”) of their meetings and determine the period for which such persons are to hold office. The Chairman shall preside as chairman at every meeting of the Board. In the absence of the Chairman, the Directors present may choose one of their number to be chairman of the meeting.

75.	The Chairman, or at least one third of the Directors, may at any time summon a meeting of the Directors.

76.	Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors stating the place, date and hour shall be given to all Directors either by mail not less than forty eight (48) hours before the date of the meeting, by telephone, facsimile, email, or any other electronic means on not less than twenty four (24) hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any director may waive any notice required to be given by law or under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director. The accidental omission to give notice of a meeting to any Director shall not invalidate the proceedings at that meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any Directors’ meeting.

77.	A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

78.	The Board at any time may elect from its number an executive committee and other committees, each of which shall consist of not less than three Directors. Each member of each such committee shall hold office at the pleasure of the Board and may be removed by the Board at any time with or without cause. Vacancies occurring in the committee may be filled by the Board. During any vacancy on a committee, the remaining members shall have full power to act as the committee. Each committee may prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Board, and, if no such rules shall have been prescribed, the rules applicable to calling and holding meetings of the Board shall apply to the committee meetings. A quorum for any meeting of a committee shall consist of at least 50% of the members in office at the time and at each meeting of the committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members present. Except as the executive committee’s powers and duties may be limited or otherwise prescribed by the Board, the executive committee, during the intervals between the meetings of the Board, shall possess and may exercise all of the powers of the Board in the management and control of the business and property of the Company; and other committees shall have such powers of the Board as shall be from time to time delegated to them by the Board; provided, however, that no committee shall be empowered to elect directors to fill vacancies among the directors or on any committee of the directors. Subject to said exceptions, persons dealing with the Company shall be entitled to rely upon any action of a committee with the same force and effect as though such action had been taken by the Board. Subject to the rights of third persons, any action of a committee shall be subject to revision or alteration by the Board. The Board is authorised to fix a reasonable compensation for members of the committees.

79.	A committee may elect a Chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

80.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

THE SEAL

81. (a)	The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors and every instrument to which the Seal shall be affixed shall be signed by a Director (or by some other person appointed by the Directors for that purpose) and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for that purpose.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

82.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

83.	The Directors may from time to time pay to the members such dividends as appear to the Directors to be justified by the profits of the Company.

84.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

85.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

86.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

87.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by the member to the Company on account of calls or otherwise in relation to the shares of the Company.

88.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

89.	Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

90.	No dividend shall bear interest against the Company.

91.	If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

92. (a)	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)	The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)	If required a copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purpose.

CAPITALISATION OF PROFITS

93.	Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under articles 8(c) and 8(d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution. Whenever such a resolution is passed in pursuance of this article 93, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

AUDIT

94.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

95.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise but only if the use of such electronic or other communication conforms with relevant legislation and provided further that the electronic means or electronic form used has been approved by the Directors).

(a)	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)	by sending, with the consent of the member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b)	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(f)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)	Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i)	Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

96.	Notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

97. (a)	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

98.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

99.	A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

100.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

101. (a)	In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

102.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

103. (a)	Subject to the provisions of and so far as may be admitted by the Acts, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	The Company shall indemnify any current or former executive of the Company (excluding any Directors or Secretary) or any person who is serving or has served at the request of the Company as a director, executive or trustee of another company, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be made a party by reason of the fact that he or she is or was such a director, executive or trustee, provided always that the indemnity contained in this paragraph (b) shall not extend to any matter which would render it void pursuant to the Acts.

(c)	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in paragraph (b) of this article against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(d)	Expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in paragraphs (b) and (c) of this article may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, executive, trustee, or other indemnitee to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorised by these articles.

(e)	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, the memorandum of association of the Company, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, executive or trustee. As used in this paragraph (e), references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a director, executive or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(f)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in Section 200 of the Act.

(g)	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

DESTRUCTION OF DOCUMENTS

104. The Company may destroy:

(a)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner.

SHAREHOLDER RIGHTS PLAN

105.	The Board is hereby expressly authorised to adopt and amend any shareholder rights plan upon such terms and conditions as the Board deems expedient and in the interests of the Company, subject to applicable law.

BUSINESS COMBINATION

106. (a)	The affirmative vote of the holders of not less than 80% of the voting power of the Company on the relevant record date shall be required for the approval or authorisation of any “Business Combination” (as hereinafter defined); provided, however, that the 80% voting requirement shall not be applicable, and the provisions of the Acts and of these articles relating to the percentage of shareholder approval, if any, shall apply to any such Business Combination if:

(i)	The “Continuing Directors” of the Company (as herein defined) by a two-thirds (2/3) vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of issued ordinary shares of the Company that caused the Related Person (as hereinafter defined) involved in the Business Combination to become a Related Person; or

(ii)	If the following conditions are satisfied:

(A)	The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received in the Business Combination by holders of the ordinary shares of the Company, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” (with appropriate adjustments for recapitalisations, reclassifications, share consolidations and divisions and dividends in specie) paid by the Related Person in acquiring any of its holdings of the Company’s ordinary shares, all as determined by two-thirds (2/3) of the Continuing Directors; and

(B)	A proxy statement complying with the requirements of the Exchange Act, as amended, shall have been mailed at least 30 days prior to any vote on the Business Combination, to all shareholders of the Company for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed appropriate by two-thirds (2/3) of the Continuing Directors, the opinion of an investment banking firm selected by two-thirds (2/3) of the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the issued ordinary shares of the Company other than the Related Person involved in the Business Combination.

(b)	For purposes of this article:

(i)        The term “Business Combination” means:

(A)	any merger, consolidation, amalgamation or share exchange of the Company or any of its subsidiaries into or with a Related Person, in each case irrespective of which body corporate or company is the surviving entity;

(B)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Company (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries;

(C)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person;

(D)	the issuance or transfer of any securities of the Company or any of its subsidiaries by the Company or any of its subsidiaries to a Related Person (other than an issuances or transfer of securities which is effected on a pro rata basis to all shareholders of the Company);

(E)	any reclassification of securities (including any share consolidation), recapitalisations or any other transaction involving the Company or any of its subsidiaries, that would have the effect of increasing the voting power of a Related Person;

(F)	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; and

(G)	the entering into of any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii)	The term “Related Person” shall mean any individual, company, partnership or other person or entity other than the Company or any of its subsidiaries which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Regulations under the Exchange Act as in effect at the date of the adoption of these articles by the shareholders of the Company, are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 20% or more of the issued ordinary shares of the Company, and any Affiliate or Associate of any such individual, company, partnership or other person or entity. Notwithstanding the definition of “Beneficial Owner” in this subparagraph (ii), any ordinary shares of the Company that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

(iii)	The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds (2/3) of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole, as of the end of its most recent accounting year ending prior to the time the determination is being made.

(iv)	For the purposes of paragraph (a)(ii)(A) of this article, in the event of a Business Combination in which the Company is the surviving company, the term “other consideration to be received” shall include, without limitation, ordinary shares or other shares of the Company retained by holders of the ordinary shares other than Related Persons or parties to such Business Combination.

(v)	The term “Continuing Directors” shall mean a director who either (i) was a member of the Board immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) was designated (before his or her initial election as director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

(vi)	A “Related Person” shall be deemed to have acquired an ordinary share of the Company at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price paid for said shares shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate, or other person, or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

(vii)	The term “Highest Per Share Price” as used in this article shall mean the highest price determined by two-thirds (2/3) of the Continuing Directors to have been paid at any time by the Related Person for any ordinary share or ordinary shares of the Company. In determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became Related Person. The Highest Per Share Price shall include any brokerage commissions, transfer taxes or duties and soliciting dealers’ fees paid by the Related Person with respect to ordinary shares of the Company acquired by the Related Person.

(c)	Any amendment, change or repeal of this article, or any other amendment of the Company’s articles which would have the effect of modifying or permitting circumvention of the article, shall require the approval, at a meeting of the shareholders of the Company, of the holders of at least 80% of the voting power of the Company on the relevant record date; provided, however, that this paragraph (c) of this article shall not apply to, and such 80% approval shall not be required for, any such amendment, change or repeal recommended to shareholders by two-thirds (2/3) of the Continuing Directors and such amendment, change or repeal so recommended shall require only authorisation by way of Special Resolution of shareholders of the Company on the relevant record date. For the purposes of this paragraph (c) of this article only, if at the time when any such amendment, change, or repeal is under consideration there is no proposed Business Combination (in which event, the definition of Continuing Director in paragraph (b)(v) of this article would be inapplicable), the “Continuing Directors” shall be deemed to be those persons who are members of the Board at the time the Company becomes publicly traded on the New York Stock Exchange plus those persons who are Continuing Directors under paragraph (b)(v)(ii) of this article except that if there are no Continuing Directors under paragraph (b)(v)(i) of this article then the Directors in office at the time such determination is made shall be deemed to be the Continuing Directors.

AMENDMENTS

107.	Notwithstanding any other provisions of these articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of shares required by law or these articles, the affirmative vote of the holders of at least 80% of the Company’s voting power on the relevant record date shall be required to alter, amend or repeal articles 53, 68 and 69 and 106 and 107 (except as provided in article 106(c)).

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	Thirty-Nine Thousand, Nine Hundred and Ninety-Four Ordinary Shares

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of Emma Hickey Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary	One Ordinary Share

For and on behalf of Jacqueline McGowan - Smyth Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Secretary	One Ordinary Share

For and on behalf of James Heary Arthur Cox Building Earlsfort Terrace Dublin 2 Chartered Accountant	One Ordinary Share

For and on behalf of Richard Steen Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

For and on behalf of Dermot Marah Arthur Cox Building Earlsfort Terrace Dublin 2 Solicitor	One Ordinary Share

Dated the 4th day of June 2009 Witness to the above signatures:	Louise Gaffney Arthur Cox Building, Earlsfort Terrace, Dublin 2

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

COOPER INDUSTRIES PUBLIC LIMITED COMPANY

Incorporated the 4th day of June 2009

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Annex C

Relevant Territories

1. Australia	27. Luxembourg
2. Austria	28. Macedonia
3. Belgium	29. Malaysia
4. Bulgaria	30. Malta
5. Canada	31. Mexico
6. Chile	32. Moldova
7. China	33. Netherlands
8. Croatia	34. New Zealand
9. Cyprus	35. Norway
10. Czech Republic	36. Pakistan
11. Denmark	37. Poland
12. Estonia	38. Portugal
13. Finland	39. Romania
14. France	40. Russia
15. Georgia	41. Slovak Republic
16. Germany	42. Slovenia
17. Greece	43. South Africa
18. Hungary	44. Spain
19. Iceland	45. Sweden
20. India	46. Switzerland
21. Israel	47. The Republic of Turkey
22. Italy	48. United Kingdom
23. Japan	49. United States
24. Korea	50. Vietnam
25. Latvia	51. Zambia
26. Lithuania

C-1

Annex D

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2009: NO. 195

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF COOPER INDUSTRIES, LTD.

ORDER FOR DIRECTIONS

UPON READING the Originating Summons filed herein

AND UPON HEARING Counsel for Cooper Industries, Ltd. (the “Company”)

AND UPON READING the First Affidavit of Terrance V. Helz, Associate General Counsel and Secretary, made on June 29, 2009 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1. The Company do convene a meeting (the “Cooper Scheme Meeting”) of the holders of the Class A common shares of the Company as at the Record Date (the “Shareholders”), the Cooper Scheme Meeting to be held at 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas, at 11.00 a.m. Central Time, on 31 August, 2009 or at such other time and date within three months from the date of the Order as may be determined pursuant to resolutions of the board of directors of the Company or a duly authorised committee thereof, for the purpose of considering and if thought fit approving (with or without modification) the scheme of arrangement (the “Cooper Scheme”).

2. This Honourable Court appoints Kirk S. Hachigian, being Chairman of the Board of Directors, President and Chief Executive Officer of Cooper Industries, Ltd., or failing him Gerald B. Smith, being the independent lead director of Cooper Industries, Ltd., or failing him, any other director of Cooper Industries, Ltd. to act as Chairman of the Cooper Scheme Meeting.

3. The Petition herein be set down to be heard on September 4, 2009 at 9.30 a.m.

AND IT IS DIRECTED that:

4. At least 21 days before the day appointed for the Cooper Scheme Meeting a Notice convening the Cooper Scheme Meeting and advertising the date of the hearing of the Petition in the form or substantially in the form of the notice produced to the Court be inserted once each in The Royal Gazette or The Bermuda Sun and the US and international editions of The Wall Street Journal.

5. At least 30 days before the day appointed for the Cooper Scheme Meeting a Notice convening the same and enclosing:

a. a copy of the Cooper Scheme and a copy of the Proxy Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981, in the form or substantially in the form of the document produced to the Court; and

b. a form of proxy for use at the Cooper Scheme Meeting in the form or substantially in the form produced to the Court,

(1) be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the holders of Class A common shares of the Company holding such shares at the address shown on the Register of Members of the Company as at the Record Date or at any other address given in writing by such shareholder to the Company for such purpose, and (2) be available at 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas and by filing the Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission provided that (i) the accidental omission to serve any shareholder with notice of the Cooper Scheme Meeting, or the non-receipt by any shareholder of notice of the Cooper Scheme Meeting, shall not invalidate the proceedings at the Cooper Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. The presence, in person or by proxy, of the holders of a majority of voting power in respect of the Class A common shares issued and entitled to vote at the Cooper Scheme Meeting shall constitute a quorum for the conduct of business at the Cooper Scheme Meeting.

7. Any Shareholder will be able to vote any number of such Shareholder’s shares “for” the Cooper Scheme, to vote any number of such Shareholder’s shares “against” the Cooper Scheme, and to abstain from voting any number of such Shareholder’s shares. In the cases of banks, brokers, and other nominees who hold shares in their name on behalf of others, the vote(s) (or abstention(s)) represent the instruction to the bank, broker or nominee from the underlying beneficiary(ies) or investor(s). If a Shareholder elects to vote a portion of such Shareholder’s shares in favour of the Cooper Scheme, and a portion against the Cooper Scheme, then, subject to any reasonable objections that may be raised, that Shareholder would, for the purpose of the “majority in number” count, be counted as one Shareholder “for” the Cooper Scheme (as to the number of such Shareholder’s shares being voted “for” the Cooper Scheme), and one Shareholder “against” the Cooper Scheme (as to the number of shares being voted “against” the Cooper Scheme).

8. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting Shareholders to vote, including by mail, electronically or otherwise, be approved for use at the Cooper Scheme Meeting.

9. The Chairman of the Cooper Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

10. The Chairman is to be at liberty to accept a faxed or electronic copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

11. The Company be at liberty to set a record date (the “Record Date”) for determining the Shareholders entitled to receive notice of, and to vote at, the Cooper Scheme Meeting, namely July 13, 2009.

12. In the case of joint registered Shareholders, the vote of either holder whether in person or by proxy will be accepted with or without a corresponding vote of the other holder.

13. In the case of a Shareholder which is a corporation, the Shareholder may by written instrument authorize such person as it thinks fit to act as its representative at the Cooper Scheme Meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual. The Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at the Cooper Scheme Meeting on behalf of a Shareholder who is a corporation.

14. The Chairman is to be at liberty to accept a form of proxy, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Shareholder to vote. Should the form of proxy be returned duly signed but without a specific direction as to how the shareholder wishes to vote, the persons appointed as proxies are authorized to vote or abstain at the proxies’ discretion.

15. The Chairman is to be at liberty to appoint inspectors or scrutineers to count and tally the votes cast at the Cooper Scheme Meeting.

16. Within 7 days of the Cooper Scheme Meeting (and in any event no later than the date set for the hearing of the Petition herein) the said Chairman do report the result of the Cooper Scheme Meeting to the Court.

DATED this 2 day of July, 2009

/s/  Ian Kawale
Puisne Judge

Annex E

Expected Timetable

Description	Proposed Date

Record Date for determining the Cooper Industries, Ltd. Class A common shareholders eligible to vote at the shareholder meeting	July 13, 2009
Proxy Statement and form of proxy first mailed to Cooper Industries, Ltd. Class A common shareholders	On or about July 16, 2009
Latest time for submitting forms of proxy:
via Telephone	11:59 p.m., Eastern Time, on August 30, 2009
via Internet	11:59 p.m., Eastern Time, on August 30, 2009
via proxy card	Must be received at any time prior to the commencement of the shareholder meeting
Shareholder meeting	11 a.m., Central Time, on August 31, 2009
Court hearing to sanction the Scheme of Arrangement	September 4, 2009
Anticipated effective date of the Scheme of Arrangement	September 8, 2009
Anticipated Transaction Time	7:30 p.m., Eastern Time, on September 8, 2009

E-1

ADMISSION TICKET
Special Court-Ordered Meeting of Class A Common Shareholders
August 31, 2009, 11:00 a.m. Central Time
54th floor conference room
Chase Tower, 600 Travis,
Houston, Texas 77002
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Please tear off this Admission Ticket. If you plan to attend the Special Court-Ordered Meeting of Class A Common Shareholders,
you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the meeting.
You must present this ticket to gain admission to the meeting.
You should send in your proxy or vote electronically or by telephone even if you plan to attend the meeting.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cooper Industries, Ltd.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL COURT-ORDERED MEETING OF CLASS A COMMON SHAREHOLDERS — August 31, 2009
The undersigned hereby appoints Bruce M. Taten and Terrance V. Helz, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote all of the Class A Common Shares of Cooper Industries, Ltd. that the shareholder(s) is/are entitled to vote at the Special Court-Ordered Meeting of Class A Common Shareholders to be held at 11:00 a.m., Central Time, on August 31, 2009 at 54th floor conference room, Chase Tower, 600 Travis, Houston, Texas 77002 and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and in their discretion upon any matter that may properly come before the meeting or any adjournments or postponements of the meeting.
If you do not wish to vote all of your Class A Common Shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of this proxy card to indicate how you want to vote your Class A Common Shares. You may not split your vote if you are voting by the Internet or by telephone.
THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
This card also constitutes voting instructions for any Class A Common Shares held for the shareholder in Cooper’s Dividend Reinvestment and Stock Purchase Plan and the Cooper Industries Retirement Savings and Stock Ownership Plan, as well as any Class A Common Shares acquired through Cooper’s Employee Stock Purchase Plan that are being held in a book-entry account at Computershare Trust Company, N.A., as described in the proxy statement.
(Continued, and please sign on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 30, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/cbe • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Outside the US, Canada & Puerto Rico, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
• Follow the instructions provided by the recorded message.

Special Court-Ordered Meeting Proxy Card	C0123456789	12345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+
A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain

1. Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex A.	☐	☐	☐

2. If the Scheme of Arrangement is approved, and in connection with the Scheme of Arrangement and the Reorganization, approval of the reduction of the share premium of Cooper Industries plc to allow the creation of distributable reserves that was previously unanimously approved by Cooper Industries, Ltd. and the other current shareholders of Cooper Industries plc (as described in the accompanying proxy statement).
	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements of the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /